                                 SCHEDULE 14A
                                  (RULE 14A)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 2)




Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Roadway Services, Inc
    ----------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Roadway Services, Inc
    ----------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          Roadway Express, Inc. ("REX") common stock, $.01 par value per share
     --------------------------------------------------------------------------
          ("REX Common Stock")
     --------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         Number of shares of Common Stock of Roadway Express, Inc. to be determined
     --------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $
     --------------------------------------------------------------------------

     --------------------
     * Such fee represents 1/50 of 1% of 95% of the book value (based on shareholder's equity) of shares of Common Stock of Roadway Express, Inc. (the amount of shares to be distributed). The aggregate book value of such Common Stock was $223,491,300 at September 9, 1995 and 95% of such value is $225,491,300.

     (4) Proposed maximum aggregate value of transaction:

               Not Applicable
     --------------------------------------------------------------------------

     (5) Total fee paid:

               $44,698.26
     --------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

               $44,698.26
     --------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
               Schedule 14A
     --------------------------------------------------------------------------

     (3) Filing Party:
               Roadway Services, Inc.
     --------------------------------------------------------------------------

     (4) Date Filed:
               October 11, 1995
     --------------------------------------------------------------------------

                                                          ==============
                                                             ROADWAY
                                                          SERVICES, INC.
                                                          --------------

                                                        1077 GORGE BOULEVARD
                                                           AKRON, OH 44310
                                                            P.O. BOX 88
                                                        AKRON, OH 44309-0088

    DANIEL J. SULLIVAN                                     (216) 384-8184
   CHAIRMAN, PRESIDENT                                  FAX: (216) 258-6009
AND CHIEF EXECUTIVE OFFICER


                                                           November 24, 1995

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of the shareholders of Roadway Services, Inc. ("RSI") to be held on December 14, 1995 at 9:00 a.m. Eastern Standard Time, at the offices of Jones, Day, Reavis & Pogue, located at North Point, 901 Lakeside Avenue, Cleveland, Ohio.

    At the Special Meeting, you will be asked to approve the proposed distribution by RSI to holders of RSI's Common Stock of at least ninety-five percent (95%) of the outstanding shares of common stock of Roadway Express, Inc. ("REX"), our largest wholly-owned subsidiary. The distribution will separate RSI into two publicly-owned companies. REX will continue to operate its national long haul, less-than-truckload trucking business. RSI will continue to own and coordinate the operations of its various freight transportation subsidiaries and will directly conduct the business of ROLS. It is anticipated that each holder of RSI Common Stock on the record date for the distribution will receive one share of REX Common Stock for each two shares of RSI Common Stock then held.

    Your Board believes that, following the Distribution, REX, as an independent company, will be better able to manage its cost structure through the increased use of incentive equity-based compensation for salaried and hourly employees which is based solely on REX performance. Your Board also believes that the distribution will allow REX and the other RSI businesses to compete more vigorously in the transportation marketplace without the constraints of the marketing positions of affiliated companies.

    Lastly, your Board believes that each company should be able, after the distribution, to achieve cost savings through focusing resources on its respective operations and through rationalization of its organizational structure. Hence, investors should be better able to evaluate the financial performance of each company, thus enhancing the likelihood that each will achieve appropriate market recognition.

    Your Board has unanimously approved the distribution and unanimously recommends that shareholders vote "FOR" the Distribution Proposals described in the accompanying Proxy Statement. The distribution is subject to certain conditions, including: (i) approval of the distribution by shareholders holding at least a majority of the outstanding shares of RSI's Common Stock; and (ii) receipt of a ruling from the Internal Revenue Service that the distribution will constitute a tax-free distribution for U.S. Federal income tax purposes for both holders of RSI Common Stock and RSI, or, at the option of your Board, an opinion of Jones, Day, Reavis & Pogue that the distribution should constitute a tax-free distribution for U.S. Federal income tax purposes for both holders of RSI Common Stock and RSI.

    At the Special Meeting, RSI shareholders will also be asked to approve: (i) an amendment to our Articles of Incorporation changing RSI's name to "Caliber System, Inc."; and (ii) the Roadway Express, Inc. Management Incentive Stock Plan, both to be effective only following the Distribution.

    DETAILS ABOUT THE DISTRIBUTION AND OTHER IMPORTANT INFORMATION ARE SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT. EVERY SHAREHOLDER SHOULD CONSIDER THESE DOCUMENTS CAREFULLY.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES OF RSI COMMON STOCK THAT YOU OWN, I URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.
                                          Sincerely,

                                          DANIEL J. SULLIVAN

                                          /s/ Daniel J. Sullivan
                                          Chairman, President and
                                          Chief Executive Officer
[LOGO]

                             ROADWAY SERVICES, INC.
                                1077 GORGE BLVD.
                               AKRON, OHIO 44310

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 14, 1995

TO THE SHAREHOLDERS:

     You are hereby notified that a Special Meeting (the "Special Meeting") of the Shareholders of Roadway Services, Inc., an Ohio corporation (the "Company"), will be held on Thursday, December 14, 1995, at 9:00 A.M., Eastern Standard Time, at the offices of Jones, Day, Reavis & Pogue, located at North Point, 901 Lakeside Avenue, Cleveland, Ohio, for the following purposes:

     1. To consider and vote upon three separate but related proposals (collectively, the "Distribution Proposals") described in the accompanying Proxy Statement providing for:

             (i) Proposal One: Approval of the distribution by the Company of at least ninety-five percent (95%) of the outstanding shares of common stock of Roadway Express, Inc., a wholly-owned and Delaware-chartered subsidiary of the Company ("REX"), on the basis of one share of common stock of REX for each two shares of common stock of the Company, as further described in the attached Proxy Statement (the "Distribution");

             (ii) Proposal Two: Approval of an amendment to the Amended Articles of Incorporation of the Company changing the name of the Company to "Caliber System, Inc.", to be effective only following the Distribution (the "Name Change Proposal");

             (iii) Proposal Three: Approval of the adoption by REX of the REX Management Incentive Stock Plan, to be effective only following the Distribution.

     2. To consider such other business as may properly come before the Special Meeting.

     The record date for shareholders entitled to notice of, and to vote at, the Special Meeting is the close of business on November 14, 1995. This Notice, the Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about November 24, 1995.

     The Board of Directors of the Company (the "Company Board") has retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals. If the Company Board takes any such action, it will be on the basis that the Company Board believes that it will be in the best interests of the Company and its shareholders.

     Additionally, the Chairman of the Company Board may determine to withdraw the Name Change Proposal from consideration at the Special Meeting, or if adopted by the shareholders, may determine not to file the amendment to the Amended Articles of Incorporation with the Ohio Secretary of State, if further investigation reveals that "Caliber System, Inc." may not be reasonably available for use by the Company. In such case, the Company intends to propose a change to another name for a vote by shareholders at the next annual meeting of shareholders of the Company.

     THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE DISTRIBUTION PROPOSALS.

     You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting and any adjournment thereof. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

     If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.
                                          D.A. WILSON
                                          Secretary

November 24, 1995

                               TABLE OF CONTENTS

                                                                                    PAGE NO.
PROXY STATEMENT SUMMARY..........................................................        1
  THE SPECIAL MEETING............................................................        1
  CERTAIN SPECIAL CONSIDERATIONS.................................................        2
  BOARD RECOMMENDATION...........................................................        2
  THE DISTRIBUTION...............................................................        2
  ROADWAY SERVICES, INC..........................................................        5
  ROADWAY EXPRESS, INC...........................................................        6
  ROADWAY SERVICES, INC. SUMMARY OF SELECTED HISTORICAL
  AND PRO FORMA FINANCIAL DATA...................................................        7
  ROADWAY EXPRESS, INC. SUMMARY OF SELECTED HISTORICAL
  AND PRO FORMA FINANCIAL DATA...................................................        8
THE SPECIAL MEETING..............................................................        9
  Purpose of the Special Meeting.................................................        9
  Voting Policy..................................................................       10
  Vote Required..................................................................       10
  Employee Benefit Holdings......................................................       11
  Proxies........................................................................       11
  Costs of Solicitation..........................................................       12
  Rights of Dissenting Shareholders..............................................       12
CERTAIN SPECIAL CONSIDERATIONS...................................................       14
  Certain Financial Considerations Related to REX and RSI........................       14
  Pension Benefit Guaranty Corporation...........................................       14
  Advantages and Disadvantages of the Distribution...............................       15
  Competition and Industry Factors...............................................       15
  Certain Tax Considerations.....................................................       15
  Substantial Ownership by REX and RSI Employee Stock Plans Following the
     Distribution................................................................       16
  Intellectual Property -- Trademarks and Tradenames.............................       17
  No Current Public Market for REX Common Stock..................................       17
  Changes in Trading Prices of RSI Common Stock..................................       17
  Dividend Policies..............................................................       18
  Interests of Certain Persons in the Distribution...............................       18
  Comparison of Rights of Shareholders of the Company and REX....................       18
  Governmental Regulation........................................................       18
THE DISTRIBUTION PROPOSALS.......................................................       19
THE DISTRIBUTION.................................................................       19
  Background and Reasons for the Distribution....................................       19
  Opinion of Financial Advisor...................................................       20
  Transactions Prior to or Contemporaneous with the Distribution.................       21
  Manner of Effecting the Distribution...........................................       21
  Fractional Shares..............................................................       22
  Federal Income Tax Consequences of the Distribution............................       22
  Listing and Trading of REX Common Stock........................................       23
  Listing and Trading of Company Common Stock....................................       24
  Different Jurisdiction of Incorporation........................................       24
  Conditions; Termination........................................................       25
  Regulatory Approvals...........................................................       25
  Interest of Certain Persons in the Distribution................................       25
  Accounting Treatment...........................................................       25
RELATIONSHIP BETWEEN RSI AND REX AFTER THE DISTRIBUTION..........................       26

                                                                                    PAGE NO.
                                                                                    --------
  Agreements.....................................................................       26
  Real Estate Transactions.......................................................       28
  Directors......................................................................       29
DIVIDEND POLICIES................................................................       29
  RSI Dividend Policy............................................................       29
  REX Dividend Policy............................................................       29
DIVIDENDS AND PRICE RANGE OF COMPANY COMMON STOCK................................       30
ROADWAY SERVICES, INC. SELECTED HISTORICAL FINANCIAL DATA........................       31
ROADWAY SERVICES, INC. AND SUBSIDIARIES CAPITALIZATION...........................       32
ROADWAY SERVICES, INC. PRO FORMA CONDENSED FINANCIAL STATEMENTS..................       33
RSI MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................................       39
  Background and Business Conditions.............................................       39
  Results of Operations..........................................................       40
  Liquidity and Capital Resources................................................       41
ROADWAY EXPRESS, INC. SELECTED HISTORICAL FINANCIAL DATA.........................       43
ROADWAY EXPRESS, INC. AND SUBSIDIARIES CAPITALIZATION............................       44
REX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS............................................       45
  Results of Operations..........................................................       46
  Liquidity and Capital Resources................................................       47
REX PRO FORMA CONDENSED FINANCIAL STATEMENTS.....................................       49
BUSINESS OF RSI..................................................................       54
  Introduction...................................................................       54
  Strategy.......................................................................       54
  Businesses.....................................................................       54
  Competition....................................................................       55
  Government Regulation..........................................................       56
  Cyclicality....................................................................       56
  Employees......................................................................       56
  Properties.....................................................................       56
  Legal Proceedings..............................................................       57
BUSINESS OF REX..................................................................       58
  Business.......................................................................       58
  Business Strategy..............................................................       58
  Operations.....................................................................       58
  Information and Data Processing Systems........................................       59
  Equipment......................................................................       59
  Competition....................................................................       60
  Government Regulation..........................................................       60
  Insurance and Safety...........................................................       60
  Cyclicality....................................................................       61
  Employees......................................................................       61
  Participation in Multi-Employer Pension Plans..................................       61
  Properties.....................................................................       62
  Legal Proceedings..............................................................       62
HOLDERS OF COMPANY COMMON STOCK..................................................       63

                                                                                    PAGE NO.
                                                                                    --------
HOLDERS OF REX STOCK.............................................................       66
HOLDERS OF RSI STOCK.............................................................       68
RSI MANAGEMENT AND EXECUTIVE COMPENSATION........................................       70
  RSI Board of Directors.........................................................       70
  Director Compensation..........................................................       71
  RSI Executive Officers.........................................................       73
  Executive Compensation and Shareholdings by Executive Officers.................       74
REX MANAGEMENT AND EXECUTIVE COMPENSATION........................................       77
  REX Board of Directors.........................................................       77
  Director Compensation..........................................................       77
  Liability and Indemnification of Directors and Officers........................       77
  Committees of the REX Board of Directors.......................................       78
  REX Executive Officers.........................................................       79
  Executive Compensation and Shareholdings by Executive Officers.................       80
  REX Management Incentive Stock Plan............................................       82
  Federal Income Tax Consequences................................................       86
  Other Stock Plans..............................................................       86
DESCRIPTION OF RSI CAPITAL STOCK.................................................       88
  Authorized Capital Stock.......................................................       88
  RSI Common Stock...............................................................       88
  No Preemptive Rights...........................................................       88
DESCRIPTION OF REX CAPITAL STOCK.................................................       88
  Authorized Capital Stock.......................................................       88
  REX Common Stock...............................................................       88
  No Preemptive Rights...........................................................       88
CERTAIN CHANGE IN CONTROL EFFECTS OF CERTAIN PROVISIONS
  OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF REX.........................       88
  Number of Directors; Removal; Filling Vacancies................................       89
  No Stockholder Action by Written Consent; Special Meetings.....................       89
  Advance Notice Provisions for Stockholder Nominations and Stockholder
     Proposals...................................................................       89
  Preferred Stock................................................................       90
  Amendment of Certain Provisions of the Certificate of Incorporation and
     By-Laws.....................................................................       90
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................       91
CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE
  LAW AND CHARTER DOCUMENTS GOVERNING REX AND
  THE LAW AND CHARTER DOCUMENTS GOVERNING RSI....................................       93
  Certain Voting Rights..........................................................       93
  Special Meetings of Stockholders; Stockholder Action by Written Consent........       93
  Amendment of Certificate of Incorporation and By-Laws..........................       94
  Board-Approved Preferred Stock.................................................       95
  Cumulative Voting of Shares....................................................       95
  Number of Directors............................................................       95
  Removal of Directors...........................................................       95
  Dissenters' Rights.............................................................       95
  Payment of Dividends...........................................................       96
  Repurchase of Shares...........................................................       96
  Control Share Acquisition Statute..............................................       96
  Merger Moratorium Statutes.....................................................       97
  Profit Disgorgement Statute....................................................       98

                                                                                    PAGE NO.
                                                                                    --------
AMENDMENT TO THE AMENDED ARTICLES
  OF INCORPORATION OF THE COMPANY................................................       98
  Name Change....................................................................       98
  Recommendation.................................................................       98
APPROVAL OF THE ADOPTION OF THE
  REX MANAGEMENT INCENTIVE STOCK PLAN............................................       98
  Recommendation.................................................................       99
OTHER MATTERS....................................................................       99
EXPERTS..........................................................................       99
SHAREHOLDER PROPOSALS............................................................       99
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................       99
AVAILABLE INFORMATION............................................................      100
REPORTS OF REX...................................................................      100
INDEX TO FINANCIAL STATEMENTS AND SCHEDULE.......................................      F-1
ANNEX A -- DISSENTER'S RIGHTS....................................................      A-1
ANNEX B -- FAIRNESS OPINION OF GOLDMAN, SACHS & CO...............................      B-1
ANNEX C -- ROADWAY EXPRESS, INC. MANAGEMENT INCENTIVE STOCK PLAN.................      C-3

                            PROXY STATEMENT SUMMARY

     The following is a summary of certain information contained in this Proxy Statement. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Proxy Statement. Throughout this Proxy Statement (i) the term "the Company" refers to Roadway Services, Inc. before the Distribution, (ii) the term "RSI" refers to Roadway Services, Inc. after the Distribution, (iii) the term "REX" refers to Roadway Express, Inc. before and after the Distribution, (iv) the term "Company Common Stock" refers to Roadway Services, Inc. Common Stock before the Distribution, (v) the term "RSI Common Stock" refers to Roadway Services, Inc. Common Stock after the Distribution and (vi) the term "REX Common Stock" refers to Roadway Express, Inc. Common Stock after the Distribution. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

THE SPECIAL MEETING

  DATE, TIME AND PLACE OF
  SPECIAL MEETING            A Special Meeting (the "Special Meeting") of the
                             shareholders of the Company will be held on December 14, 1995 at 9:00 A.M., Eastern Standard
                             Time, at the offices of Jones, Day, Reavis & Pogue,
                             North Point, 901 Lakeside Avenue, Cleveland, Ohio.

  PURPOSE OF THE SPECIAL
  MEETING At the Special Meeting, holders of Company Common Stock will be asked to consider and vote upon the following "Distribution Proposals":

                               Proposal One: Approval of the Distribution;

                               Proposal Two: Approval of an amendment to the Amended Articles of Incorporation of the Company changing the name of the Company to "Caliber System, Inc.", to be effective only following the Distribution; and

                               Proposal Three: Approval of the adoption by REX of the REX Management Incentive Stock Plan, to be effective only following the Distribution.

  VOTING Holders of record of Company Common Stock at the close of business on November 14, 1995 (the "Special Meeting Record Date") are entitled to notice of, and to vote at, the Special Meeting. Each share of Company Common Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote on each matter presented at the Special Meeting. All such shares entitled to notice of and to vote at the Special Meeting are referred to herein as "Record Shares". The presence in person or by proxy of shareholders holding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares will constitute a quorum for the transaction of business at the Special Meeting.

  VOTE REQUIRED              Approval of Proposals One and Two at the Special
                             Meeting will require the affirmative vote of holders of a majority of the outstanding Record
                             Shares. Approval of Proposal Three at the Special
                             Meeting will require the affirmative vote of holders of a majority of the outstanding Record
                             Shares present in person or by proxy at the Special
                             Meeting. See "The Special Meeting -- Vote
                             Required".

  DISSENTERS' RIGHTS         If, under Ohio law, the Distribution constitutes a
                             disposition of substantially all of the assets of the Company, shareholders of the Company who comply with the requirements of Ohio Revised Code
                             ("O.R.C.") Section 1701.85 will be entitled to dissent from Proposal One. The Company, however, does not believe that, under Ohio law, the Distribution would be a disposition of substantially all of the assets of the Company and, accordingly, does not believe that dissenters' rights would arise by reason of the Distribution.
                             If, contrary to the Company's belief, such rights of dissent are available, shareholders who perfect dissenters' rights in accordance with O.R.C.
                             Section 1701.85 will be entitled to the "fair cash value" of their Company Common Stock, determined in accordance with the statutory procedure. See "The
                             Special Meeting -- Rights of Dissenting
                             Shareholders". A condition to the Distribution is that, if, contrary to the Company's belief, dissenters' rights are available under Ohio law, a claim of dissenters' rights shall not have been properly asserted by holders of more than 1% of the outstanding shares of Company Common Stock. See
                             "The Distribution -- Conditions; Termination".

CERTAIN SPECIAL
CONSIDERATIONS               Shareholders should carefully consider the factors
                             discussed under "Certain Special Considerations" as well as the other information set forth herein before voting on the Distribution Proposals.

BOARD RECOMMENDATION         THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT
                             SHAREHOLDERS VOTE "FOR" ALL OF THE DISTRIBUTION
                             PROPOSALS.

THE DISTRIBUTION

  BACKGROUND AND REASONS
  FOR THE DISTRIBUTION       The Company Board believes that, following the
                             Distribution, (i) REX, as an independent company, will be able to manage its cost structure more effectively and incentivize its employees through the increased use of cash and equity-based incentive compensation for both salaried and hourly employees, which is based solely on REX performance, (ii) the Distribution will allow both companies to better compete in the transportation marketplace without the constraints of the marketing position of affiliated companies, (iii) each company should be able to achieve certain cost savings through focusing resources on its respective operations and through rationalization of its organizational structure, and (iv) investors should be able to better evaluate the financial performance of each company, thus enhancing the likelihood that each will achieve appropriate market recognition.

  DISTRIBUTION RECORD DATE
  AND DISTRIBUTION           It is expected that the Company Board will declare
                             the Distribution after the Special Meeting. The
                             "Distribution Record Date" will be established by the Company Board after the Special Meeting and shortly before the Distribution. The "Distribution
                             Date" will be established by the Company Board and is presently expected to be on or about December
                             31, 1995. On the Distribution Date, the Company will deliver shares of REX Common Stock to the Distribution Agent. The Distribution Agent will mail certificates as soon as practicable thereafter.

  SHARES TO BE DISTRIBUTED   The Distribution will be made to holders of record
                             on the Distribution Record Date of issued and outstanding shares of Company Common Stock. Each shareholder will receive one share of REX Common
                             Stock for each two shares of Company Common Stock then held by such shareholder.

  FRACTIONAL SHARES          No certificates representing fractional shares will
                             be issued. Fractional share interests will be sold by the Distribution Agent and the net proceeds
                             (after deduction of brokerage fees) will be remitted to shareholders who would otherwise be entitled to the fractional shares.

  DISTRIBUTION AGENT         KeyCorp Shareholder Services, Inc. will be the
                             Distribution Agent (the "Distribution Agent") for the Distribution.

  FEDERAL INCOME TAX
  CONSEQUENCES OF THE
  DISTRIBUTION               The Distribution will not occur unless, on or
                             before the Distribution Date, the Company has received (i) a ruling from the IRS to the effect that the Distribution will constitute a "spin-off", under Section 355 of the Internal Revenue Code, tax-free to the Company and its shareholders or
                             (ii) an opinion of Jones, Day, Reavis & Pogue, counsel to the Company, to the effect that the Distribution should constitute a spin-off tax-free to the Company and its shareholders. If the Distribution so qualifies, the receipt of REX
                             Common Stock will be tax-free for Federal income tax purposes to the Company shareholders, and RSI will not recognize income, gain or loss, solely as a result of the Distribution. Company shareholders will be required to apportion their tax basis in the Company Common Stock held by them immediately before the Distribution between the RSI Common
                             Stock and the REX Common Stock received in the Distribution based on the relative fair market values of such stocks on the Distribution Date. See
                             "The Distribution -- Federal Income Tax
                             Consequences of the Distribution".

  COMPARISON OF RIGHTS OF
  SHAREHOLDERS OF THE
  COMPANY AND REX            The rights of the Company's shareholders will
                             continue to be governed by Ohio law and the Company's charter documents after the Distribution.
                             The rights of REX stockholders, however, will be governed by Delaware law and REX's charter documents. There are certain differences between Delaware and Ohio corporate law, as well as differences between the charter documents of the Company and the charter documents of REX, including, among other things, the calling of special meetings of shareholders, the number of directors, rights of shareholders to dissent, limitation of directors' liability and amendment of corporate governance documents. See "Certain
                             Significant Differences between the Law and Charter
                             Documents Governing REX and the Law and Charter
                             Documents Governing RSI".

  ACCOUNTING TREATMENT       Upon approval of the Distribution Proposals at the
                             Special Meeting, the Company will present the business of REX as a discontinued operation to the extent financial information for periods prior to the Distribution is required to be included in the Company's historical financial statements. After the Distribution, the business of REX will be reflected in separate consolidated financial statements. See "The Distribution -- Accounting
                             Treatment".

  LISTING OF RSI COMMON
  STOCK The Company Common Stock is currently traded on the Nasdaq Stock Market-National Market System ("Nasdaq-NMS"). Application has been made to list the Company Common Stock on the New York Stock Exchange ("NYSE"). It is expected that, prior to the Distribution, the Company Common Stock will commence trading on the NYSE under the trading symbol "CBB". In such event, the Company Common Stock will no longer trade on the Nasdaq-NMS.

                             There is currently no market for the REX Common Stock. After the Distribution it is expected that REX Common Stock will be traded on the Nasdaq-NMS under the symbol "ROAD".

  LIMITED RELATIONSHIPS
  BETWEEN THE COMPANIES
  AFTER THE DISTRIBUTION     REX and RSI plan to enter into agreements effective
                             following the Distribution, including agreements related to tax matters, data processing, alternative dispute resolution, employee matters, intellectual property, services and support, and real estate. See "Relationship between RSI and REX after the Distribution".

  DIVIDEND POLICIES          The amount and payment of dividends by RSI and REX
                             after the Distribution will be subject to the discretion of the respective companies' Boards of Directors. Dividend decisions will be based on, and affected by, a number of factors, including future operating results and financial requirements of RSI and REX on a stand-alone basis. See "Dividend
                             Policies".

  CONDITIONS TO THE
  DISTRIBUTION               The Distribution is conditioned upon, among other
                             things, (i) receipt of a ruling from the IRS to the effect that the Distribution will constitute a tax-free distribution for U.S. Federal income tax purposes for both holders of Company Common Stock and the Company, or, at the option of the Company
                             Board, an opinion of Jones, Day, Reavis & Pogue, the Company's counsel, to the effect that the Distribution should constitute a tax-free distribution for Federal income tax purposes for both holders of Company Common Stock and the Company; (ii) approval of the Distribution by holders of at least a majority of the outstanding
                             Company Common Stock; (iii) the Registration
                             Statement on Form 10 under the Securities Exchange
                             Act of 1934, as amended (the "Exchange Act"), filed by REX with the Securities and Exchange Commission
                             (the "Commission") being effective; and (iv) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transactions contemplated by the Distribution, which conditions are not waivable. Even if all conditions are satisfied the Company Board has reserved the right to abandon, defer or modify the Distribution. See "The Distribution -- Conditions;
                             Termination".

ROADWAY SERVICES, INC.
  BUSINESS AFTER THE
   DISTRIBUTION              RSI is a holding company that after the
                             Distribution will be engaged directly in the contract logistics services business and through its operating companies in express small package delivery services, less-than-truckload ("LTL") trucking and related transportation activities. Its remaining operating companies are Roadway Package
                             System, Inc. ("RPS"), Roadway Regional Group, Inc.
                             ("RRG"), which is the corporate parent of Viking
                             Freight System, Inc., Spartan Express, Inc., Coles
                             Express, Inc. and Central Freight Lines, Inc., and
                             Roberts Express, Inc. ("Roberts"). The business of
                             Roadway Logistics Systems, Inc. ("ROLS"), which operates the contract logistics services business, will be merged into RSI prior to the Distribution.

                             RSI's carrier operating units provide
                             transportation services to meet customer requirements based on shipment size, distance, and time in transit. ROLS provides contract logistics services designed to develop customized solutions for customers' distribution needs. The operating units compete in portions of the transportation market, none of which is dominated by a single carrier or small number of carriers with one exception. The surface small package shipping market, in which RPS competes, is dominated by United Parcel Service. See "Business of RSI". On November 6, 1995, the Company Board announced plans to exit the air-freight business served by Roadway Global Air, Inc. ("RGA"). See "Roadway Services, Inc. Pro Forma Condensed Financial Statements".

  PRINCIPAL OFFICE           Roadway Services, Inc.
                             1077 Gorge Boulevard
                             Akron, Ohio 44310
                             P.O. Box 88
                             Akron, Ohio 44309-0088
                             (216) 384-8184

ROADWAY EXPRESS, INC.

  BUSINESS AFTER THE
  DISTRIBUTION               REX, a Delaware corporation founded in 1930,
                             provides primarily nationwide, long-haul LTL freight services in the United States. It provides similar LTL service in Canada through its wholly-owned subsidiary, Roadway Express (Canada),
                             Inc. Service in Mexico is provided through TNL-Roadway S.A. de C.V., a company in which REX owns 70% of the capital stock and which functions as a logistics company for customers by coordinating the handling and flow of their shipments. REX serves over half a million customers in North America and offers service to 62 countries worldwide. Based on revenues for the year ended
                             December 31, 1994, REX is one of the largest LTL motor carriers in the United States.

                             REX operations consist of an extensive
                             transportation network which provides primarily LTL shipments of general commodity freight. LTL shipments require less than the full cargo and/or weight-capacity of a trailer which are thus most efficiently transported by sharing trailer capacity with other LTL shipments. General commodities include, among other things, apparel, appliances, automotive parts, chemicals, food, furniture, glass, machinery, metal and metal products, non-bulk petroleum products, rubber, textiles, wood, and miscellaneous manufactured products. During the 36 weeks ended September 9, 1995, no single customer accounted for more than 2% of REX's total revenues, and the ten largest customers accounted for less than 8% of REX's total revenues. See "Business of REX".

  PRINCIPAL OFFICE           Roadway Express, Inc.
                             1077 Gorge Boulevard
                             Akron, Ohio 44310
                             P.O. Box 471
                             Akron, Ohio 44309-0471
                             (216) 384-1717

                             ROADWAY SERVICES, INC.
                               ------------------

          SUMMARY OF SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth summary consolidated historical financial data of the Company and pro forma financial data of RSI. The summary historical data has been derived from and should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and unaudited financial data included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 9, 1995, both of which are incorporated herein by reference. The summary pro forma financial data has been derived from the RSI unaudited pro forma condensed financial statements for the thirty-six weeks ended September 9, 1995 and September 10, 1994 and for the year ended December 31, 1994 included elsewhere in this Proxy Statement and should be read in conjunction with the information set forth therein.

--------------------------------------------------------------------------------

                                  PRO FORMA (A)                                       HISTORICAL
                          -----------------------------  --------------------------------------------------------------------
                           THIRTY-SIX WEEKS               THIRTY-SIX WEEKS ENDED
                                 ENDED
                           (THREE QUARTERS)      YEAR        (THREE QUARTERS)
                          -------------------   ENDED    ------------------------             YEAR ENDED DECEMBER 31,
                          SEPT. 9,  SEPT. 10,  DEC. 31,  SEPT. 9,      SEPT. 10,      ---------------------------------------
                            1995      1994       1994      1995           1994         1994       1993       1992       1991
                          --------  ---------  --------  ---------     ----------     ------     ------     ------     ------
                                        (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue..................  $1,647    $ 1,559    $2,328    $ 3,293        $3,045(b)    $4,572(b)  $4,156     $3,578     $3,177
Operating expenses.......   1,545      1,439     2,158      3,276         3,033(b)     4,520(b)(c)  3,952    3,341      2,971
Operating income.........     102        120       170         17            12(b)        52(b)(c)    204      237        206
Pro forma income from
  continuing
  operations.............      68         73       101
Pro forma income per
  share from continuing
  operations.............    1.73       1.86      2.58
Net income...............                                       6             6(b)        20(b)(c)    101(d)    147       127
Net income per share.....                                    0.16          0.15(b)      0.50(b)(c)   2.56(d)   3.73      3.27
BALANCE SHEET DATA:
Current assets...........     403                             675           667          643        619        698        550
Carrier operating
  property...............     824                           1,294         1,138        1,210      1,126        896        852
Total assets.............   1,369                           2,064         1,904        1,949      1,846      1,681      1,489
Long-term debt...........      --                              --            --           --         --         --         --
Shareholders' equity.....     741                             982         1,014        1,015      1,047      1,021        890
OTHER DATA:
Book value per common
  share..................   18.77                           24.88         25.73        25.76      26.60      25.71      22.72
Cash dividends declared
  per common share.......    1.05       1.05      1.40       1.05          1.05         1.40      1.375      1.275      1.175


                            1990
                           ------

INCOME STATEMENT DATA:
Revenue..................  $2,971
Operating expenses.......   2,782
Operating income.........     189
Pro forma income from
  continuing
  operations.............
Pro forma income per
  share from continuing
  operations.............
Net income...............     119
Net income per share.....    3.05
BALANCE SHEET DATA:
Current assets...........     442
Carrier operating
  property...............     811
Total assets.............   1,341
Long-term debt...........      --
Shareholders' equity.....     778
OTHER DATA:
Book value per common
  share..................   20.15
Cash dividends declared
  per common share.......    1.10

---------------

(a) On November 6, 1995, the Company Board announced plans to exit the air freight business served by RGA, RSI's worldwide air freight subsidiary. The Company estimated a pre-tax charge of approximately $65 million for the operation's discontinuance which is not reflected in the pro forma financial statements. On November 17, 1995, the Company announced an agreement with an air freight company to provide continuing services to RGA's former U.S. customers and to sell certain limited U.S. assets. Although no assurances can be given, discussions are continuing with respect to the disposition of other U.S. assets and with an international freight forwarder with respect to the non-U.S. operations of RGA. The estimate of the pre-tax charge does not include the effects of any transactions or any sale proceeds which may be realized. No revised estimate is available as of the date of this Proxy Statement. The pro forma income statement data assumes the Distribution and the discontinuance of the operations of RGA were completed on January 1, 1995 or January 1, 1994, as applicable and accordingly does not include the results of REX or RGA. The pro forma balance sheet data assumes the Distribution and the discontinuance of the operations of RGA were completed on September 9, 1995. Such information may not be indicative of the results that would have occurred had the Distribution and such discontinuance occurred on those respective dates.

(b) Includes the effect of a 24-day Teamsters strike against REX in the second quarter of 1994.

(c) Includes the net after tax effect of $13.7 million ($0.35 per share) related to an employment tax settlement with the IRS in 1994 as described in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

(d) Includes a net charge of $18.1 million ($0.46 per share) for the cumulative effect of accounting changes for the after tax effect of postretirement benefits other than pensions and income taxes as described in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                             ROADWAY EXPRESS, INC.
                               ------------------

          SUMMARY OF SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth summary consolidated historical and pro forma financial data for REX. The summary historical data as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992 has been derived from and should be read in conjunction with the audited consolidated financial statements of REX contained elsewhere in this Proxy Statement. The historical financial data is unaudited except for the years ended December 31, 1994, 1993 and 1992. The data set forth below and the historical financial statements of REX contained in this Proxy Statement are presented as if REX were a separate entity for all periods presented. The summary pro forma financial data has been derived from the REX unaudited pro forma condensed financial statements for the thirty-six weeks ended September 9, 1995 and September 10, 1994 and for the year ended December 31, 1994 included elsewhere in this Proxy Statement and should be read in conjunction with the information set forth therein.

--------------------------------------------------------------------------------

                                    PRO FORMA (A)                                            HISTORICAL
                           --------------------------------      ------------------------------------------------------------------
                            THIRTY-SIX WEEKS                      THIRTY-SIX WEEKS ENDED
                                  ENDED
                            (THREE QUARTERS)        YEAR             (THREE QUARTERS)
                           -------------------      ENDED        ------------------------            YEAR ENDED DECEMBER 31,
                           SEPT. 9,  SEPT. 10,    DEC. 31,       SEPT. 9,      SEPT. 10,      -------------------------------------
                             1995      1994         1994           1995           1994          1994          1993          1992
                           --------  ---------    ---------      ---------     ----------     ---------     ---------     ---------
                                           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue....................  $1,570   $ 1,443(b)   $ 2,171          $1,570        $1,443 (b)     $2,171(b)     $2,324        $2,186
Operating expenses.........   1,588     1,495(b)     2,205           1,585         1,491 (b)      2,200(b)      2,251         2,088
Operating income (loss)....     (18)      (52)(b)      (34)            (15)          (48 )(b)       (29)(b)        73            98
Net income (loss)..........     (15)      (29)(b)      (24)            (13)          (27 )(b)       (21)(b)        26(d)         61
Pro forma net income (loss)
  per share (c)............   (0.73)    (1.40)(b)    (1.17)(b)
BALANCE SHEET DATA:
Current assets.............     277                                    277           286            272           235           231
Carrier operating
  property.................     440                                    440           456            474           505           472
Total assets...............     734                                    720           742            746           740           705
Long-term debt.............      --                                     --            --             --            --            --
Shareholder's equity.......     213                                    235           250            256           300           301
OTHER DATA:
Pro forma book value per
  common share (c).........   10.25                                  11.33         12.07          12.34         14.50         14.41
(AMOUNTS IN THOUSANDS)
Tons of freight -- LTL.....................................          4,108         3,734          5,598         6,221         5,873
                 TL........................................            995           981          1,439         1,639         1,587
                 Total.....................................          5,103         4,715          7,037         7,860         7,460
Intercity miles............................................        431,957       387,138        588,499       648,831       601,659
Ton miles..................................................      6,538,605     5,873,308      8,792,871     9,714,031     9,170,521
Number of employees........................................             26            27             27            27            26


                               1991          1990
                             ---------     ---------

INCOME STATEMENT DATA:
Revenue....................     $2,063        $1,982
Operating expenses.........      1,960         1,885
Operating income (loss)....        103            97
Net income (loss)..........         62            60
Pro forma net income (loss)
  per share (c)............
BALANCE SHEET DATA:
Current assets.............        223           225
Carrier operating
  property.................        479           488
Total assets...............        704           716
Long-term debt.............         --            --
Shareholder's equity.......        298           321
OTHER DATA:
Pro forma book value per
  common share (c).........      14.47         15.81
(AMOUNTS IN THOUSANDS)
Tons of freight -- LTL.....      5,634         5,528
                 TL........      1,605         1,587
                 Total.....      7,239         7,115
Intercity miles............    583,839       560,711
Ton miles..................  8,833,070     8,536,483
Number of employees........         26            26

---------------

(a) The pro forma income statement data assumes the Distribution was completed on January 1, 1995 or January 1, 1994, as applicable. The pro forma balance sheet data assumes the Distribution was completed on September 9, 1995. Such information may not be indicative of the results that would have occurred had the Distribution occurred on those respective dates.
(b) Includes the effect of a 24-day Teamsters strike against REX in the second quarter of 1994.
(c) Pro forma per share data is computed based on the equivalent shares outstanding for all periods presented. The number of shares was determined based on the Distribution ratio of REX Common Stock to RSI Common Stock.
(d) Includes a charge of $14.7 million ($.71 on a pro forma per share basis) for the cumulative effect of accounting changes for postretirement benefits other than pensions and income taxes as described in the notes to the consolidated financial statements of REX included elsewhere in this Proxy Statement.

                                PROXY STATEMENT

                             ROADWAY SERVICES, INC.
                                1077 GORGE BLVD.
                               AKRON, OHIO 44310

           SPECIAL MEETING OF SHAREHOLDERS OF ROADWAY SERVICES, INC.
                        TO BE HELD ON DECEMBER 14, 1995

     This Proxy Statement is being provided to the shareholders of the Company in connection with the solicitation by the Company's Board of Directors (the "Company Board") of proxies to be used at the Special Meeting of Shareholders to be held on Thursday, December 14, 1995, at 9:00 A.M., Eastern Standard Time, at the offices of Jones, Day, Reavis & Pogue, located at North Point, 901 Lakeside Avenue, Cleveland, Ohio, and any adjournment thereof. The Notice of Special Meeting of Shareholders, this Proxy Statement and the form of Proxy are being mailed on or about November 24, 1995 to shareholders of record on November 14, 1995 ("the Special Meeting Record Date").

                              THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, shareholders will be asked to approve the proposed distribution by the Company to holders of the Company Common Stock of at least ninety-five percent (95%) of the outstanding shares of the REX Common Stock, (the "Distribution"). Each holder of record of Company Common Stock on the Distribution Record Date (other than shareholders who properly exercise their dissenters' rights under Ohio law, if, contrary to the Company's belief, dissenters' rights are available under Ohio law) will receive one share of REX Common Stock for each two shares of Company Common Stock held on the Distribution Record Date. No consideration will be paid by the holders of Company Common Stock for the REX Common Stock.

     The Company Board has conditioned the Distribution upon, among other things: (i) approval of Proposal One by shareholders holding at least a majority of the outstanding shares of Company Common Stock; (ii) receipt of a ruling from the Internal Revenue Service (the "IRS"), in form and substance satisfactory to the Company Board, to the effect that the Distribution will constitute a tax-free distribution for Federal income tax purposes for both holders of Company Common Stock and the Company, or, at the option of the Company Board, an opinion of Jones, Day, Reavis & Pogue, the Company's counsel, in form and substance satisfactory to the Company Board, that the Distribution should constitute a tax-free distribution for U.S. Federal income tax purposes for both holders of Company Common Stock and the Company; and (iii) if, contrary to the Company's belief, dissenters' rights are available under Ohio law, a claim of dissenters' rights by holders of less than 1% of the Company Common Stock. Conditions (i) and (ii) in the preceding sentence cannot be waived by the Company Board. See "The Distribution -- Conditions; Termination".

     The Distribution will separate the Company into two publicly-owned companies. After the Distribution, REX will continue to operate its long haul, LTL trucking business; RSI will continue to operate the remainder of the Company's transportation services business.

     The Company Common Stock is currently traded on the Nasdaq-NMS. The Company has filed an application to list the Company Common Stock on the NYSE and expects that, prior to the Distribution Date, the Company Common Stock will commence trading on the NYSE under the trading symbol "CBB". In such event, the Company Common Stock will no longer be traded on the Nasdaq-NMS. REX has filed an application to list REX Common Stock on the Nasdaq-NMS under the symbol "ROAD".

     FOR A DESCRIPTION OF CERTAIN SPECIAL CONSIDERATIONS IN CONNECTION WITH THE DISTRIBUTION, SEE "CERTAIN SPECIAL CONSIDERATIONS".

     At the Special Meeting shareholders will also be asked to approve two other Distribution Proposals to be effective only following the Distribution: (i) an amendment to the Amended Articles of Incorporation of the Company changing the name of the Company to "Caliber System, Inc."; and (ii) approval of the adoption by REX of the REX Management Incentive Stock Plan.

     Although the Company does not believe that shareholder approval of the Distribution is required under Ohio law, the Company Board has made shareholder approval of the Distribution (along with shareholder approval of each of the other Distribution Proposals) a condition to Distribution because of the importance of the Distribution to the Company and its shareholders. THE EFFECTIVENESS OF DISTRIBUTION PROPOSALS TWO AND THREE IS CONDITIONED UPON THE APPROVAL OF DISTRIBUTION PROPOSAL ONE. The Company Board has further retained discretion, even if shareholder approval of Distribution Proposal One is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals. See "The Distribution -- Conditions; Termination". If the Company Board takes any such action, it will be on the basis that the Company Board believes such action will be in the best interests of the Company and its shareholders.

     Additionally, the Chairman of the Company Board may determine to withdraw the Name Change Proposal from consideration at the Special Meeting, or if adopted by the shareholders, may determine not to file the amendment to The Amended Articles of Incorporation with the Ohio Secretary of State, if further investigation reveals that "Caliber System, Inc." may not be reasonably available for use by the Company. In such case, the Company intends to propose a change to another name for a vote by shareholders at the next annual meeting of shareholders of the Company.

     THE COMPANY BOARD HAS UNANIMOUSLY APPROVED THE DISTRIBUTION AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSALS CONSTITUTING THE DISTRIBUTION PROPOSALS (AS DEFINED HEREIN).

VOTING POLICY

     Shares can be voted only if the shareholder is present in person or by proxy. The Company has adopted a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that the Company will furnish shareholders the opportunity to request confidential treatment of their votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Special Meeting. Confidential treatment will not apply when disclosure is required by law or under circumstances such as a proxy contest.

VOTE REQUIRED

     The Company believes that under Ohio law, which governs the Distribution, a vote of shareholders is not required in connection with the Distribution. Ohio law requires the approval by the holders of at least two-thirds (or if a corporation's articles so provide or permit, by the affirmative vote of a greater or lesser proportion, but not less than a majority) of a corporation's outstanding shares entitled to vote thereon for a lease, sale, exchange, transfer, or other disposition of all, or substantially all, of the assets of a corporation. The Company has provided in its Amended Articles of Incorporation that the approval required for a disposition of all or substantially all of the assets of the Company is the affirmative vote of at least a majority of the Company's outstanding shares entitled to vote thereon, provided that at least 87.5% of the Company Board has voted to recommend approval of the disposition of substantially all of the assets of the Company or to proceed to the shareholders with a proposal for a disposition of substantially all of the assets of the Company. The Company believes that the Distribution is not a disposition of substantially all of the assets of the Company. Although the Company believes that shareholder approval is not required on Proposal One, the Company is seeking to obtain the views of its shareholders because of the importance of the Distribution to shareholders. The affirmative vote of at least a majority of the Record Shares is required for approval of Proposal One and Proposal Two. The affirmative vote of at least a majority of the Record Shares present in person or represented by proxy at the Special Meeting is required to approve Proposal Three. The Company Board has unanimously recommended approval of the Distribution Proposals.

     Each share of Company Common Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. As of the Special Meeting Record Date there were 39,069,312 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will be treated as though they were votes against the Distribution Proposals.

     The Company Board has designated R. A. Chenoweth, Director, Daniel J. Sullivan, Director, Chairman, Chief Executive Officer and President, and D. A. Wilson, Senior Vice President-Finance and Planning, Chief Financial Officer and Secretary, as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

EMPLOYEE BENEFIT HOLDINGS

     Each participant in the employee benefit plans of the Company who has Company Common Stock allocated to his or her accounts in each of the Roadway Services, Inc. Stock Bonus Plan, the Roadway Services, Inc. Stock Savings and Retirement Income Plan and the Roadway Services, Inc. Employee Stock Ownership Plan is entitled to instruct the trustee of the respective Plan as to the voting of any full or partial shares of Company Stock allocated to his or her accounts as of the Special Meeting Record Date. The trustee for each Plan will provide each participant therein with a copy of this Proxy Statement and a blank form to instruct the trustee how to vote the shares of Company Common Stock allocated to his or her account as of the Special Meeting Record Date. Upon receipt of such instructions, the trustee will vote the shares (or, if applicable, exercise any dissenters' rights) as instructed. The trustee will vote all other Company Common Stock in its possession (including shares for which it does not receive instruction, from participants in the respective plan) in its discretion, unless directed as to such vote by the committee administering the Plan. The administrative committee for each such Plan has determined not to direct the trustee for such Plan with respect to votes taken at the Special Meeting.

PROXIES

     All shares of Company Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Special Meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of the Distribution Proposals. If any other matters are properly presented at the Special Meeting for action, which is not anticipated, the Proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A Company shareholder returning a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the Special Meeting may vote in person instead of by proxy, thereby cancelling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Roadway Services, Inc., 1077 Gorge Blvd., Akron, Ohio 44310; P.O. Box 88, Akron, Ohio 44309-0088, Attention: Secretary.

     If a quorum is not present at the time the Special Meeting is convened, or if the Company believes that additional time should be allowed for the solicitation of proxies or for any other reason, the Company may adjourn the Special Meeting from time to time upon a vote of the shareholders. If the Company proposes any adjournment of the Special Meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

COSTS OF SOLICITATION

     The Company will bear the costs of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to supply proxy material to the beneficial owners of Company Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telefax. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation for a fee of $10,000, plus reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson & Company, Inc. will distribute proxy materials to beneficial owners and solicit proxies by personal interview, mail, telephone and telefax, and will request banks, brokers and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company Common Stock held on the Special Meeting Record Date by such persons.

RIGHTS OF DISSENTING SHAREHOLDERS

     If, under Ohio law, the Distribution constitutes a disposition of substantially all of the assets of the Company, holders of Company Common Stock on the Special Meeting Record Date who fulfill the requirements of O.R.C.
Section 1701.85 will be entitled to dissent from Proposal One and receive, instead of the Distribution, payment for the "fair cash value" of their Company Common Stock on the terms and conditions described below.

     The Company does not believe that the Distribution would be a disposition of substantially all of the assets of the Company under Ohio law (see "The Special Meeting -- Vote Required") and, accordingly, does not believe that dissenters' rights will arise by reason of the Distribution. Therefore, the Company reserves the right at any time to litigate in any appropriate forum the questions whether a shareholder vote is in fact required on Proposal One and whether dissenters' rights must in fact be granted if Proposal One receives shareholder approval and the Distribution occurs. As to dissenters' rights, the Company also reserves the right to contest their applicability to Proposal One in any proceeding brought by shareholders or the Company under Section 1701.85 of the O.R.C. If the holders of more than 1% of the Company Common Stock outstanding on the Special Meeting Record Date purport to exercise such dissenters' rights, the Company Board may elect not to proceed with the Distribution.

     If, contrary to the Company's belief, such dissenters' rights are available, holders of Company Common Stock who so desire will be entitled to relief as dissenting shareholders under O.R.C. Section 1701.76. HOWEVER, ANY SUCH HOLDER WILL BE ENTITLED TO SUCH RELIEF ONLY UPON STRICT COMPLIANCE WITH O.R.C. SECTION 1701.85. The following summary does not purport to be a complete statement of the method of compliance with O.R.C. Section 1701.85 and is qualified in its entirety by reference to that Section, the full text of which is attached hereto as Appendix A. A holder of Company Common Stock who is considering the possibility of dissenting is urged to read O.R.C. Section 1701.85 in full, and is encouraged to consult his own counsel.

     A shareholder who wishes to perfect his rights as a dissenting shareholder (if, in fact, such rights are available) MUST, if Proposal One is adopted:

          (a) have been a record holder of the Company Common Stock as to which he seeks relief on the Special Meeting Record Date;

          (b) not have voted such Company Common Stock in favor of adoption of Proposal One; and

          (c) DELIVER to the Company, not later than 10 days after the Special Meeting, a written demand for payment of the fair cash value of the shares as to which he seeks relief. This written demand must state the name of the shareholder, his address, the number of shares as to which he seeks relief, and the amount claimed as the "fair cash value" thereof.

     A vote against adoption of Proposal One will not satisfy the requirements of a written demand for payment as described in clause (c) of the immediately preceding paragraph. Any written demand for payment must be DELIVERED to Roadway Services, Inc., 1077 Gorge Blvd., Akron, Ohio 44310; P. O. Box 88, Akron, Ohio 44309-0088, Attention: Secretary. Because the written demand must be delivered within the 10-day period immediately following the Special Meeting, a shareholder should use a means of delivery, including hand delivery, that will assure timely delivery, and should consider use of a means of delivery that would provide a receipt establishing the timeliness thereof.


     If the Company sends to the dissenting shareholder, at the address specified in his demand, a request for the certificate(s) representing the shares as to which he seeks relief, the dissenting shareholder must DELIVER such certificate(s) to the Company for endorsement as to the fact of his demand. Failure to meet this requirement may, at the option of the Company Board, terminate any dissenters' rights unless a court for good cause shown otherwise directs.

     Unless the dissenting shareholder and the Company shall agree on the fair cash value per share of Company Common Stock as to which relief is sought, either may, within three months after the delivery of the written demand by the shareholder, file a petition in the Court of Common Pleas of Summit County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value will be determined as of the day prior to the Special Meeting, will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, will not exceed the amount specified in the shareholder's written demand, and will exclude any appreciation or depreciation in market value resulting from the Distribution. Unless the Company and the dissenting shareholder shall otherwise agree in writing, or except in the case of any of the eventualities (a) - (e) summarized below, a court shall make a finding as to the fair cash value of a share of Company Common Stock and render judgment against the Company for its payment with interest at such rate and from such date as the court considers equitable. The costs of these proceedings shall be assessed or apportioned as the court considers equitable.

     The rights, if any, of a dissenting shareholder will terminate if (a) he has not strictly complied with O.R.C. Section 1701.85 unless the Company Board waives such failure; (b) the Company abandons or is enjoined or prevented from carrying out, or the holders of Company Common Stock rescind their adoption of, the Distribution; (c) the dissenting shareholder withdraws his written demand, with the consent of the Company Board; (d) the Company and the dissenting shareholder shall not have agreed upon the fair cash value per share of Company Common Stock and neither shall have timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares; or
(e) a court shall have finally determined that no dissenters' rights arise by reason of the Distribution and all rights of appeal shall have expired or been irrevocably waived. If the rights, if any, of a dissenting shareholder terminate, such shareholder shall receive his shares of RSI Common Stock (if previously delivered to the Company), the shares of REX Common Stock to which he is entitled in the Distribution and any other distributions on the RSI Common Stock and REX Common Stock payable in respect of the period in which such shareholder was asserting his dissenter's rights.

     BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE DISTRIBUTION PROPOSALS, A COMPANY SHAREHOLDER WHO WISHES TO EXERCISE HIS DISSENTERS' RIGHTS (IF, CONTRARY TO THE COMPANY'S BELIEF, DISSENTERS' RIGHTS ARE AVAILABLE UNDER OHIO LAW) MUST EITHER NOT SIGN AND RETURN HIS PROXY OR, IF HE SIGNS AND RETURNS HIS PROXY, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF PROPOSAL ONE.

     THE ABOVE SUMMARY DOES NOT REPRESENT AN ACKNOWLEDGMENT BY THE COMPANY (AND THE COMPANY EXPLICITLY DENIES) THAT SUCH RIGHTS OF DISSENT AND PAYMENT ARE AVAILABLE TO HOLDERS OF COMPANY COMMON STOCK.

                         CERTAIN SPECIAL CONSIDERATIONS

     Shareholders should carefully consider the following factors, as well as the other information set forth herein, before acting on the Distribution Proposal.

CERTAIN FINANCIAL CONSIDERATIONS RELATED TO REX AND RSI

     For the year ended December 31, 1994 and the thirty-six weeks ended September 9, 1995, REX experienced substantial operating losses. Although such losses have been reduced, there can be no assurance that REX's operating losses will be eliminated or as to the level of any future profitability. See "The Distribution -- Background and Reasons for the Distribution" and "REX Management's Discussion and Analysis of Financial Condition and Results of Operations".

     One of the principal purposes of the Distribution is to enable REX to provide employee incentives to improve its operating results. REX management intends to provide its employees with the opportunity to earn significant amounts of REX Common Stock through equity incentive compensation arrangements. In connection therewith, REX will from time to time repurchase REX Common Stock in the open market to fund such arrangements, which repurchases could be substantial. Although no assurances can be given, REX management believes that cash flows from operations and financing sources which it anticipates to be available will be sufficient to support such repurchases, its working capital needs and projected capital expenditures. See "REX Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Because of operating losses at REX during 1994 and 1995, RSI has made funds available to REX during such periods, which will not be the case after the Distribution. Nonetheless, uncertain profitability at other subsidiaries, as well as expenses to be incurred in connection with the discontinuance of the business of RGA, would appear to make it necessary for RSI to incur significant borrowings in light of its projected capital expenditures. Although no assurances can be given, RSI anticipates that it will be able to make arrangements for lines of credit sufficient to meet its needs for the foreseeable future. See "RSI Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The assets and liabilities attributable to pensions for REX's active employees will be transferred from one of the Company's pension plans to a new pension plan to be established by REX. After the Distribution, REX will have accrued pension costs, based on actuarial estimates, of approximately $36.5 million and RSI will have a corresponding increase in its prepaid pension costs. The Company pension plan in which REX's employees now participate currently has assets sufficient to discharge its liabilities. The amortization of such obligation and future pension expense of REX will depend upon investment returns, future contributions and discount rate, rate of return and mortality assumptions to be made by REX following the Distribution.


PENSION BENEFIT GUARANTY CORPORATION


     Since the public announcement of the Distribution, the Company has received an inquiry from the Pension Benefit Guaranty Corporation (the "PBGC") regarding the funding status of the Company's pension plans and the effect of the Distribution on the ability of the Company to satisfy its obligations to such plans. The Company has responded to the inquiry by the PBGC but has not received a response. Although there can be no assurance as to the ultimate result, the Company does not believe that any material liabilities will arise as a result of such inquiry.

     REX contributes to various multi-employer pension plans pursuant to a collective bargaining agreement. If REX were to cease to contribute or to substantially reduce its contributions to a multi-employer plan, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") would impose withdrawal liability for REX's proportionate share of the plan's unfunded liabilities on REX and each member of its controlled group, and, in certain circumstances, on former members of REX's controlled group, including RSI. REX has no intention of ceasing to contribute or substantially reduce its contributions to such multi-employer plans.

ADVANTAGES AND DISADVANTAGES OF THE DISTRIBUTION

     Certain relationships have existed between RSI's businesses and REX's business, including the ability to provide working capital from cash flows of one company's business to the other and the provision of certain administrative services. Although RSI is entering into various agreements with REX in connection with the Distribution, such relationships will not exist after the Distribution. REX will no longer be able to rely on RSI for financial support or obtain credit on the basis of the Company's credit standing. RSI, which expects to make substantial capital expenditures in the remainder of 1995 and 1996, will no longer be able to rely on the cash flows generated by REX to satisfy a portion of its capital needs. Nevertheless, the Company Board believes that separation of the two companies will result in certain long-term operating efficiencies by allowing the companies to focus on their respective businesses. See "The Distribution -- Background and Reasons for the Distribution." The Company Board also believes that each of RSI and REX will generate cash flows and have access to financing that will be sufficient to fund working capital, planned capital expenditures and other uses. See "RSI Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations" and "REX Management's Discussion and Analysis of Financial Condition and Results of Operations".

COMPETITION AND INDUSTRY FACTORS

     The businesses in which RSI and REX engage are highly competitive.

     The operations and profitability of the industry in which RSI and REX compete, as well as RSI and REX, could be affected by significant changes in labor costs, fuel costs and taxes among other factors.

     RSI's subsidiaries provide services to various portions of the transportation market, none of which is dominated by a single carrier or small number of carriers with one exception. The surface small package shipping market, in which RPS competes, is dominated by United Parcel Service ("UPS").

     REX's primary competitors in the national long haul LTL market are Yellow Freight System and Consolidated Freightways. REX also competes with other national and, to a lesser extent, regional LTL carriers, small package delivery services, railroads, private carriers, freight forwarding companies, and air freight companies. Approximately 75% of REX's employees are represented by various labor unions, primarily the International Brotherhood of Teamsters ("IBT"). In 1994, the Company experienced a 24-day work stoppage which had an adverse impact on the Company's results of operations. REX and the IBT are currently parties to a National Master Freight Agreement ("NMFA") which expires on March 31, 1998. There can be no assurance that work stoppages will not occur in the future. Certain non-union competitors of REX may have advantages over unionized carriers like REX, including lower wage and benefit costs.

CERTAIN TAX CONSIDERATIONS

     It is intended that the Distribution will be a tax-free spin-off under
Section 355 of the Internal Revenue Code of 1986 (the "Code"). If the Distribution does qualify as a tax-free spin-off, in general, no income, gain or loss will be recognized by holders of Company Common Stock or by the Company or REX on the Distribution. It is a condition to the Distribution that the Company receive either (i) a ruling from the IRS that Section 355 of the Code will apply to the Distribution or, (ii) at the option of the Company Board, an opinion of Jones, Day, Reavis & Pogue, the Company's counsel, to the effect that, for Federal income tax purposes, Section 355 should apply to the Distribution.

     On September 15, 1995, counsel for the Company filed a request with the IRS for a ruling letter that Section 355 will apply to the Distribution. The IRS has not yet issued a ruling letter and there can be no assurance that the IRS will issue such letter prior to the Distribution. A ruling, while generally binding upon the IRS, would be subject to certain factual representations and assumptions. The tax opinion of counsel would similarly be subject to certain factual representations, assumptions and qualifications. If the Distribution were not to qualify under Section 355 of the Code, then, in general, a corporate tax (which would be very substantial) would be payable by the Company based upon the difference between (x) the fair market value of the distributed REX Common Stock and (y) the adjusted basis of such REX Common Stock. In addition, under the consolidated return rules of the Code, each member of the consolidated group (including REX) would be severally liable for such tax liability. If the Distribution occurred and it were not to qualify under Section 355 of the Code, the resulting tax liability would have a material adverse effect on the financial position, results of operations and cash flows of RSI and possibly REX. The combined Federal and state income tax liability arising from the Distribution if it were found to be taxable would be equal to the fair market value of the REX Common Stock at the time of the Distribution, less the Company's tax basis of approximately $240 million in the REX Common Stock, multiplied by the applicable combined tax rate, which could be as high as 39%.

     Furthermore, if the Distribution were not to qualify as a tax-free spin-off, each Company shareholder receiving shares of REX Common Stock in the Distribution would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of REX Common Stock received, which would result in (x) a dividend to the extent of such shareholder's pro rata share of the Company's current and accumulated earnings and profits, (y) a reduction in such shareholder's basis in Company Common Stock to the extent that the amount received exceeds such shareholder's share of earnings and profits and (z) a gain from the deemed sale or exchange of Company Common Stock to the extent the amount received exceeds both such shareholder's share of earnings and profits and such shareholder's basis in Company Common Stock. Finally, any future dispositions by RSI of any REX Common Stock retained by RSI would likely be taxable to RSI, whether or not the Distribution qualifies as a tax-free spin-off. See "The Distribution -- Federal Income Tax Consequences of the Distribution".

SUBSTANTIAL OWNERSHIP BY REX AND RSI EMPLOYEE STOCK PLANS FOLLOWING THE DISTRIBUTION

     Following the Distribution, REX employees participating in the Roadway Express, Inc. 401(k) Stock Savings Plan ("REX Savings Plan") and the Roadway Services, Inc. Employee Stock Ownership Plan ("REX Participants") will beneficially own approximately 14.76% of the outstanding shares of REX Common Stock and approximately 15.54% of the outstanding shares of RSI Common Stock, based on the share ownership of Company Common Stock on August 31, 1995. Following the Distribution, RSI employees and former employees of RSI and REX participating in the Roadway Services, Inc. Stock Bonus Plan, Roadway Services, Inc. Stock Savings and Retirement Income Plan, and Roadway Services, Inc. Employee Stock Ownership Plan ("RSI Plans")("RSI Participants") will beneficially own approximately 6.85% of the outstanding shares of REX Common Stock and approximately 7.21% of the outstanding shares of RSI Common Stock.

     Pursuant to the terms of the REX Savings Plan and the RSI Plans, participants are entitled to instruct the trustee as to the voting of any REX Common Stock and RSI Common Stock allocated to their accounts. However, the trustee of each RSI Plan has the power, in its discretion, to vote all shares held in trust by such Plan, other than those for which it has received participant instructions, subject to the direction of the respective administrative committee for such Plan. The administrative committee for each such RSI Plan has determined not to direct the trustee for such Plan with respect to votes to be taken at the Special Meeting. Voting of shares by participants or by the respective trustee pursuant to its power or pursuant to direction of the respective administrative committee could significantly influence the outcome of matters submitted to RSI or REX shareholders for approval. Furthermore, participants in the REX Savings Plan who vote their shares have the separate right to vote shares held in trust pursuant to such Plan, other than those for which the trustee has received participant instructions, in proportion to their shares. Voting of the shares by the participants could, in the aggregate, significantly influence the outcome of matters submitted to RSI or REX shareholders for approval.

     Through their beneficial ownership of REX Common Stock as of the Distribution Date and resulting from additional future awards, REX Participants will, in the aggregate, have the power to influence the election of directors of REX and the outcome of various other REX corporate actions requiring shareholder approval. In addition, RSI will retain up to 5% of the shares of REX Common Stock in connection with the Distribution to facilitate the purchase of REX Common Stock by the trustee of the REX Savings Plan for the benefit of REX Participants who beneficially own RSI Common Stock and who choose to have such stock sold following the Distribution. If all REX Participants were to choose to purchase all of such retained shares of REX Common Stock, REX Participants would beneficially own approximately 19.76% of the outstanding shares of REX Common Stock and could, in the aggregate, exercise even greater influence over the election of directors and shareholder matters. Moreover, pursuant to employee compensation plans to be implemented immediately following the Distribution, REX employees will be eligible to receive or acquire a significant number of additional shares of REX Common Stock. Although the percentage of REX Common Stock to be beneficially owned by present and future REX employees is not known with precision, over time it could constitute up to one-half of the voting stock of REX.

     It is presently contemplated that REX will have in effect other stock plans after the Distribution which will facilitate the acquisition and ownership of REX Common Stock by REX employees. These proposed plans include (1) the REX Management Incentive Stock Plan, which will authorize the award of up to 1,200,000 shares of REX Common Stock to officers and other key employees of REX (See "REX Management and Executive Compensation -- REX Management Incentive Stock Plan"); (2) a special stock incentive plan for REX's organized workforce, pursuant to which 800,000 shares will be reserved for issuance based on terms and objectives that REX plans to develop in cooperation with representatives of such workforce; and (3) a stock purchase plan designed to comply with Section 423 of the Code, under which REX employees other than executive officers would be offered rights to purchase REX Common Stock at a discount of up to 15% from the market price of REX Common Stock at the time of purchase.


     Through their beneficial ownership of RSI Common Stock, REX Participants and other REX employees, in the aggregate, could influence the election of directors of RSI and the outcome of various RSI corporate actions requiring shareholder approval.

     Through their beneficial ownership of RSI Common Stock, RSI Participants, in the aggregate, could influence the election of directors of RSI and the outcome of various RSI corporate actions requiring shareholder approval.

INTELLECTUAL PROPERTY - TRADEMARKS AND TRADENAMES

     The Company will change its name and plans to establish a new market image utilizing trademarks containing the new name. See "Amendment to the Amended Articles of Incorporation of the Company". RSI, RPS (Roadway Package System), ROLS (Roadway Logistics Systems) and RRG (Roadway Regional Group) will migrate away from using their current tradenames and trademarks incorporating the word "Roadway", and will adopt new tradenames, trademarks and identities that are not associated with the familiar "Roadway" name. The process of establishing a new market identity and new trademarks will involve expense and could result in unanticipated conflicts with other users of similar names. These changes could also result in some loss of market recognition and goodwill.

NO CURRENT PUBLIC MARKET FOR REX COMMON STOCK

     There is currently no public market for REX Common Stock and there can be no assurance as to the prices at which trading in REX Common Stock will occur after the Distribution. Until REX Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. REX has filed an application to list the REX Common Stock on Nasdaq-NMS under the symbol "ROAD". See "The Distribution -- Listing and Trading of REX Common Stock".

CHANGES IN TRADING PRICES OF RSI COMMON STOCK

     The Company Common Stock is currently traded on the Nasdaq-NMS. Application has been made to list the Company Common Stock on the NYSE. It is expected that, prior to the Distribution, the Company Common Stock will commence trading on the NYSE and in such event, will no longer trade on the Nasdaq-NMS. As a result of the Distribution, the trading price range of RSI Common Stock is expected to be lower than the trading price range of Company Common Stock prior to the Distribution. The combined trading prices of RSI Common Stock and REX Common Stock held by shareholders after the Distribution may be less than, equal to, or greater than the trading price of Company Common Stock prior to the Distribution. See "The Distribution -- Listing and Trading of Company Common Stock".

DIVIDEND POLICIES

     It is currently anticipated that following the Distribution REX and RSI will each initially pay quarterly cash dividends on their shares of common stock. Other than a dividend of $0.35 per share of Company Common Stock to Company Shareholders of record on December 29, 1995 payable on February 1, 1996, no such dividends have been declared. The actual amount of future dividends, if any, will be determined by the boards of directors of the respective companies and will depend on operating results, financial requirements, state law requirements and other factors. See "Dividend Policies".

INTERESTS OF CERTAIN PERSONS IN THE DISTRIBUTION

     As a result of the Distribution, individuals who are directors and executive officers of the Company and certain individuals who will be directors and executive officers of RSI and REX will receive REX Common Stock in respect of the Company Common Stock held by such individuals. The beneficial ownership of Company Common Stock for such individuals is reflected under "Holders of Company Common Stock".

     In connection with the Distribution, certain incentive stock plans and other compensation plans, in which individuals who are directors and executive officers of the Company, and who will be directors and executive officers of RSI, participate, will be amended.

     Information describing the management and executive compensation arrangements of RSI and REX after the Distribution is set forth under "RSI Management and Executive Compensation" and "REX Management and Executive Compensation".

COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE COMPANY AND REX

     The rights of the Company's shareholders will continue to be governed by Ohio law and the Company's charter documents after the Distribution. The rights of REX stockholders, however, will be governed by Delaware law and REX's charter documents. There are certain differences between Delaware and Ohio corporate law, as well as differences between the charter documents of the Company and the charter documents of REX, including, among other things, the calling of special meetings of shareholders, the number of directors, rights of shareholders to dissent, limitation of directors' liability and amendment of corporate governance documents. See "Certain Significant Differences between the Law and Charter Documents Governing REX and the Law and Charter Documents Governing RSI".

GOVERNMENTAL REGULATION

     Transportation. The businesses of the Company are subject to regulation by various federal and state agencies, including the Interstate Commerce Commission ("ICC") which retains limited oversight authority over motor carriers. The transportation services industry is subject to regulatory and legislative changes (including as to limits on vehicle weights and size) that can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and the costs of providing, services to shippers.

     Environmental. The transportation services and trucking industries are subject to stringent environmental laws and regulations, including laws and regulations dealing with underground fuel storage tanks and the transportation of hazardous materials. Neither RSI nor REX is engaged, however, in transporting "hazardous wastes," as that term is used in Federal environmental protection statutes. Laws protecting the environment have become more stringent. Management of the Company believes that both RSI and REX are in material compliance with all laws applicable to their operations and is not aware of any situation or condition that it believes is likely to have a material adverse effect on the financial condition of either.

                           THE DISTRIBUTION PROPOSALS

THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

     Management and the Company Board have devoted substantial time to assessing the competitive positioning of the Company's operating subsidiaries, including the capabilities of REX, the Company's long-haul LTL carrier, in the competitive LTL market. This assessment prompted the formation of a special strategy team comprised of certain REX managers, including Michael Wickham, REX's President, to consider the separation of REX from the Company. This special team developed for management and the Company Board recommendations for the separation of REX and RSI predicated upon REX's operation as a separate publicly held corporation in which its employees, both salaried and hourly, would be incentivized through significant equity incentive compensation.

     These recommendations were presented to the Company Board during the summer of 1995 and after consideration, the proposal to spin off REX from the Company was adopted by the Company Board at its meeting on August 22, 1995, based upon the considerations discussed below. The Company Board believes shareholders should approve the Distribution for these reasons.

     Management, Employee and Operating Considerations. One important consideration of the REX strategy team and the Company Board in determining to proceed with the Distribution is the necessity for REX to gain control over its cost structure and incentivize its employees, an essential aspect of which is the ability to design and put in place employee compensation arrangements, especially equity incentive compensation arrangements, for both its hourly and salaried employees. Such compensation arrangements need to take into account what is best for REX rather than, as currently is the case, what is best for the Company as a whole. So long as REX is part of the Company, this objective cannot be achieved.

     It became increasingly apparent to the strategy team that the rapidly evolving transportation marketplace is blurring the traditional boundaries between regional and national LTL and small package carriers. The resulting overlapping positioning of several Company carriers has created inevitable if unintended internal conflict and customer confusion. The strategy team came to the conclusion that freedom to address the market unconstrained by concerns over the market positioning of affiliated companies would be a critical success factor for REX. It concluded also that strengthening its partnership with its organized workforce was critical to REX's future success and could not be achieved so long as REX was owned by RSI.

     It was also apparent to the strategy team that increasingly what is in the financial interest of the Company as a whole is no longer in the financial interest of REX. For example, the Company's company-wide incentive compensation system, which management believes must be retained, disfavors employees of REX. Furthermore, the creation of a separate compensation plan solely for the benefit of REX employees would impair pay equity and endanger employee morale company-wide. The special strategy team concluded that REX's current inability properly to incentivize both REX's salaried and hourly workforce hinders REX's ability to retain key employees, will hamper its ability to attract new employees in the future, and will continue to present difficult obstacles to an effective relationship with its organized workforce.

     The special strategy team finally concluded that conflicts such as the foregoing between REX and the Company could be resolved most effectively, and perhaps only, by REX's becoming independent of RSI. The Company Board accepted this recommendation that separating the Company and REX into two unaffiliated companies was in the best interests of both. As independent companies, each will pursue business strategies unconstrained by the mission of the other. REX will be free to engage in the business activities, including entering into alliances with non-RSI companies, that it finds worth pursuing without regard to the effect on the remaining RSI companies. Decisions affecting REX will no longer be made by RSI but by those who will have only REX's unique interests in mind. And REX will put into place employee equity and cash incentive compensation plans it deems to be in its best interests to enhance its productivity and profitability. The strategy team believes that REX management will be able to bring the labor costs of REX more in line with its non-union competitors by providing the benefits and training that will enable REX employees to be more productive than any other workforce in the industry.

     Following the Distribution, REX will tie compensation incentives for its employees to the performance of REX Common Stock. As a result, the value of REX Common Stock will more closely correspond to the performance of employees of REX than the value of Company Common Stock does now. REX management intends to provide both its salaried and hourly employees with the opportunity to earn significant amounts of REX Common Stock through incentive-based compensation, discount stock purchase and matching stock purchase plans and permit them, as a group, to have a major say, as stockholders, in the destiny of their company. See "REX Management and Executive Compensation -- REX Management Incentive Stock Plan". Consequently, REX and its stockholders (including its employees), whose decisions would be based on REX concerns, not RSI concerns, should benefit from the positive effects of the closer link between REX's employee incentive compensation arrangements and the value of REX Common Stock.

     Cost Savings. The Company also expects that RSI and REX each will achieve certain cost savings following the Distribution. RSI expects to achieve administrative cost savings resulting from the separation of REX and RSI. REX intends to reengineer its terminal network and restructure its operations consistent with its new focus on particular industries and profitable service offerings, all with the design of improving efficiencies and achieving cost reductions.

     Investor Understanding. The Company also believes that the Distribution will allow investors to better evaluate the different merits of each of RSI's and REX's businesses and their future outlooks, enhancing the likelihood that each will achieve appropriate market recognition of its performance and its prospects.

OPINION OF FINANCIAL ADVISOR

     In reaching a decision to recommend the Distribution, the Company Board considered the advice of the Company's financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"). The advice of Goldman Sachs with respect to the Distribution was one of several sources of information which the Company Board took into consideration in making its recommendation on the Distribution.

     As part of its assignment, Goldman Sachs was asked to render its opinion as to the fairness to the holders of the Company's stock of the Distribution. In that opinion, Goldman Sachs concluded that the Distribution was fair to the Company's shareholders. A summary of the opinion rendered by Goldman Sachs with respect to the Distribution is set forth below. The full text of such opinion, dated as of the date hereof, is attached as Annex B hereto and is incorporated herein by reference. Company shareholders are urged to read such opinion carefully and in its entirety. It is a condition to the consummation of the Distribution that Goldman Sachs deliver an opinion to the Company Board, to be dated on or about the Distribution Date, in substantially the same form as the opinion set forth in Annex B. See "The Distribution -- Conditions; Termination".

     In arriving at its opinion, Goldman Sachs conducted discussions with management of both the Company and REX, reviewed information as detailed in the opinion and conducted such other studies, analyses and investigations as it deemed appropriate. Goldman Sachs believes that its analysis must be considered as a whole and that selecting portions of such analysis or any of the factors considered, without considering all of such analysis and factors, could create an incomplete view of the process underlying its analysis and opinion. Goldman Sachs relied upon the accuracy and completeness of the historical and forecasted financial and other information regarding the Company and REX and their businesses and subsidiaries provided by the Company and REX and did not undertake any independent verification of any such information. Goldman Sachs assumed and did not independently verify the reasonableness of the projections provided by the Company and REX in connection with its analysis of the Company and REX. Goldman Sachs did not make any appraisals nor was it furnished with independent appraisals of any of the assets of the Company and REX. Goldman Sachs assumed that the projections furnished to it will be realized in the amounts shown and at the times stated.

     No limitations were imposed by the Company upon Goldman Sachs with respect to the investigations made or the procedures followed by Goldman Sachs, except that Goldman Sachs was not requested or authorized to solicit, and did not solicit, any proposals for the acquisition of stock or assets of REX, nor did Goldman Sachs make any determination as to whether any such proposal could be obtained if solicited.

     Goldman Sachs' opinion addresses only the fairness of the Distribution to the holders of Company Common Stock and constitutes neither a recommendation to any current or prospective shareholder of the Company or REX as to any voting or investment decision or other action such person or party may take, nor an opinion or estimate as to the value or trading price of the Company Common Stock or the REX Common Stock prior to or following the Distribution.

     Goldman Sachs is an internationally recognized investment banking firm that specializes in providing financial advisory services in connection with mergers and acquisitions and corporate restructurings.

TRANSACTIONS PRIOR TO OR CONTEMPORANEOUS WITH THE DISTRIBUTION

     REX maintains a $50 million line of credit with RSI of which $29 million was outstanding at September 9, 1995. These borrowings arose from losses, capital expenditures and working capital requirements incurred in 1994 and 1995. It is anticipated that cash flows from operations prior to the Distribution Date will allow full repayment of such outstanding debt. Should this not occur RSI has agreed to make a capital contribution to REX sufficient to permit repayment of such debt prior to the Distribution Date.

     Prior to the Distribution ROLS will be merged into the Company. RSI intends to operate ROLS as a separate business division following the Distribution.

     Effective January 1, 1996, REX will withdraw from the Roadway Services, Inc. Pension Plan ("Company Pension Plan") and establish the Roadway Express, Inc. Pension Plan ("REX Pension Plan") for its then active employees. All former employees of REX, including retirees who are receiving benefits, will remain participants in the Company Pension Plan. Following the Distribution, RSI and REX will cause the accrued benefits attributable to the active REX employees to be transferred to the REX Pension Plan, and assets attributable to those accrued benefits in the amount of approximately $182 million will be transferred from the trustee of the Company Pension Plan to the trustee of the REX Pension Plan, at which point all participation, vesting and benefit accrual service of the active REX employees will be transferred to the REX Pension Plan. Following the transfer, the REX Pension Plan will have accrued pension costs, based on actuarial estimates, of approximately $36.5 million. The REX Pension Plan will initially provide the same benefit accrual formulas as are currently provided in the Company Pension Plan, and future REX retirees will receive pension benefits under the REX Pension Plan based upon all of their service with the Company prior to the Distribution and with REX after the Distribution. REX will retain the discretion to amend, modify or terminate the REX Pension Plan after the Distribution.

MANNER OF EFFECTING THE DISTRIBUTION

     If the holders of Company Common Stock approve the Distribution Proposals and all other conditions to the Distribution are satisfied (or waived by the Company Board), the Company anticipates that the Company Board will declare the Distribution and establish the Distribution Record Date and Distribution Date following the Special Meeting. The Distribution Record Date and Distribution Date are presently expected to be on or about December 31, 1995. On the Distribution Date, at least ninety-five percent (95%) of the outstanding shares of REX Common Stock will be delivered by the Company to KeyCorp Shareholder Services, Inc., as the Distribution Agent. As soon as practicable thereafter, certificates therefor will be mailed by the Distribution Agent to holders of record of Company Common Stock as of the Distribution Record Date on the basis of one share of REX Common Stock for every two shares of

Company Common Stock held on that date. The actual total number of shares of REX Common Stock to be distributed will depend on the number of shares of Company Common Stock outstanding on the Distribution Date and the number of shares of REX Common Stock (not more than 5% thereof) to be retained by RSI to effect the exchange of RSI Common Stock (to be sold by the trustee of the REX Savings Plan on behalf of REX employees) for REX Common Stock following the Distribution Date. See "Certain Special Considerations -- Substantial Ownership by REX and RSI Employee Stock Plans Following the Distribution". All such shares of REX Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of REX Capital Stock".

     No holder of Company Common Stock will be required to pay any cash or other consideration for the shares of REX Common Stock received in the Distribution or to surrender or exchange shares of Company Common Stock in order to receive REX Common Stock. SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     Shareholders of the Company having inquiries relating to the Distribution prior to the Distribution Date should contact, in writing or by telephone, Douglas A. Wilson - Senior Vice President-Finance and Planning at Roadway Services, Inc., 1077 Gorge Boulevard, Akron, Ohio 44310, P.O. Box 88, Akron, Ohio 44309-0088, telephone (216) 384-2378.

FRACTIONAL SHARES

     No certificates or scrip representing fractional interests in shares of REX Common Stock ("Fractional Shares") will be issued to holders of Company Common Stock in the Distribution. The Distribution Agent, acting as agent for such holders otherwise entitled to receive in the Distribution certificates representing Fractional Shares, will aggregate and sell in the open market all Fractional Shares at then prevailing market prices and distribute the net proceeds (after deduction of brokerage fees) to the holders of Company Common Stock entitled thereto.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The Distribution will not occur unless, on or before the Distribution Date, the Company has received either (i) a letter ruling from the IRS to the effect that, for Federal income tax purposes, the Distribution will qualify as a spin-off under Section 355 of the Internal Revenue Code (the "Code") tax-free to the holders of Company Common Stock and to the Company, or (ii) at the option of the Company Board, an opinion of Jones, Day, Reavis & Pogue, the Company's counsel, to the effect that, for Federal income tax purposes, the Distribution should qualify as such a spin-off under current law. If the Distribution so qualifies, the principal Federal income tax consequences will be as follows:

     1. No income, gain or loss will be recognized by the holders of Company Common Stock as a result of their receipt of REX Common Stock in the Distribution (although any cash received in lieu of a fractional share of Company Common Stock will be treated as if the fractional share had been received and then sold by the shareholder, resulting in recognition of gain or loss to the shareholder, which will be capital gain or loss if the shareholder held such fractional share as a capital asset on the Distribution Date, and long-term capital gain or loss if the Company Stock has been held for more than a year on the Distribution Date).

     2. The basis of a holder of Company Common Stock in the RSI Common Stock and the REX Common Stock received on the Distribution Date in respect of Company Common Stock will be determined by allocating such holder's basis in the Company Common Stock immediately before the Distribution among the RSI Common Stock and the REX Common Stock received (including any fractional shares deemed received) with respect to such Company Common Stock in proportion to their relative fair market values on the Distribution Date.

     3. The holding period of the REX Common Stock received in the Distribution will include the holding period of the Company Common Stock with respect to which the REX Common Stock will be distributed, provided the Company Common Stock is held as a capital asset on the Distribution Date.

     4. No income, gain or loss will be recognized by RSI solely on account of the Distribution.

     A letter ruling by the IRS or an opinion of counsel will be based upon and subject to certain assumptions, facts, representations and advice provided and to be provided by the Company, REX, certain of the holders of Company Common Stock and the Company's financial advisors. The Company is not aware of any present facts or circumstances which should make such assumptions, facts, representations and advice unobtainable or untrue. However, certain future events not within the control of RSI and REX, including, for example, certain dispositions of RSI Common Stock or REX Common Stock after the Distribution, could cause the Distribution not to qualify as tax-free.

     If a ruling from the IRS is not received on or before the Distribution Date, and if the Distribution proceeds upon the basis of an opinion of counsel rather than an IRS ruling, the IRS may take the position that the Distribution does not qualify as a tax-free spin-off, whether or not the assumptions, facts, representations and advice referred to above are true, and such position may ultimately be upheld. The opinion of counsel would give no assurance that the IRS would not challenge the tax-free nature of the Distribution or, if it does, that a court would not sustain such a challenge.

     If the Distribution were not to qualify for tax-free treatment under
Section 355 of the Code, each holder of Company Common Stock who receives REX Common Stock would be treated as receiving a distribution, generally taxable as a dividend, in an amount equal to the fair market value of such REX Common Stock on the Distribution Date. Furthermore, the tax basis of REX Common Stock received in the Distribution would equal its fair market value on the Distribution Date, the holding period of such stock would begin with and include the day after the Distribution Date and RSI would recognize taxable gain on the Distribution. Furthermore, whether or not the Distribution qualifies for taxfree treatment under Section 355 of the Code, any future dispositions by RSI of any REX Common Stock retained by RSI would likely be taxable to RSI.

     THE FOREGOING SUMMARY OF THE ANTICIPATED PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES (INCLUDING THOSE THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS) OR ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS. THE COMPANY HAS NOT REQUESTED ANY RULINGS OR OPINIONS WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN GOVERNMENT. EACH HOLDER (INCLUDING EACH CORPORATE HOLDER) OF COMPANY COMMON STOCK SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. THE OPINION OF COUNSEL, IF ANY, WILL RUN ONLY TO THE COMPANY BOARD AND MAY NOT BE RELIED UPON BY ANY SHAREHOLDER.

LISTING AND TRADING OF REX COMMON STOCK

     REX has made application to the Nasdaq-NMS for the listing of the REX Common Stock. It is anticipated that RSI will change its trading symbol effective with the Distribution and that REX shares will trade under the symbol "ROAD". REX initially will have approximately 7,500 stockholders of record based upon the number of shareholders of record of the Company as of November 14, 1995. It is presently anticipated that REX Common Stock will be approved for listing on the Nasdaq-NMS prior to the Distribution Date, and trading may commence on a "when-issued" basis prior to the Distribution. It is also possible that RSI Common Stock would be traded on a "when-distributed" basis prior to the Distribution. On the trading day following the date that certificates for REX Common Stock are mailed by the Distribution Agent, "when-issued" or "when-distributed" trading, as applicable, in respect of each of the REX Common Stock and RSI Common Stock would end and "regular-way" trading would begin. The Nasdaq-NMS will not approve any trading in respect of the REX Common Stock until the Securities and Exchange Commission (the "Commission") has declared effective the Registration Statement of REX on

Form 10 in respect of the REX Common Stock. REX will file with the Commission a Registration Statement on Form 10 prior to the Special Meeting and request effectiveness of such Registration Statement prior to the Distribution Date.

     There is now no public market for REX Common Stock. Prices at which REX's Common Stock may trade prior to the Distribution on a "when-issued" basis or after the Distribution cannot be predicted. Until the REX Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The price at which REX Common Stock trades after the Distribution will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for REX Common Stock, investor perception of REX and the industry in which REX participates, REX's operating results, REX's dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of REX's Certificate of Incorporation and By-Laws as each will be in effect following the Distribution, which may have an antitakeover effect. See "Certain Change in Control Effects of Certain Provisions of the Certificate of Incorporation and By-Laws of REX".

     The Company filed a request for no-action letter with the Commission Staff on October 24, 1995, setting forth, among other things, the Company's view that the Distribution does not require registration of the REX Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). It is a condition to the Distribution that the Company receive a favorable letter from the Commission Staff in response to this request. Accordingly, the REX Common Stock distributed to holders of Company Common Stock in the Distribution will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of REX under the Securities Act. Persons who may be deemed to be affiliates of REX after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with REX and include directors and executive officers of REX. Persons who are affiliates of REX will be permitted to sell their shares of REX Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(2) of the Securities Act or by Rule 144 under such Act.

LISTING AND TRADING OF COMPANY COMMON STOCK

     The Company Common Stock is currently traded on the Nasdaq-NMS. Application has been made to list the Company Common Stock on the NYSE. It is expected that, prior to the Distribution, the Company Common Stock will commence trading on the NYSE under the trading symbol "CBB". In such event, the Company Common Stock will no longer trade on the Nasdaq-NMS. Following the Distribution, REX's financial results will no longer be consolidated with those of RSI; RSI's revenues and dividends will be below those of the Company prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of the RSI Common Stock immediately after the Distribution is expected to be lower than the trading price range of the Company Common Stock prior to the Distribution. The combined trading prices of the RSI Common Stock and the REX Common Stock held by shareholders after the Distribution may be less than, equal to or greater than the trading price of the Company Common Stock prior to the Distribution. The prices at which RSI Common Stock trades after the Distribution will be determined by the marketplace and may be influenced by the depth and liquidity of the market for RSI Common Stock, investor perception of RSI and the industry in which RSI participates, RSI's operating results, RSI's dividend policy and general economic and market conditions.

DIFFERENT JURISDICTION OF INCORPORATION

     REX is incorporated under Delaware law. Accordingly, shareholders should note the differences between Delaware law and Ohio law, the law under which the Company is incorporated. See "Certain Significant Differences between the Law and Charter Documents Governing REX and the Law and Charter Documents Governing RSI."

CONDITIONS; TERMINATION

     The Distribution is conditioned on (a) its approval by the holders of a majority of Company Common Stock outstanding on the Special Meeting Record Date;
(b) the receipt of a ruling from the IRS, in form and substance satisfactory to the Company Board, to the effect that the Distribution will constitute a tax-free distribution for Federal income tax purposes for both holders of Company Common Stock and the Company or, at the option of the Company Board, an opinion by Jones, Day, Reavis & Pogue, the Company's counsel, in form and substance satisfactory to the Company Board, to the effect that the Distribution should constitute such a tax-free distribution; (c) the Registration Statement on Form 10 under the Exchange Act to be filed by REX with the Commission being effective; and (d) there not being in effect any statute, rule, regulation or order of any court or governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Distribution. These conditions are not waivable by the Company Board.

     Unless waived by the Company Board, the Distribution is also conditioned upon, among other things: (i) the receipt of all necessary regulatory approvals;
(ii) the receipt of a favorable response from the Staff of the Commission with respect to the Company's no-action request concerning, among other things, whether the Distribution may be effected without registration of the REX Common Stock under the Securities Act; (iii) all necessary consents of any third parties having been obtained; (iv) the shares of REX Common Stock to be issued having been approved for listing on the Nasdaq-NMS, subject to official notice of issuance; (v) Goldman Sachs having delivered an updated opinion to the Company Board, dated as of the Distribution Date in substantially the same form as the opinion set forth in Annex B; and (vi) if, contrary to the Company's belief, dissenters' rights are available under Ohio law, a claim of dissenters' rights is properly asserted by holders of no more than 1% of the Company Common Stock. The Company Board has retained discretion, even if shareholder approval of the Distribution is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any matter contemplated by the Distribution. The terms of the Distribution thus may be modified or conditions thereto may be waived by the Company Board. However, if the Company Board takes any such action, it will be on the basis that such action will be in the best interests of the Company and its shareholders.

REGULATORY APPROVALS

     The Company does not believe that any material Federal or state regulatory approvals will be necessary in connection with the Distribution.

INTEREST OF CERTAIN PERSONS IN THE DISTRIBUTION

     As a result of the Distribution, individuals who are directors and executive officers of the Company and certain individuals who will be directors and executive officers of RSI or REX will receive REX Common Stock in respect of Company Common Stock held by such individuals. The beneficial ownership of Company Common Stock for such individuals is reflected below under "Holders of Company Common Stock".

     Stock credits and Restricted Book Value Shares ("RBV Shares") held by individuals who are executive officers of RSI or REX will be adjusted in connection with the Distribution.

ACCOUNTING TREATMENT

     Upon approval of the Distribution at the Special Meeting, the Company will present the business of REX and its subsidiaries as a discontinued operation to the extent financial information for periods prior to the Distribution is required to be included in the Company's historical financial statements. After the Distribution, the business of REX and its subsidiaries will be reflected in REX's own separate consolidated financial statements.

RELATIONSHIP BETWEEN RSI AND REX AFTER THE DISTRIBUTION

     REX is wholly owned by the Company, and its results and the results of operations of its subsidiaries have been included in the Company's consolidated financial results. After the Distribution, the results of operations of REX will no longer be consolidated with RSI and REX will be an independent public company. Furthermore, except as described below, all contractual relationships existing prior to the Distribution between RSI and REX will be terminated except for commercial relationships in the ordinary course of business.

     Prior to the Distribution, the Company and REX will enter into certain agreements, described below, governing their relationship subsequent to the Distribution and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Distribution. Each of the Company and REX believes that the agreements are fair.

     Copies of the forms of the material agreements will be included as exhibits to the Registration Statement on Form 10 to be filed for the purpose of registering the REX Common Stock under the Exchange Act. The following description summarizes certain terms of such agreements, but is qualified by reference to the texts of such agreements, which are incorporated herein by reference.

AGREEMENTS

  Distribution Agreement

     The Company and REX will enter into the Distribution Agreement providing for, among other things, certain corporate transactions required to effect the Distribution and certain other arrangements between the Company and REX with respect to or in consequence of the Distribution.

     The Distribution Agreement will provide for, with certain exceptions, assumptions of liabilities and cross-indemnities designed principally to place financial responsibility for the liabilities of the Company and its subsidiaries other than REX with RSI and financial responsibilities of REX and its subsidiaries with REX. The Distribution Agreement also will provide that each of RSI and REX will indemnify the other in the event of certain liabilities arising under the Federal securities laws. Each of RSI and REX will have sole responsibility for claims arising out of its respective activities after the Distribution.

     The Distribution Agreement will also provide that each of the Company and REX will be granted mutual access to certain historical records and information in the possession of the other, and requires the retention by each of the Company and REX for a period of six years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information.

     The Distribution Agreement will also provide that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the Distribution Date in connection with the Distribution will be charged to and paid by the party incurring such costs or expenses. Except as set forth in the Distribution Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the Distribution Date.

  Tax Matters Agreement

     As part of the Distribution, the Company and REX will enter into a Tax Matters Agreement that provides, among other things, for the allocation of Federal, state, local and foreign tax liabilities for periods prior to and including the Distribution Date. Through the Distribution Date, REX has been and will be included in the Company's consolidated Federal income tax returns and, in certain states, the Company's state tax returns. In general, the Tax Matters Agreement will provide that REX will be liable for taxes and be entitled to refunds for each period covered by any such return which are attributable to REX and that the Company will be liable for and be entitled to refunds for each period covered by such return which are not attributable to REX. The Company will compensate REX for tax benefits generated by REX that are used by the Company based on the amount of the benefit realized by the Company. Though valid as between the parties thereto, the Tax Matters Agreement is not binding on the IRS and does not affect the several liability of the Company and REX for all Federal income taxes of the consolidated group required to be shown on the above consolidated Federal income tax returns.

  Data Processing and Information Technology Services Agreement

     The businesses of the Company and of REX both rely heavily on extensive use of information technology and networked data and transaction processing. Currently, Roadway Information Technology, Inc. ("RIT") performs the majority of the information technology services used in the operation of REX's business.

     RIT and REX will enter into a Data Processing and Information Technology Services Agreement (the "Data Processing Agreement"), having a term of two to three years, pursuant to which RIT will continue to provide those information technology services currently being provided to REX. These services are primarily network management, computer operations and technical support of the processing infrastructure. REX will have the option to terminate certain services after one year. Each of RIT and REX believes that the service fees to be charged by RIT pursuant to the Data Processing Agreement reflect arms-length prices.

  Alternative Dispute Resolution Agreement

     The Company and REX will enter into an Alternative Dispute Resolution Agreement establishing procedures for resolving disputes that may arise between them after the Distribution. The alternative dispute resolution agreement provides for both mediation and arbitration, which would be the exclusive methods for resolution of most disputes between the parties that arise prior to the Distribution or in connection with the Distribution and would reduce the possibility of litigation between them.

  Agreement on Employee Matters

     The Company and REX will enter into an Agreement on Employee Matters providing for the treatment of employee benefit matters and other compensation arrangements for former and current employees of REX and its subsidiaries.

     REX Pension Plan. REX will establish its own pension plan for the benefit of its active employees effective January 1, 1996, the terms of which will be substantially identical to the Company Pension Plan. REX employees who participate in the Company Pension Plan will be eligible for immediate participation in the REX Pension Plan as of January 1, 1996. REX employees also will be credited under the REX Pension Plan, for eligibility and vesting purposes, with service credited to them under the Company Pension Plan. Those assets and liabilities of the Company Pension Plan which are attributable to active employees of REX will, subject to certain conditions, be transferred from the Company Pension Plan to the REX Pension Plan in connection with the Distribution, following which the REX employees will receive benefit service with respect to service credited to them under the Company Pension Plan. Such transfers will result in REX having accrued pension costs, based on actuarial estimates, of approximately $36.5 million and RSI having a corresponding increase in its prepaid pension costs.

     REX Savings Plan. REX will establish for the benefit of REX employees, effective as of January 1, 1996, a qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "REX Savings Plan"). REX employees who participate in the Company's Stock Savings and Retirement Income Plan and Trust (the "SSRIP") will be eligible for immediate participation in the REX Savings Plan as of January 1, 1996. The account balances attributable to REX employees under the SSRIP and the Company's Stock Bonus Plan and Trust (the "SBP") will be transferred to the REX Savings Plan as soon as practicable after the Distribution Date. Service with the Company prior to January 1, 1996 will be counted for purposes of participation and vesting under the REX Savings Plan, subject to the requirements of the Code. The SSRIP and SBP will continue to provide benefits to former employees of REX who terminated their employment with REX on or prior to the Distribution Date.

     With respect to other employee pension and welfare benefit plans, policies, contracts and arrangements of the Company, such as the Company's medical, reimbursement and vacation, sick leave and jury duty policies, the Agreement on Employee Matters will generally provide that REX will assume or retain, and be solely responsible for, all liabilities and obligations of the Company under such plans, policies, contracts and arrangements, to the extent unpaid as of the Distribution Date, with respect to individuals who will be employees of REX after the Distribution Date and their respective beneficiaries. To the extent required to accomplish the foregoing, REX will establish new plans which (other than the medical plan to be implemented by REX on January 1, 1996) initially are substantially identical to the plans sponsored by the Company. The Agreement on Employee Matters also will provide that service with the Company prior to the Distribution Date will be counted for purposes of participation, vesting and benefit accruals under the plans, policies, contracts and arrangements of REX following the Distribution Date. All of the benefit plans of the Company and REX that are subject to the Code with respect to qualification matters and to ERISA will be in material compliance with the Code and ERISA on the Distribution Date.

  Intellectual Property Agreement

     REX owns the primary "ROADWAY" trademark and uses it heavily in connection with its business. The Company, ROLS and RPS use composite trademarks and tradenames which include the term "ROADWAY" in conjunction with other terms, symbols or acronyms. In some cases, these trademarks are related in color and design to the REX trademarks. After the Distribution, REX will continue to own the "ROADWAY" trademark and use it and the related trade dress prominently in its business. RSI and its affiliated companies will, over a twelve to thirty-six month period, phase out their use of "ROADWAY" and related trademarks and trade dress. RSI and REX will enter into an Intellectual Property Agreement which will provide for a licensing arrangement under which RSI and its affiliated companies may continue to use "ROADWAY" and the related trademarks and trade dress through the phase-out period.

  Services and Support Agreement

     The Company and REX will enter into a Services and Support Agreement which will provide for RSI to continue to supply to REX, for periods generally not to exceed one year and subject to certain conditions, certain transitional administrative services, including, among others, payroll support, benefit plan administration, and assistance in the preparation of financial statements and tax returns and to assist in effecting an orderly transition following the Distribution. RSI will be entitled to reimbursement for all direct and indirect costs of providing such transitional services on terms believed by RSI and REX to be commercially reasonable. These costs are not expected to be material.

REAL ESTATE TRANSACTIONS

     Five parcels of land acquired by REX in recent Code Section 1031 like-kind exchanges which currently are ground leased by REX to an affiliate of the Company, and on which various subsidiaries of the Company other than REX have constructed or are constructing terminals, will continue to be ground leased by REX to such affiliate, but the existing leases will be recast as net leases on arms-length terms, with ground rents at fair rental value and ongoing options for such affiliate to purchase the land at the then-prevailing fair market value. A portion of the headquarters building in Akron, Ohio owned by REX which the Company currently utilizes pursuant to a lease agreement with REX will continue to be leased by REX to RSI but the existing lease will be recast on arms-length terms, with rent at fair rental value on a net basis and for a short term until RSI secures other suitable headquarters space. Another portion of the headquarters building owned by REX and a portion of an adjoining building leased by REX from a third party, both of which RIT currently utilizes pursuant to a management agreement with REX, will be leased and subleased, respectively, by REX to RIT on arms-length terms on a net basis at fair rental value for a short term concurrent with the term of the Services and Support Agreement. With respect to those terminals (or portions of terminals) currently leased by REX to affiliates of the Company or by affiliates of the Company to REX which the lessees thereunder will continue to require in their operations following the Distribution, the existing leases will be recast as net leases on arms-length terms.

DIRECTORS

     After the Distribution Date, there will be no individuals who will serve on both (i) the Board of Directors of RSI and (ii) the Board of Directors of REX. See "RSI Management and Executive Compensation -- RSI Board of Directors" and "REX Management and Executive Compensation -- REX Board of Directors".

DIVIDEND POLICIES

RSI DIVIDEND POLICY

     The Company's quarterly dividend is now $0.35 per share of Company Common Stock. The payment and level of cash dividends by RSI after the Distribution will be subject to the discretion of the RSI Board of Directors. Future dividend decisions will be based on, and affected by, a number of factors, including the future operating results, financial requirements of RSI on a stand-alone basis, state law requirements and other factors. Other than a dividend of $0.35 per share of Company Common Stock to Company shareholders of record on December 29, 1995 payable on February 1, 1996, no such dividends have been declared. Although there can be no assurance that dividends will be paid other than the dividend most recently declared, management of RSI believes that its cash flows after the Distribution should be sufficiently strong, after giving effect to the Distribution, that, barring unforeseen circumstances, a cash dividend can be paid for the foreseeable future.

REX DIVIDEND POLICY

     The payment and level of cash dividends by REX after the Distribution will be subject to the discretion of the REX Board of Directors. Future dividend decisions will be based on, and affected by, a number of factors, including the future operating results, financial requirements of REX on a stand-alone basis, state law requirements and other factors. Although there can be no assurance that dividends will be paid, and no dividends have been declared, management of REX believes that its cash flows after the Distribution should be sufficiently strong, after giving effect to the Distribution, that, barring unforeseen circumstances, a cash dividend can be maintained for the foreseeable future.

DIVIDENDS AND PRICE RANGE OF COMPANY COMMON STOCK

     As of the date of this Proxy Statement, the Company Common Stock is listed and traded on the Nasdaq-NMS. It is expected that, prior to the Distribution Date, the Company Common Stock will commence trading on the NYSE and no longer trade on the Nasdaq-NMS. The following table reflects the high and low sales prices per share of Company Common Stock, as reported on Nasdaq-NMS for the periods indicated. The table also sets forth the cash dividends paid per share of Company Common Stock.

                                                            PRICE RANGE
                                                             OF COMPANY
                                                            COMMON STOCK          CASH DIVIDENDS
                                                        --------------------      PAID ON COMPANY
                                                         HIGH          LOW         COMMON STOCK
                                                        -------      -------      ---------------
1993
     First Quarter...................................   $ 72.50      $ 59.75           $.325
     Second Quarter..................................     65.50        51.75            .325
     Third Quarter...................................     63.25        55.75             .35
     Fourth Quarter..................................     69.00        57.50             .35
1994
     First Quarter...................................     74.25        59.50             .35
     Second Quarter..................................     72.00        62.50             .35
     Third Quarter...................................     64.50        53.75             .35
     Fourth Quarter..................................     58.00        46.00             .35
1995
     First Quarter...................................     56.75        47.75             .35
     Second Quarter..................................     49.50        42.00             .35
     Third Quarter...................................     56.50        45.50             .35
     Fourth Quarter (Through November 20, 1995)......     53.50        42.6875           .35


     On August 22, 1995, the last trading day before the Company Board announced its plan to spin-off REX, the high and low sales prices for Company Common Stock on the Nasdaq-NMS were $52.25 and $50.75, respectively. On November 20, 1995, the last trading day for which quotations were available at the time of the printing of this Proxy Statement, the closing price for Company Common Stock on the Nasdaq-NMS was $51.75. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT TRADING PRICE INFORMATION BEFORE VOTING ON THE DISTRIBUTION PROPOSALS.

     For a discussion of the possible impact of the Distribution on the trading price of Company Common Stock, see "The Distribution -- Listing and Trading of Company Common Stock". For a discussion of the dividend policies of RSI and REX after the Distribution, see "Dividend Policies".

     There has not been any established public trading market for REX Common Stock. For a discussion of certain matters in respect thereof, see "The Distribution -- Listing and Trading of REX Common Stock".

ROADWAY SERVICES, INC. SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth selected consolidated historical financial data of the Company. The summary historical information has been derived from and should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and unaudited financial data included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 9, 1995, both of which are incorporated herein by reference.

                                     THIRTY-SIX WEEKS
                                           ENDED
                                     (THREE QUARTERS)
                                   ---------------------                           YEAR ENDED DECEMBER 31,
                                   SEPT. 9,    SEPT. 10,      ------------------------------------------------------------------
                                     1995        1994           1994             1993          1992         1991         1990
                                   --------    ---------      ---------        ---------     ---------    ---------    ---------
                                                           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue..........................   $3,293      $ 3,045(a)     $  4,572(a)      $  4,156      $  3,578     $  3,177     $  2,971
Operating expenses...............    3,276        3,033(a)        4,520(a)(b)      3,952         3,341        2,971        2,782
Operating income.................       17           12(a)           52(a)(b)        204           237          206          189
Net income.......................        6            6(a)           20(a)(b)        101(c)        147          127          119
Net income per share.............     0.16         0.15(a)         0.50(a)(b)       2.56(c)       3.73         3.27         3.05
BALANCE SHEET DATA:
Current assets...................      675          667             643              619           698          550          442
Carrier operating property.......    1,294        1,138           1,210            1,126           896          852          811
Total assets.....................    2,064        1,904           1,949            1,846         1,681        1,489        1,341
Long-term debt...................       --           --              --               --            --           --           --
Shareholders' equity.............      982        1,014           1,015            1,047         1,021          890          778
OTHER DATA:
Book value per common share......    24.88        25.73           25.76            26.60         25.71        22.72        20.15
Cash dividends declared per
  common share...................     1.05         1.05            1.40            1.375         1.275        1.175         1.10

---------------

(a) Includes the effect of a 24-day Teamsters strike against REX in the second quarter of 1994.


(b) Includes the net after tax effect of $13.7 million ($0.35 per share) related to an employment tax settlement with the IRS in 1994 as described in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated by reference in this Proxy Statement.


(c) Includes a net charge of $18.1 million ($0.46 per share) for the cumulative effect of accounting changes for the after tax effect of postretirement benefits other than pensions and income taxes as described in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated by reference in this Proxy Statement.

ROADWAY SERVICES, INC. AND SUBSIDIARIES CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 9, 1995 (the end of the Company's third quarter), the principal financial adjustments that will result from the Distribution and the discontinuance of the business of RGA described in note (b) to the table and the pro forma capitalization of RSI after giving effect to these events. This data should be read in connection with the historical financial statements of the Company incorporated herein by reference and the unaudited pro forma financial statements and the notes thereto included elsewhere herein.

                                                         SEPTEMBER 9, 1995
                          --------------------------------------------------------------------------------
                                                           PRO FORMA
                                       REX SPIN-OFF    BEFORE EFFECTS OF      EFFECTS OF RGA
                            ACTUAL     ADJUSTMENTS    RGA DISCONTINUANCE    DISCONTINUANCE (B)   PRO FORMA
                          ----------   ------------   -------------------   ------------------   ---------
                                                       (AMOUNTS IN THOUSANDS)
Serial preferred stock,
  without par value:
  Authorized --
  40,000,000 shares
  Issued -- none........  $       --    $       --         $      --             $     --        $      --
Common Stock, without
  par value:
  Authorized --
  200,000,000 shares
  Issued -- 40,896,414
  shares................      39,898            --            39,898                   --           39,898
Additional capital......      51,310            --            51,310                   --           51,310
Earnings reinvested in
  the business..........     943,604      (202,306)(a)        741,298             (38,783)(c)      702,515
                          ----------   ------------   -------------------   ------------------   ---------
                           1,034,812      (202,306)          832,506              (38,783)         793,723
Less cost of common
  stock in
  treasury--1,433,000
  shares................      52,908            --            52,908                   --           52,908
                          ----------   ------------   -------------------   ------------------   ---------
         Total
        Capitalization..  $  981,904    $ (202,306)        $ 779,598             $(38,783)       $ 740,815
                           =========    ==========    ==================    =================    =========

---------------

(a) Reflects the net effects of the following assuming distribution of 95% of the outstanding REX Common Stock:

      (1)  Adjustment to eliminate 95% of the pro forma net assets of REX as
           part of the Distribution.............................................     $(224,606)
      (2)  Represents the transfer of accrued pension costs from RSI to REX attributable to the defined benefit pension plan obligation and related assets for active REX employees, net of deferred income
           taxes................................................................         22,300
                                                                                    -----------
                                                                                     $(202,306)
                                                                                     ==========


(b) On November 6, 1995, the Company Board announced plans to exit the air freight business served by RGA, RSI's worldwide air freight subsidiary. The Company estimated a pre-tax charge of approximately $65 million for the operation's discontinuance which is not reflected in the pro forma financial statements. On November 17, 1995, the Company announced an agreement with an air freight company to provide continuing services to RGA's former U.S. customers and to sell certain limited U.S. assets. Although no assurances can be given, discussions are continuing with respect to the disposition of other U.S. assets and with an international freight forwarder with respect to the non-U.S. operations of RGA. The estimate of the pre-tax charge does not include the effects of any transactions or any sale proceeds which may be realized. No revised estimate is available as of the date of this Proxy Statement.

(c) Reflects the elimination of historical RGA amounts, excluding intercompany borrowings, and a capital contribution of $125.4 million by the Company.

ROADWAY SERVICES, INC. PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Financial Statements of RSI have been prepared on a pro forma basis to give effect to the Distribution and the discontinuance of the business of RGA. The unaudited Pro Forma Condensed Balance Sheet gives effect to the Distribution and the discontinuance of the business of RGA as if both events occurred on September 9, 1995. The unaudited Pro Forma Condensed Statements of Consolidated Income give effect to the Distribution and the discontinuance of the business of RGA as if both events occurred at the beginning of each period presented.

     The unaudited Pro Forma Condensed Financial Statements and accompanying notes should be read in conjunction with the audited financial statements and notes thereto incorporated by reference in this Proxy Statement. The unaudited Pro Forma Condensed Financial Statements do not purport to represent what the results of operations or financial position of RSI would actually have been if the Distribution and the discontinuance of the business of RGA in fact had occurred on the dates indicated or at any future date.

                    ROADWAY SERVICES, INC. AND SUBSIDIARIES
                    ---------------------------------------

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 9, 1995

                                                                                                 LESS PRO
                                                    PRO FORMA ADJUSTMENTS                         FORMA
                                                   ------------------------     PRO FORMA       EFFECTS OF
                                                                   OTHER      BEFORE EFFECTS       RGA
                                                      LESS        EFFECTS         OF RGA       DISCONTINUANCE
                                      HISTORICAL    REX (A)     OF SPIN-OFF   DISCONTINUANCE     (F),(G)      PRO FORMA
                                      ----------   ----------   -----------   --------------   ------------   ----------
                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Cash................................  $   35,310   $   22,006     $    --       $   13,304       $    476     $   12,828
Marketable securities...............       1,906           --          --            1,906             --          1,906
Accounts receivable.................     513,051      236,156          --          276,895         18,547        258,348
Due from affiliates.................          --           --      29,000(b)        29,000             --         29,000
Prepaid expenses and supplies.......      87,668       14,316          --           73,352          2,963         70,389
Deferred income taxes...............      37,093        4,670          --           32,423          2,364         30,059
                                      ----------   ----------   -----------   --------------   ------------   ----------
    TOTAL CURRENT ASSETS............     675,028      277,148      29,000          426,880         24,350        402,530
Carrier operating property..........   2,890,528    1,435,556          --        1,454,972         53,784      1,401,188
Less allowances for depreciation....   1,596,465      995,325          --          601,140         24,380        576,760
                                      ----------   ----------   -----------   --------------   ------------   ----------
    TOTAL CARRIER OPERATING
      PROPERTY......................   1,294,063      440,231          --          853,832         29,404        824,428
Deferred income taxes...............          --        2,720       2,720(c)            --             --             --
Prepaid pension expense.............          --           --      36,500(d)        36,500             --         36,500
Cost in excess of net assets of
  businesses acquired...............      95,042           --          --           95,042             --         95,042
Investment in REX...................          --           --      10,648(e)        10,648             --         10,648
                                      ----------   ----------   -----------   --------------   ------------   ----------
                                          95,042        2,720      49,868          142,190             --        142,190
                                      ----------   ----------   -----------   --------------   ------------   ----------
                                      $2,064,133   $  720,099     $78,868       $1,422,902       $ 53,754     $1,369,148
                                       =========    =========   =========      ===========     ===========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable....................  $  326,786   $  110,667     $    --       $  216,119       $ 14,750     $  201,369
Salaries and wages payable..........     191,408      111,334          --           80,074          2,742         77,332
Short-term debt.....................     195,000           --          --          195,000             --        195,000
Short-term debt affiliates..........          --       29,000      29,000(b)            --             --             --
Other current liabilities...........     128,926       71,087          --           57,839         (4,725)        62,564
                                      ----------   ----------   -----------   --------------   ------------   ----------
    TOTAL CURRENT LIABILITIES.......     842,120      322,088      29,000          549,032         12,767        536,265
Casualty claims payable after one
  year..............................     110,025       90,454          --           19,571             --         19,571
Future equipment repairs............      29,971       28,373          --            1,598             --          1,598
Retiree medical.....................      63,653       43,930          --           19,723             74         19,649
Deferred income taxes...............      36,460           --       2,720(c)        53,380          2,130         51,250
                                                                   14,200(d)
                                      ----------   ----------   -----------   --------------   ------------   ----------
    TOTAL LONG-TERM LIABILITIES.....     240,109      162,757      16,920           94,272          2,204         92,068
                                                                   10,648(e)
    TOTAL SHAREHOLDERS' EQUITY......     981,904      235,254      22,300(d)       779,598         38,783        740,815
                                      ----------   ----------   -----------   --------------   ------------   ----------
                                      $2,064,133   $  720,099     $78,868       $1,422,902       $ 53,754     $1,369,148
                                       =========    =========   =========      ===========     ===========     =========

---------------

(a) Reflects the elimination of historical REX amounts as presented in the historical financial statements of REX included elsewhere in this Proxy Statement.

(b) At the balance sheet date, REX owed the Company $29 million. Such balance is not included in the Company's historical balance sheet as it was eliminated in consolidation. This adjustment reflects the receivable on a pro forma basis, which will be paid or eliminated on or before the Distribution Date. The line of credit borrowing between REX and the Company is more fully described in "REX Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "The Distribution--Transactions Prior to or Contemporaneous with the Distribution".

(c) Reclassification of deferred income taxes from noncurrent assets to long-term liabilities.

(d) Represents the transfer of accrued pension costs and related deferred income taxes from RSI to REX attributable to the defined benefit pension plan obligation and related assets for active REX employees. The projected benefit obligation was actuarially determined based on the participants in the Plan that are active REX employees and actuarial assumptions used were consistent with assumptions previously used by RSI. The assets were split based on the requirements of Section 414(l) of the Code and other management considerations.

(e) Assumes 5% of REX Common Stock is retained by RSI.

(f) On November 6, 1995, the Company Board announced plans to exit the air freight business served by RGA. See note (b) to "Roadway Services, Inc. and Subsidiaries Capitalization".

(g) Reflects the elimination of historical RGA amounts, excluding intercompany borrowings, and a capital contribution of $125.4 million by the Company.

                    ROADWAY SERVICES, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                    THIRTY-SIX WEEKS ENDED SEPTEMBER 9, 1995



                                                                                                  LESS PRO
                                                      PRO FORMA ADJUSTMENTS                         FORMA
                                                     ------------------------     PRO FORMA      EFFECTS OF
                                                                     OTHER      BEFORE EFFECTS       RGA
                                                        LESS        EFFECTS         OF RGA       DISCONTINUANCE
                                        HISTORICAL    REX (A)     OF SPIN-OFF   DISCONTINUANCE     (C),(D)     PRO FORMA
                                        ----------   ----------   -----------   --------------   -----------   ----------
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE...............................  $3,292,819   $1,569,991     $    --       $1,722,828      $  75,839    $1,646,989
OPERATING EXPENSES
  Salaries, wages and benefits........   1,740,501    1,067,515      (3,300)(b)      669,686         30,627       639,059
  Purchased transportation............     639,181      102,965          --          536,216         75,293       460,923
  Operating supplies and expenses.....     584,291      272,095          --          312,196         23,379       288,817
  Operating taxes and licenses........      88,989       52,565          --           36,424          2,898        33,526
  Insurance and claims................      76,227       39,978          --           36,249            834        35,415
  Provision for depreciation..........     148,550       50,470          --           98,080          9,386        88,694
  Net (gain) loss on sale of carrier
      operating property..............      (1,530)        (550)         --             (980)             5          (985)
                                        ----------   ----------   -----------   --------------   -----------   ----------
    TOTAL OPERATING EXPENSES..........   3,276,209    1,585,038      (3,300)       1,687,871        142,422     1,545,449
                                        ----------   ----------   -----------   --------------   -----------   ----------
    OPERATING INCOME (LOSS)...........      16,610      (15,047)      3,300           34,957        (66,583)      101,540
Other (expense) income, net...........      (1,636)      (2,754)         --            1,118         (5,117)(e)     6,235
                                        ----------   ----------   -----------   --------------   -----------   ----------
    INCOME (LOSS) FROM CONTINUING
      OPERATIONS BEFORE INCOME
      TAXES...........................      14,974      (17,801)      3,300           36,075        (71,700)      107,775
Provision (benefit) for income
  taxes...............................       8,797       (4,605)      1,300(b)        14,702        (24,964)       39,666
                                        ----------   ----------   -----------   --------------   -----------   ----------
    INCOME (LOSS) FROM CONTINUING
      OPERATIONS......................  $    6,177   $  (13,196)    $ 2,000       $   21,373      $ (46,736)   $   68,109
                                         =========    =========   =========      ===========     ==========     =========
    INCOME PER SHARE FROM CONTINUING
      OPERATIONS......................  $     0.16                                $     0.54                   $     1.73
                                         =========                               ===========                    =========


---------------

(a) Reflects the elimination of the historical results of operations of REX as presented in the historical financial statements of REX included elsewhere in this Proxy Statement. Included in "Other (expense) income, net" is interest expense of $1.5 million incurred under intercompany credit agreements with a subsidiary of the Company.

(b) Represents the decrease in pension expense and related tax effect through the thirty-six weeks ended September 9, 1995 attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(c) On November 6, 1995, the Board of Directors of the Company announced plans to exit the air freight business served by RGA. See note (b) to "Roadway Services, Inc. and Subsidiaries Capitalization".

(d) Reflects the elimination of historical RGA amounts.

(e) Includes interest expense of $5.1 million incurred under intercompany credit agreements with a subsidiary of the Company with outstanding borrowings aggregating $125.4 million at September 9, 1995.

                    ROADWAY SERVICES, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                          YEAR ENDED DECEMBER 31, 1994

                                            PRO FORMA ADJUSTMENTS
                                           ------------------------     PRO FORMA
                                                           OTHER      BEFORE EFFECTS      LESS PRO FORMA
                                              LESS        EFFECTS         OF RGA          EFFECTS OF RGA
                              HISTORICAL    REX (A)     OF SPIN-OFF   DISCONTINUANCE   DISCONTINUANCE(C),(D)   PRO FORMA
                              ----------   ----------   -----------   --------------   ---------------------   ----------
                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE.....................  $4,572,004   $2,171,117     $    --       $2,400,887           $  73,364         $2,327,523
OPERATING EXPENSES
  Salaries, wages and
    benefits................   2,420,716    1,512,235      (4,800)(b)      903,681              31,787            871,894
  Purchased
    transportation..........     889,476      105,486          --          783,990              83,974            700,016
  Operating supplies and
    expenses................     776,366      388,268          --          388,098              27,331            360,767
  Operating taxes and
    licenses................     120,249       74,031          --           46,218               2,400             43,818
  Insurance and claims......     107,372       46,913          --           60,459                 815             59,644
  Provision for
    depreciation............     207,267       75,750          --          131,517              11,488            120,029
  Net (gain) loss on sale of
      carrier operating
      property..............      (1,179)      (2,628)         --            1,449                  (3)             1,452
                              ----------   ----------   -----------   --------------       -----------         ----------
    TOTAL OPERATING
      EXPENSES..............   4,520,267    2,200,055      (4,800)       2,315,412             157,792          2,157,620
                              ----------   ----------   -----------   --------------       -----------         ----------
    OPERATING INCOME
      (LOSS)................      51,737      (28,938)      4,800           85,475             (84,428)           169,903
Other (expense) income,
  net.......................         701       (1,775)         --            2,476              (3,901)(e)          6,377
                              ----------   ----------   -----------   --------------       -----------         ----------
    INCOME (LOSS) FROM
      CONTINUING OPERATIONS
      BEFORE INCOME TAXES...      52,438      (30,713)      4,800           87,951             (88,329)           176,280
Provision (benefit) for
  income taxes..............      32,878       (9,268)      1,900(b)        44,046             (30,797)            74,843
                              ----------   ----------   -----------   --------------       -----------         ----------
    INCOME (LOSS) FROM
      CONTINUING
      OPERATIONS............  $   19,560   $  (21,445)    $ 2,900       $   43,905           $ (57,532)        $  101,437
                               =========    =========   =========      ===========     ===================      =========
    INCOME PER SHARE FROM
      CONTINUING
      OPERATIONS............  $     0.50                                $     1.11                             $     2.58
                               =========                               ===========                              =========

---------------

(a) Reflects the elimination of the historical results of operations of REX as presented in the historical financial statements of REX included elsewhere in this Proxy Statement.

(b) Represents the decrease in pension expense and related tax effect for the year ended December 31, 1994 attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(c) On November 6, 1995, the Board of Directors of the Company announced plans to exit the air freight business served by RGA. See note (b) to "Roadway Services, Inc. and Subsidiaries Capitalization".

(d) Reflects the elimination of historical RGA amounts.

(e) Includes interest expense of $3.9 million incurred under intercompany credit agreements with a subsidiary of RSI with outstanding borrowings aggregating $80.0 million at December 31, 1994.

                    ROADWAY SERVICES, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                   THIRTY-SIX WEEKS ENDED SEPTEMBER 10, 1994

                                                                                                 LESS PRO
                                                    PRO FORMA ADJUSTMENTS                         FORMA
                                                   ------------------------     PRO FORMA       EFFECTS OF
                                                                   OTHER      BEFORE EFFECTS       RGA
                                                      LESS        EFFECTS         OF RGA       DISCONTINUANCE
                                      HISTORICAL    REX (A)     OF SPIN-OFF   DISCONTINUANCE     (C),(D)      PRO FORMA
                                      ----------   ----------   -----------   --------------   ------------   ----------
                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE.............................  $3,045,404   $1,443,002     $    --       $1,602,402       $ 43,498     $1,558,904
OPERATING EXPENSES
  Salaries, wages and benefits......   1,638,997    1,024,289      (3,300)(b)      611,408         20,522        590,886
  Purchased transportation..........     559,879       59,443          --          500,436         51,754        448,682
  Operating supplies and expenses...     534,065      272,466          --          261,599         16,673        244,926
  Operating taxes and licenses......      84,316       52,062          --           32,254          1,599         30,655
  Insurance and claims..............      72,481       30,888          --           41,593            490         41,103
  Provision for depreciation........     144,260       53,450          --           90,810          8,997         81,813
  Net (gain) loss on sale of carrier
    operating property..............        (661)      (1,363)         --              702             (3)           705
                                      ----------   ----------   -----------   --------------   ------------   ----------
  TOTAL OPERATING EXPENSES..........   3,033,337    1,491,235      (3,300)       1,538,802        100,032      1,438,770
                                      ----------   ----------   -----------   --------------   ------------   ----------
  OPERATING INCOME (LOSS)...........      12,067      (48,233)      3,300           63,600        (56,534)       120,134
Other (expense) income, net.........       1,473         (978)         --            2,451         (2,331)(e)      4,782
                                      ----------   ----------   -----------   --------------   ------------   ----------
  INCOME (LOSS) FROM CONTINUING
    OPERATIONS BEFORE INCOME
    TAXES...........................      13,540      (49,211)      3,300           66,051        (58,865)       124,916
Provision (benefit) for income
  taxes.............................       7,705      (22,209)      1,300(b)        31,214        (20,460)        51,674
                                      ----------   ----------   -----------   --------------   ------------   ----------
  INCOME (LOSS) FROM CONTINUING
    OPERATIONS......................  $    5,835   $  (27,002)    $ 2,000       $   34,837       ($38,405)    $   73,242
                                       =========    =========   =========      ===========     ===========     =========
  INCOME PER SHARE FROM CONTINUING
    OPERATIONS......................  $     0.15                                $     0.88                    $     1.86
                                       =========                               ===========                     =========


---------------

(a) Reflects the elimination of the historical results of operations of REX as presented in the historical financial statements of REX included elsewhere in this Proxy Statement.

(b) Represents the decrease in pension expense and related tax effect through thirty-six weeks ended September 10, 1994 attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(c) On November 6, 1995, the Board of Directors of the Company announced plans to exit the air freight business served by RGA. See note (b) to "Roadway Services, Inc. and Subsidiaries Capitalization".

(d) Reflects the elimination of historical RGA amounts.

(e) Includes interest expense of $2.3 million incurred under intercompany credit agreements with a subsidiary of RSI with outstanding borrowings aggregating $68.9 million at September 10, 1994.

RSI MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BACKGROUND AND BUSINESS CONDITIONS

     The following discussion and analysis of financial condition and results of operations has been prepared to reflect the Distribution and the announced plans to exit the air freight business served by RGA, the Company's worldwide air freight subsidiary, in the fourth quarter of 1995 and refers to RSI as the continuing business of the Company following these events. This discussion is based on information derived from the unaudited pro forma statements of consolidated income for the thirty-six weeks ended September 9, 1995 and September 10, 1994 and the unaudited pro forma condensed balance sheet at September 9, 1995. The RSI pro forma results, except for the reduction in pension expense, represent the historical financial results for all companies that will be a part of RSI after the Distribution and discontinuance of the RGA business. The pro forma reduction in pension expense, which is included as a reduction to salaries, wages and benefits, reflects the effect on pension expense resulting from the allocation of pension assets to REX on a basis different than previously used to determine historical pension expense. See "Roadway Services, Inc. -- Pro Forma Condensed Financial Statements". This reduction is expected to continue in future years.

     The following table sets forth the percentage relationship of RSI's revenue and expense items to operating revenue for the periods indicated.


                                              THIRTY-SIX WEEKS         THIRTY-SIX WEEKS
                                                   ENDED                    ENDED
                                             SEPTEMBER 9, 1995        SEPTEMBER 10, 1994
                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue.................................    $1,646,989     100.0%    $1,558,904     100.0%
Operating Expenses
  Salaries, wages and benefits..........       639,059      38.8        590,886      37.9
  Purchased transportation..............       460,923      28.0        448,682      28.8
  Operating supplies and expenses.......       288,817      17.5        244,926      15.7
  Operating taxes and licenses..........        33,526       2.0         30,655       2.0
  Insurance and claims..................        35,415       2.2         41,103       2.6
  Provision for depreciation............        88,694       5.4         81,813       5.3
  Net (gain) loss on sale of carrier
     operating property.................          (985)     (0.1)           705       0.0
                                            ----------     -----     ----------     -----
Total Operating Expenses................     1,545,449      93.8     $1,438,770      92.3
                                            ----------     -----     ----------     -----
Operating Income........................       101,540       6.2        120,134       7.7
Other income, net.......................         6,235       0.3          4,782       0.3
                                            ----------     -----     ----------     -----
Income from Continuing Operations
Before Income Taxes.....................       107,775       6.5        124,916       8.0
Provision for income taxes..............        39,666       2.4         51,674       3.3
                                            ----------     -----     ----------     -----
Income from Continuing Operations.......    $   68,109       4.1%    $   73,242       4.7%
                                            ==========     =====     ==========     =====
Income from Continuing Operations per
  Share.................................    $     1.73               $     1.86
                                            ==========               ==========

RESULTS OF OPERATIONS

  Thirty-Six Weeks Ended September 9, 1995 Compared With Thirty-Six Weeks Ended September 10, 1994

     Revenue for the thirty-six weeks ended September 9, 1995 increased $88.1 million or 5.7% over the same period in 1994. Revenue growth continues to be behind plan at all operating companies, except ROLS, because of the sluggish economy and an intense pricing environment, especially in the regional LTL market.

     Revenue at RPS increased by $61.6 million or 7.6% as a result of package volume growth and the effects of the rate increase implemented in early 1995. In addition, ROLS contributed significantly to the revenue increase due to ongoing expansion of the business. ROLS began operations in 1989 and operates in markets which have experienced significant overall growth in recent years. RRG revenues for the period were 2.3% above the prior year's despite Central Freight Lines' revenue which was down 9.7% due in part to the impact of intrastate deregulation in Texas. Roberts experienced a revenue decline of 11.3%.

     Operating expenses for the thirty-six weeks ended September 9, 1995 increased $106.7 million or 7.4% over the same period in 1994. The increase resulted primarily from higher business volumes at all business units except Roberts, with RPS and RRG reporting operating expense increases of 7.8% and 7.3%, respectively. The increase in overall operating expenses occurred despite higher than normal operating expenses having been incurred in 1994. As a result of Federal legislation enacted during 1994, the remaining asset values of intrastate operating rights of $5.8 million were charged to operating supplies and expenses and were included in the results for the thirty-six weeks ended September 10, 1994. Operating supplies and expenses in 1995 were impacted by expenses related to an information technology project undertaken by RRG called PRISM which is expected to negatively impact earnings for the year by approximately $0.25 per share. Increases in expenses more than offset a decline of $5.7 million in insurance and claims related expenses which resulted from ongoing claims management and safety related programs.

     Operating income was $101.5 million for the thirty-six weeks ended September 9, 1995 compared to $120.1 million for the comparable 1994 period. Lower than planned volumes resulting from the sluggish economy and higher operating expenses negatively impacted margins in 1995. RRG's margins were further impacted by intense discounting of rates in certain geographic areas as well as costs for the PRISM project, as previously discussed. These factors resulted in an operating loss at RRG for the thirty-six weeks of 1995 which represented a decline of $27.0 million from its operating income for the comparable period in 1994. After the Distribution and the discontinuance of the RGA business, Other income, net will no longer include interest income which amounted to $6.6 million and $2.3 million for the thirty-six weeks ended September 9, 1995 and September 10, 1994, respectively, from REX and RGA intercompany borrowings. The effective tax rate differs from the Federal statutory rate due to state income taxes and non-deductible operating costs.

     Income from continuing operations declined $5.1 million or 7.0% from $1.86 per share for the thirty-six weeks ended September 10, 1994 to $1.73 per share for the comparable period of 1995. An earnings increase at RPS of 10.6% in 1995 was more than offset by declines at RRG and Roberts.

     During the fourth quarter of 1995, RSI expects freight volume to increase from the third quarter as a result of the normal seasonal nature of its businesses. Competitive discounting is expected to continue in the regional LTL markets with limited opportunity to improve rate levels.

LIQUIDITY AND CAPITAL RESOURCES

     Early in 1995 the Company entered into two new debt agreements, a $300 million Revolving Credit Agreement with several banks, expiring in March 1999, and a $25 million unsecured bank line of credit, which have been amended to permit the Distribution. Interest on outstanding borrowings is based on variable rates.

     Borrowings under the Credit Agreement were $195 million at September 9, 1995. RSI capital expenditures for continuing operations were $209 million for the thirty-six week period ended September 9, 1995 and are expected to approximate $285 million for the year ending December 31, 1995. RSI expects that the investment in the growth of its operating companies, especially RPS, after the Distribution will be substantial. Investments in technology and systems development are also expected to continue, including the PRISM project, which was launched in 1994 at RRG. Capital expenditures are expected to exceed $350 million in 1996. In the past, internally generated cash flow and financing sources readily available to the Company have been sufficient to finance capital expenditures, needed working capital, and dividends and interest. RSI's working capital deficit of $134 million, uncertain profitability at its subsidiaries, and the expenses to be incurred in connection with the discontinuance of the business of RGA, as well as the loss of cash flows previously provided by REX, would appear to make it necessary for RSI to incur significant future borrowings in light of projected capital expenditures. However, the stress that RGA would have put on the future liquidity of RSI will have been eliminated. RSI anticipates that it will be able to arrange financing that together with cash flows from operations will be sufficient to fund its projected capital expenditures and provide adequate levels of working capital and funds for payment of dividends and interest. It is anticipated that RSI will establish its dividend policy after the Distribution.

     The impact of inflation on operating expenses has been moderate in recent years. Most of RSI's operating expenses reflect current costs. In the normal course of business, RSI is exposed to various financial risks including interest and foreign exchange rates. Monitoring of these exposures and the evaluation of related risks includes strong oversight by senior management. Currently, RSI believes these risks are not significant and the use of derivatives has not been considered necessary although they may be considered in the future. RSI's policy would allow the use of derivatives to hedge against specified risks but would not allow use for speculative purposes. It is anticipated that although RSI will continue to expand its presence in the global marketplace, the effects of foreign currency fluctuations will remain relatively insignificant. Foreign currency transaction gains or losses have not been significant.

     Costs related to the Distribution, primarily legal, accounting and other professional fees, will be included as part of the cost of the discontinued operations of REX. In addition, the anticipated pre-tax charge of approximately $65 million for the discontinuance of the business of RGA will be included as part of the cost of the RGA discontinued operations.

ROADWAY EXPRESS, INC. SELECTED HISTORICAL FINANCIAL DATA


     The following data is qualified in its entirety by the financial statements of REX and other information contained elsewhere in this Proxy Statement. The financial data as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992 has been derived from the audited financial statements of REX contained elsewhere in this Proxy Statement. The historical financial data is unaudited except for the years ended December 31, 1994, 1993 and 1992. The historical financial statements of REX contained in this Proxy Statement are presented as if REX were a separate entity for all periods presented.

                                  THIRTY-SIX WEEKS ENDED
                                     (THREE QUARTERS)
                               -----------------------------                         YEAR ENDED DECEMBER 31,
                               SEPTEMBER 9,    SEPTEMBER 10,     ----------------------------------------------------------------
                                   1995            1994            1994          1993          1992         1991          1990
                               -------------   -------------     ---------     ---------     --------     ---------     ---------
                                        (UNAUDITED)       (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)          (UNAUDITED)
INCOME STATEMENT DATA:
Revenue........................   $   1,570      $   1,443(a)    $   2,171(a)  $   2,324     $  2,186     $   2,063     $   1,982
Operating expenses.............       1,585          1,491(a)        2,200(a)      2,251        2,088         1,960         1,885
Operating income (loss)........         (15)           (48)(a)         (29)(a)        73           98           103            97
Net income (loss)..............         (13)           (27)(a)         (21)(a)        26(b)        61            62            60
BALANCE SHEET DATA:
Current assets.................         277            286             272           235          231           223           225
Carrier operating property.....         440            456             474           505          472           479           488
Total assets...................         720            742             746           740          705           704           716
Long-term debt.................          --             --              --            --           --            --            --
Shareholder's equity...........         235            250             256           300          301           298           321
                                                                                                           (AMOUNTS IN THOUSANDS)
OTHER DATA:
Tons of freight -- LTL.........       4,108          3,734           5,598         6,221        5,873         5,634         5,528
               TL..............         995            981           1,439         1,639        1,587         1,605         1,587
               Total...........       5,103          4,715           7,037         7,860        7,460         7,239         7,115
Intercity miles................     431,957        387,138         588,499       648,831      601,659       583,839       560,711
Ton miles......................   6,538,605      5,873,308       8,792,871     9,714,031     9,170,521    8,833,070     8,536,483
Number of employees............          26             27              27            27           26            26            26

---------------
(a) Includes the effect of a 24-day Teamsters strike against REX in the second quarter of 1994.

(b) Includes a net charge of $14.7 million for the cumulative effect of accounting changes for the after-tax effect of postretirement benefits other than pensions and income taxes as described in the notes to the consolidated financial statements of REX included elsewhere in this Proxy Statement.

             ROADWAY EXPRESS, INC. AND SUBSIDIARIES CAPITALIZATION

     The following table sets forth the capitalization of REX at September 9, 1995, the principal financial adjustments that will result from the Distribution and the pro forma capitalization of REX after giving effect to the Distribution. This data should be read in connection with the historical financial statements and the unaudited pro forma condensed financial statements of REX and Subsidiaries included elsewhere in this Proxy Statement.

                                                          SEPTEMBER 9, 1995
                                               ----------------------------------------
                                               HISTORICAL     ADJUSTMENTS     PRO FORMA
                                               ----------     -----------     ---------
                                                        (AMOUNTS IN THOUSANDS)
Preferred Stock (a)
  Authorized -- 20,000,000 shares
  Issued -- none.............................   $      --      $      --      $      --
Common stock -- $.01 par value:
  Authorized -- 100,000,000 shares...........
  Issued -- 20,770,218 shares (b)............      39,898             --         39,898
Additional capital...........................       3,408             --          3,408
Earnings reinvested in the business..........     191,948        (22,300)(c)    169,648
                                               ----------     -----------     ---------
          TOTAL CAPITALIZATION...............   $ 235,254      $ (22,300)     $ 212,954
                                                =========     ===========     =========

---------------

(a) Reflects the proposed authorized preferred stock assuming the Distribution occurred on September 9, 1995.

(b) Estimate of the number of outstanding shares of REX Common Stock based on the number of outstanding shares of Company Common Stock on September 9, 1995 (other than in the treasury) and assuming a (i) Distribution ratio of one share of REX Common Stock for each two shares of Company Common Stock and (ii) Distribution of ninety-five percent of the outstanding REX Common Stock to shareholders of RSI.

(c) Represents the transfer of accrued pension costs from RSI to REX attributable to the defined benefit pension plan obligation and related assets for active REX employees, net of deferred income taxes.

REX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The Historical Financial Data of REX contained herein sets forth certain information with respect to REX's financial condition and results of operations and should be read in conjunction with the following analysis. The following table sets forth the percentage relationship of REX's revenue and expense items to operating revenues for the periods indicated:

                                         THIRTY-SIX WEEKS ENDED
                                      ----------------------------      YEAR ENDED DECEMBER 31
                                      SEPTEMBER 9,   SEPTEMBER 10,     -------------------------
                                          1995           1994          1994      1993      1992
                                      ------------   -------------     -----     -----     -----
                                                (EXPENSES AS A PERCENTAGE OF REVENUE)
Net Revenue...........................     100.0%        100.0%        100.0%    100.0%    100.0%
Operating Expenses
  Salaries, wages and benefits........      68.0          71.0          69.6      67.1      65.6
  Operating supplies and expenses.....      17.3          18.9          17.9      16.5      17.1
  Purchased transportation............       6.6           4.1           4.9       3.6       3.1
  Operating taxes and licenses........       3.4           3.6           3.4       3.4       3.3
  Insurance and claims expense........       2.5           2.1           2.1       2.2       2.0
  Provision for depreciation..........       3.2           3.7           3.5       4.1       4.4
  Loss (Gain) on disposal of
     property.........................        --          (0.1)         (0.1)       --        --
                                      ------------   -------------     -----     -----     -----
Total Operating Expenses..............     101.0         103.3         101.3      96.9      95.5
                                      ------------   -------------     -----     -----     -----
Operating Income (loss)...............      (1.0)         (3.3)         (1.3)      3.1       4.5
Other (expense) income................      (0.1)         (0.1)         (0.1)     (0.0)      0.1
                                      ------------   -------------     -----     -----     -----
Income (loss) before income taxes and
  cumulative effect of accounting
  changes.............................      (1.1)         (3.4)         (1.4)      3.1       4.6
Provision (benefit) for income
  taxes...............................      (0.3)         (1.5)         (0.4)      1.4       1.8
                                      ------------   -------------     -----     -----     -----
Income (loss) before cumulative effect
  of accounting changes...............      (0.8)         (1.9)         (1.0)      1.7       2.8
Cumulative effect of accounting
  changes.............................        --            --            --      (0.6)       --
                                      ------------   -------------     -----     -----     -----
Net income (loss).....................      (0.8)%        (1.9)%        (1.0)%     1.1%      2.8%
                                      =============  ==============    =====     =====     =====

RESULTS OF OPERATIONS

 Thirty-Six Weeks Ended September 9, 1995 Compared With Thirty-Six Weeks Ended September 10, 1994

     Consolidated revenue for the thirty-six weeks ended September 9, 1995 was $1.57 billion as compared to $1.44 billion for the comparable period of 1994. This increase of $127.0 million or 8.8% was in comparison to the depressed business levels during 1994 due to a 24-day strike by REX's IBT workers in April 1994. Total freight tonnage for REX was up 8.2% for the thirty-six week period in 1995, with LTL tonnage up 10.0% and truckload tonnage up 1.4%. Ton miles (the sum of the weight of freight times the distance freight is moved) increased 11.3%, reflecting the tonnage increase as well as the increased distance an average shipment moved in 1995 (2.8%). However, after adjusting for the impact of the work stoppage in 1994, tons during the thirty-six week period ending September 9, 1995 were approximately 3% below the comparable period in 1994. Extreme competitive pressure on freight rates resulting in discounting caused revenue per ton to be up only 0.5% in 1995 over 1994 levels, despite a general rate increase of approximately 4% in January, 1995. LTL revenue per ton decreased 0.6% for the thirty-six week period ended September 9, 1995 from the comparable period in 1994. Revenue per ton rose, even while LTL revenue per ton declined, because REX transported proportionately more higher-priced LTL freight than truckload freight in 1995 as compared to 1994.

     Operating expenses for the thirty-six weeks ended September 9, 1995 increased $93.8 million or 6.3% over the same period in 1994. This increase resulted primarily from higher business volume. Such increase also reflects the effect of a 3.1% increase in union labor wage and benefit rates and benefits effective April 1, 1995 under the terms of the National Master Freight Agreement ("NMFA") with the IBT of which REX is a signatory. The NMFA became effective April 1994, and expires March 31, 1998. REX expects labor wages to increase under the NMFA, although the precise amount of such increase cannot presently be determined. REX has frozen non-union salaries and wages since mid-1995. In the 1995 period, REX had certain productivity gains through reengineering efforts that partially offset the 1995 wage and benefit increase, including the increased use both of rail lines when appropriate and implementation of scheduled shipping times. REX believes that relatively low tonnage levels have limited the full use of cost saving measures and reengineering improvements. As a result of REX's initiatives, operating expenses per freight ton increased only 2.3% during the thirty-six weeks ended September 9, 1995 over the comparable period in 1994, and operating costs per ton mile decreased by 0.3% over the same period. Included in operating expenses for the 1994 period is approximately $6.9 million associated with the closure of certain terminals, realignment of linehaul operations and the relocation of personnel in connection therewith. Also included in operating expenses is a 0.6% decline in fuel prices on a per gallon basis in the 1995 period compared to the same period in 1994.

     REX's operating loss was $15.0 million (or 1.0% of revenue) for the thirty-six weeks ended September 9, 1995, compared to an operating loss of $48.2 million (or 3.3% of revenue) for the comparable 1994 period. 1995 results reflect intense discounting of rates, overcapacity in the LTL market and the corresponding adverse effect on operating margins.

     The tax benefit attributable to the operating losses in both years differs from the Federal statutory benefit due to the impact of state taxes, non-deductible operating expenses, and taxes on profitable foreign operations. These components have a much greater impact in periods where operating results are near break even. The deferred tax asset at the end of the third quarter of 1995 is the result of temporary differences consistent with Note D to REX's Consolidated Financial Statements contained herein.

  Year Ended December 31, 1994 Compared With The Year Ended December 31, 1993

     Consolidated revenue for year ended December 31, 1994 decreased $152.6 million or 6.6% over the same period in 1993. This decrease was the result of the adverse impact of the strike by REX's union workers in April 1994 which reduced revenue by approximately $190.0 million. Total freight tonnage at REX decreased 10.5% with a similar reduction in LTL tonnage. Although total tonnage was down, revenue per ton increased 4.5% in 1994 over 1993 due primarily to a rate increase in January 1994. LTL revenue per ton increased 3.9% during this period.

     Operating expenses for the year ended December 31, 1994 decreased $50.8 million, or 2.3%, over the same period in 1993 primarily a result of reduced volume. Included in operating costs for 1994 was the effect of a 1.2% increase in union wage rates and benefits resulting from the labor contract which was effective April 1994, expenses associated with the closing of certain terminals, realignment of linehaul operations and the relocation of personnel in connection therewith. Fuel prices in 1994, on a per gallon basis, were 1.6% higher than 1993 levels. Purchased transportation increased 27.6% in 1994, reflecting the increased use of rail.

     REX experienced an operating loss of $28.9 million (or 1.3% of revenue) compared to operating income of $72.8 million (or 3.1% of revenues in 1993) due primarily to the previously mentioned strike by unionized workers. The magnitude of REX's 1994 operating loss was mitigated by operating income from foreign operations of $9.3 million.

     The tax benefit attributable to the operating loss in 1994 differs from the Federal statutory benefit due to the impact of state taxes, non-deductible operating expenses, and taxes on profitable foreign operations. The effective tax rate in 1993 also differed from the statutory rate due to state taxes, non-deductible operating expenses and foreign operations.

  Year Ended December 31, 1993 Compared With The Year Ended December 31, 1992

     Consolidated revenue for the year ended December 31, 1993 increased $138.0 million, or 6.3%, over the same period in 1992. Total freight tonnage increased 5.4%, including an increase of 5.9% in LTL tons over the same period in 1993. Competitive pressures, and related discounting caused freight rates to increase only slightly in 1993 which resulted in revenue per ton only 0.9% above 1992 levels. LTL revenue per ton increased only 0.5%.

     Operating expenses for the year ended December 31, 1993 increased $163.6 million, or 7.8%, over the same period in 1992 primarily due to increased volume and a 3.4% increase in compensation costs under REX's labor contract. Fuel prices in 1993, on a per gallon basis, were 2.1% above 1992 levels, primarily because of federally mandated reductions in diesel fuel sulfur levels and increased federal fuel taxes. Operating expenses in 1993 also increased as a result of an increase of $11.8 million in pension plan expenses, a $4.7 million increase in retiree medical expenses and a 22.8% increase in purchased transportation reflecting increased use of rail and shipments to foreign markets. Operating income was $72.8 million (or 3.1% of revenues) for the year ended December 31, 1993 compared to $98.4 million (or 4.5% of revenues) for the year ended 1992.

     REX's effective income tax rate increased from 39.2% in 1992 to 43.9% in 1993 primarily from the increase, effective January 1, 1993, in the statutory Federal rate to 35%, and increases in state taxes.

     As discussed in Notes D and E to the consolidated financial statements, REX recorded the cumulative effect of two accounting changes in 1993 which resulted in a net charge to 1993 earnings of $14.7 million. By adopting the Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Post-retirement Benefits Other Than Pensions," REX recognized the entire December 31, 1992 accumulated post-retirement benefit obligation of $32.5 million ($20.4 million after taxes) as a charge to earnings and, as discussed above, also increased the 1993 provision for retiree medical costs. Also adopted by REX in 1993 was SFAS No. 109, "Accounting for Income Taxes," which resulted in an increase in 1993 earnings of $5.7 million. Under SFAS 109, REX now recognizes deferred tax liabilities and assets using the liability method whereby such amounts are adjusted and earnings are affected in the periods when changes in tax rates are legislated.

LIQUIDITY AND CAPITAL RESOURCES

     REX had cash and cash equivalents of $22.0 million September 9, 1995, which was consistent with its historical cash position. REX maintains a $50 million line of credit with RSI of which $29 million was outstanding at September 9, 1995. This line of credit will no longer be available following the Distribution. REX intends to repay such amount prior to the Distribution out of cash flows from operations. If cash flows are not sufficient to repay such amount, the Company has agreed to make a capital contribution to REX sufficient to permit repayment of the debt prior to the Distribution. REX intends to replace this financing arrangement with a line of credit from a commercial lender. REX expects that such credit line will have comparable terms (including interest rate) to those of its existing line. Cash flows have been negatively impacted in recent years by an increase in standard credit terms under contracts with freight customers. Over the last five years, the average time of payment by customers has increased by two days.

     Capital expenditures are financed primarily through internally generated funds. Future expenditures are expected to be financed in a similar manner, except for a planned replacement in 1996, 1997 and 1998 of approximately 50% of REX's trailer fleet through a yet to be established operating lease arrangement. Capital expenditures are expected to be $35 million in 1996, excluding trailers to be leased. Future capital expenditures for facilities are expected to be limited as REX reduces its terminal network to better utilize existing capacity, improve efficiency and reduce fixed costs. Revenue equipment needs will be reduced as REX increases utilization of rail services to transport freight in linehaul operations. REX management believes that cash flows from operations and financing sources which it anticipates to be available will be sufficient to support its working capital needs, projected capital expenditures and provide funds to purchase shares of REX Common Stock for its employee benefit plans. See "Certain Special Considerations - Certain Financial Considerations Related to REX and RSI", "The Distribution - Background and Reasons for the Distribution", and "Approval of the Adoption of the REX Management Incentive Stock Plan". Accordingly, REX management does not believe its working capital deficit ($44.9 million at September 9, 1995) materially impacts its liquidity. Also, REX management does not expect that the Distribution will materially affect future cash flows from operations.

     Freight rate levels have been severely depressed throughout 1995 resulting in generally poor operating results for much of the LTL industry. Although no assurances can be given, REX believes that rates will improve in 1996 as consolidation and capacity reduction programs continue to be implemented by REX and several of its major competitors.

     REX plans on reducing its terminal network by 200 facilities by early 1997, which it expects will result in a reduction in fixed costs while improving utilization of remaining terminal capacity. This change is also expected to reduce freight handling labor costs. No significant expenses are expected in connection with this facility reduction.

     Fixed price fuel contracts have been utilized to moderate the impact of potential fuel price swings. In 1995, approximately 24% of fuel purchases are subject to such contracts, while an additional 28% of such purchases are for guaranteed quantities at market rates. These fixed price contracts have had no material impact on REX's fuel costs.

     The impact of inflation on operating expenses has been moderate in recent years.

REX PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Financial Statements of REX have been prepared on a pro forma basis to give effect to the Distribution. The unaudited Pro Forma Condensed Balance Sheet gives effect to the Distribution as if it occurred on September 9, 1995. The unaudited Pro Forma Condensed Statements of Consolidated Income give effect to the Distribution as if it occurred at the beginning of each period presented.

     The unaudited Pro Forma Condensed Financial Statements of REX and accompanying notes should be read in conjunction with the audited financial statements and notes thereto of REX appearing elsewhere in this Proxy Statement. The unaudited Pro Forma Condensed Financial Statements of REX do not purport to represent what the results of operations or financial position of REX would actually have been if the Distribution in fact had occurred on the dates indicated or at any future date.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES
                    ---------------------------------------

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 9, 1995



                                                                    PRO
                                                                   FORMA         PRO
                                                   HISTORICAL     ADJUSTMENTS   FORMA
                                                   ----------     --------     --------
                                                          (AMOUNTS IN THOUSANDS)
ASSETS
Cash and cash equivalents........................  $   22,006     $     --    $  22,006
Accounts receivable..............................     236,156           --      236,156
Prepaid expenses and supplies....................      14,316           --       14,316
Deferred income taxes............................       4,670           --        4,670
                                                   ----------     --------    ---------
       TOTAL CURRENT ASSETS......................     277,148           --      277,148
Carrier operating property.......................   1,435,556           --    1,435,556
Less allowances for depreciation.................     995,325           --      995,325
                                                   ----------     --------    ---------
       TOTAL CARRIER OPERATING PROPERTY..........     440,231           --      440,231
Deferred income taxes............................       2,720       14,200(a)    16,920
                                                   ----------     --------    ---------
                                                   $  720,099     $ 14,200    $ 734,299
                                                   ==========     ========    =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable.................................  $  110,667     $     --    $ 110,667
Salaries and wages payable.......................     111,334           --      111,334
Short-term debt-affiliates.......................      29,000           --       29,000(b)
Other current liabilities........................      71,087           --       71,087
                                                   ----------     --------    ---------
       TOTAL CURRENT LIABILITIES.................     322,088           --      322,088
Accrued pension costs............................          --       36,500(a)    36,500
Future equipment repairs.........................      28,373           --       28,373
Casualty claims payable after one year...........      90,454           --       90,454
Retiree medical..................................      43,930           --       43,930
                                                   ----------     --------    ---------
       TOTAL LONG-TERM LIABILITIES...............     162,757       36,500      199,257
Common stock.....................................      39,898           --       39,898
Additional capital...............................       3,408           --        3,408
Earnings reinvested in the business..............     191,948      (22,300)(a)  169,648
                                                   ----------     --------    ---------
       TOTAL SHAREHOLDER'S EQUITY................     235,254      (22,300)     212,954
                                                   ----------     --------    ---------
                                                   $  720,099     $ 14,200    $ 734,299
                                                   ==========     ========    =========


(a) Represents the transfer of accrued pension costs and related deferred taxes from RSI to REX attributable to the defined benefit pension plan obligation and related assets for active REX employees. The projected benefit obligation was actuarially determined based on the participants in the Plan that are active REX employees and actuarial assumptions used were consistent with assumptions previously used by RSI. The assets were divided based on the requirements of Section 414(l) of the Code and other management considerations.

(b) See Note (b) to Roadway Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Balance-Sheet September 9, 1995.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                    THIRTY-SIX WEEKS ENDED SEPTEMBER 9, 1995

                                                                    PRO
                                                                   FORMA
                                                   HISTORICAL     ADJUSTMENTS  PRO FORMA
                                                   ----------     --------     ----------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                SHARE DATA)
REVENUE..........................................  $1,569,991     $     --     $1,569,991
OPERATING EXPENSES
  Salaries, wages and benefits...................   1,067,515        3,300(a)   1,070,815
  Purchased transportation.......................     102,965           --        102,965
  Operating supplies and expenses................     272,095           --        272,095
  Operating taxes and licenses...................      52,565           --         52,565
  Insurance and claims...........................      39,978           --         39,978
  Provision for depreciation.....................      50,470           --         50,470
  Net (gain) loss on sale of carrier operating
     property....................................        (550)          --           (550)
                                                   ----------     --------     ----------
       TOTAL OPERATING EXPENSES..................   1,585,038        3,300      1,588,338
                                                   ----------     --------     ----------
       OPERATING INCOME (LOSS)...................     (15,047)      (3,300)       (18,347)
  Other (expense) income, net....................      (2,754)          --         (2,754)
                                                   ----------     --------     ----------
       INCOME (LOSS) BEFORE INCOME TAXES.........     (17,801)      (3,300)       (21,101)
Provision (benefit) for income taxes.............      (4,605)      (1,300)(a)     (5,905)
                                                   ----------     --------     ----------
       NET INCOME (LOSS).........................  $  (13,196)    $ (2,000)    $  (15,196)
                                                   ==========     =========    ==========
       PRO FORMA NET INCOME (LOSS) PER SHARE.....                              $    (0.73)(b)
                                                                               ==========

(a) Represents the increase in pension expense and related tax effect through the thirty-six weeks ended September 9, 1995 attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(b) Pro Forma net income (loss) per share is based on the equivalent weighted average shares outstanding -- 20,767,000 shares. The number of shares was determined based on a Distribution ratio of one share of REX Common Stock for each two shares of RSI Common Stock and distribution of ninety-five percent of the outstanding REX Common Stock.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                          YEAR ENDED DECEMBER 31, 1994

                                                                    PRO
                                                                   FORMA
                                                   HISTORICAL     ADJUSTMENTS  PRO FORMA
                                                   ----------     --------     ----------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                SHARE DATA)
REVENUE..........................................  $2,171,117     $     --     $2,171,117
OPERATING EXPENSES
  Salaries, wages and benefits...................   1,512,235        4,800(a)   1,517,035
  Purchased transportation.......................     105,486           --        105,486
  Operating supplies and expenses................     388,268           --        388,268
  Operating taxes and licenses...................      74,031           --         74,031
  Insurance and claims...........................      46,913           --         46,913
  Provision for depreciation.....................      75,750           --         75,750
  Net (gain) loss on sale of carrier operating
     property....................................      (2,628)          --         (2,628)
                                                   ----------     --------     ----------
       TOTAL OPERATING EXPENSES..................   2,200,055        4,800      2,204,855
                                                   ----------     --------     ----------
       OPERATING INCOME (LOSS)...................     (28,938)      (4,800)       (33,738)
Other (expense) income, net......................      (1,775)          --         (1,775)
                                                   ----------     --------     ----------
       INCOME (LOSS) BEFORE INCOME TAXES.........     (30,713)      (4,800)       (35,513)
  Provision (benefit) for income taxes...........      (9,268)      (1,900)(a)    (11,168)
                                                   ----------     --------     ----------
       NET INCOME (LOSS).........................  $  (21,445)    $ (2,900)    $  (24,345)
                                                   ==========     =========    ==========
       PRO FORMA NET INCOME (LOSS) PER SHARE.....                              $    (1.17)(b)
                                                                               ==========

(a) Represents the increase in pension expense and related tax effect for the year ended December 31, 1994 attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(b) Pro Forma net income (loss) per share is based on the equivalent weighted average shares outstanding -- 20,733,000 shares. The number of shares was determined based on a Distribution ratio of one share of REX Common Stock for each two shares of RSI Common Stock and distribution of ninety-five percent of the outstanding REX Common Stock.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES
                    ---------------------------------------

              UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME
                   THIRTY-SIX WEEKS ENDED SEPTEMBER 10, 1994


                                                                      PRO
                                                                     FORMA
                                                     HISTORICAL     ADJUSTMENTS  PRO FORMA
                                                     ----------     --------     ----------
                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                  SHARE DATA)
REVENUE..........................................    $1,443,002     $     --     $1,443,002
OPERATING EXPENSES
  Salaries, wages and benefits...................     1,024,289      3,300(a)     1,027,589
  Purchased transportation.......................        59,443           --         59,443
  Operating supplies and expenses................       272,466           --        272,466
  Operating taxes and licenses...................        52,062           --         52,062
  Insurance and claims...........................        30,888           --         30,888
  Provision for depreciation.....................        53,450           --         53,450
  Net (gain) loss on sale of carrier operating
     property....................................        (1,363)          --         (1,363)
                                                     ----------     --------     ----------
       TOTAL OPERATING EXPENSES..................     1,491,235        3,300      1,494,535
                                                     ----------     --------     ----------
       OPERATING INCOME (LOSS)...................       (48,233)      (3,300)       (51,533)
Other (expense) income, net......................          (978)          --           (978)
                                                     ----------     --------     ----------
       INCOME (LOSS) BEFORE INCOME TAXES.........       (49,211)      (3,300)       (52,511)
Provision (benefit) for income taxes.............       (22,209)      (1,300)(a)    (23,509)
                                                     ----------     --------     ----------
       NET INCOME (LOSS).........................    $  (27,002)    $ (2,000)    $  (29,002)
                                                     ==========     ========     ==========
       PRO FORMA NET INCOME (LOSS) PER SHARE.....                                $    (1.40)(b)
                                                                                 ==========


(a) Represents the increase in pension expense and related tax effect through three quarters attributable to the transfer of the defined benefit pension plan obligation and related assets for active REX employees from RSI to REX.

(b) Pro Forma net income (loss) per share is based on the equivalent weighted average shares outstanding -- 20,731,000 shares. The number of shares was determined based on a Distribution ratio of one share of REX Common Stock for each two shares of RSI Common Stock and distribution of ninety-five percent of the outstanding REX Common Stock.

BUSINESS OF RSI

INTRODUCTION

     RSI, an Ohio corporation organized in 1982, is a holding company that after the Distribution will be engaged directly in the contract logistic services business and through its subsidiaries in express small package delivery services, LTL trucking and related transportation activities. These operations provide services and solutions to meet customer requirements based upon shipment size, distance, time in transit, and distribution needs. RSI conducts these operations through Roadway Package System, Inc., ("RPS"); Roadway Regional Group, Inc. ("RRG"), the parent company of Viking Freight System, Inc. ("Viking"), Spartan Express, Inc. ("Spartan"), Coles Express, Inc. ("Coles") and Central Freight Lines, Inc. ("Central"); and Roberts Express, Inc. ("Roberts"). The business of Roadway Logistics Systems, Inc. ("ROLS"), which operates the contract logistic services business, will be merged into RSI prior to the Distribution. RSI intends to change its name following the Distribution. See "Amendment to the Amended Articles of Incorporation of the Company".

STRATEGY

     The transportation, intermodal and logistics marketplace continues to experience rapid change in response to demands for quality and time based management. RSI's business strategy is to own and coordinate individual operating units that address specific customer requirements for shipment size, distance traveled and time in transit. By offering a broad range of transportation services, RSI is positioned to take advantage of changing distribution trends as more customers embrace the concept of a single core carrier. RSI believes that the Distribution will enable it to be a more flexible, efficient and responsive organization.

     This strategy includes the continuing improvement of information services to customers, an increasingly important component of transportation and logistics services. Each of RSI's subsidiaries provide shipment tracking and related information systems to assist customers in achieving the lowest total delivered cost of their products.

BUSINESSES

  Roadway Package System

     RPS, founded in 1985, serves customers in the small package market throughout North America and between North America and Europe, focusing primarily on the business-to-business delivery of packages weighing up to 150 pounds. RPS also offers service offshore to Puerto Rico, Alaska and Hawaii via a ground/air network operation. Further, RPS provides other specialized transportation services to meet specific customer requirements in the small package market. RPS's headquarters are located in Pittsburgh, Pennsylvania.

     The RPS network of 339 facilities in North America enables it to provide second-day and later delivery service to 98% of the United States population. Second-day coverage to the entire United States is expected in 1996. RPS intends to expand its network operations during the remainder of the 1990s to provide overnight ground service capability in regional markets.

     In 1995, RPS began providing service in Europe through an agreement entered into with General Parcel, GMBH, a European consortium comprised of domestic small package carriers. RPS provides its expedited air and ground delivery service between North America and Europe by means of this transportation consortium.

     RPS conducts its operations primarily with owner-operated vehicles and, in addition, owns 7,618 trailers.

  Roadway Logistics Systems

     ROLS provides customized, single source logistics solutions for manufacturing, industrial, distribution and retail businesses. These services include transportation management, dedicated transportation, warehouse operations and management, just-in-time delivery programs (including light assembly and manufacturing), customer order processing, returnable container management, freight bill payment and auditing, and other management services outsourced by its customers. ROLS is currently managing customer operations at more than 50 sites.

  Roadway Regional Group

     RRG is a nationwide network of regional LTL freight carriers. LTL shipments require less than the full cargo and/or weight capacity of a trailer and are more efficiently transported by sharing trailer capacity with other LTL shipments. RRG's subsidiaries operate dedicated regional trucking networks principally serving their core geographic markets with next-day and second-day LTL service. RRG carriers cooperatively transport freight throughout the United States and serve manufacturing, commercial and retail business-to-business customers. RRG's headquarters are located in San Jose, California.

     Viking operates in 12 western states through 51 terminals. Spartan operates in 17 midwestern and southern states through 77 terminals. Coles serves 11 northeastern and mid-atlantic states, along with eastern Canada, operating 26 terminals. Central operates in 10 states in the central and southwestern United States through 74 terminals.

     RRG's regional carriers provide service to customers nationwide using a single sales or service contact. RRG's subsidiaries have a combined fleet exceeding 20,000 trucks, tractors and trailers.

  Roberts Express

     Roberts is the world's largest surface expedited carrier, providing critical needs shipping and transportation for emergency shipments. Utilizing over 2,000 vehicles, Roberts provides these services in North America and Europe. Roberts' headquarters are located in Akron, Ohio.

     Roberts focuses on the delivery of urgent and critical shipments, including those requiring security, customized handling, temperature control or other special care and handling. Such shipments generally require speed and guaranteed reliability. Roberts also provides air charter and related ground service. Roberts, using satellite communications, has demonstrated its ability to deliver shipments within 15 minutes of promised times in 95% of all cases. Roberts transports freight through independent owner-operators.

COMPETITION

     RPS competes in the small package market, which is dominated by UPS, the world's largest package carrier. Competition for high volume, profitable shipping business focuses largely on providing economical pricing and dependable service.

     ROLS operates in a relatively new business area and further competition is expected from existing competitors and new entrants. Competition for the provision of logistics services is vigorous.

     RRG operates in the extremely competitive LTL marketplace. High levels of competition and periodic industry overcapacity continue to result in aggressive discounting and narrow margins. RRG competes primarily with other regional LTL carriers and, to a lesser extent, with national LTL carriers, small package carriers, private carriage, freight forwarders, railroads and airlines. Competition for freight is based primarily on price and service.

     Roberts competes principally with companies that specialize in critical time or needs shipments. Competition is based primarily on meeting exacting service requirements. Roberts competes by providing extremely reliable, fast delivery of shipments at competitive prices.

GOVERNMENT REGULATION

     RSI's operations in interstate commerce are currently regulated by the ICC, which retains limited oversight authority over motor carriers. Recently enacted Federal legislation has preempted regulation by the states of price, routes, and service in intrastate freight transportation.

     RSI, like other interstate motor carriers, is subject to certain Department of Transportation ("DOT") safety requirements governing interstate operations. In addition, vehicle weight and dimensions remain subject to both Federal and state regulations. More restrictive limitations on vehicle weight and size, or on trailer length or configuration, could adversely affect the profitability of RSI.

     RSI is subject to Federal, state and local environmental laws and regulations relating to, among other things, contingency planning for spills of petroleum products and the disposal of waste oil. Additionally, RSI is subject to significant regulations dealing with underground fuel storage tanks. RSI stores some of its fuel for its trucks and tractors in approximately 234 underground tanks located in 27 states. RSI has policies and methods to conform with these regulations. RSI estimates that capital expenditures for upgrading underground tank systems and costs associated with cleaning activities for 1995 and 1996 will not be material.

CYCLICALITY

     The trucking and shipping industries are affected directly by the state of the overall economy. Seasonal fluctuations affect tonnage, revenues, and earnings. Normally, the fall of each year is the busiest shipping period for each of RSI's operating companies; the months of December and January of each year are the slowest. Shipment levels, operating costs and earnings can also be adversely affected by inclement weather.

EMPLOYEES

     RSI and its subsidiaries (excluding REX and RGA) employ approximately 24,200 persons (on a full time equivalent basis) and utilize the services of approximately 9,900 independent contractors.

PROPERTIES

  RSI

     RSI's corporate offices and its information systems subsidiary, Roadway Information Technology, Inc., are currently located in Akron, Ohio in facilities leased from REX. Limited additional corporate office space is located in nearby leased facilities. RSI expects to relocate its corporate offices to another site within the Akron, Ohio area following the Distribution.

     The following information is as of September 9, 1995:

  RPS

     RPS operates 339 terminals, including 22 hub facilities. Forty-four of its terminals, 18 of which are hub facilities, are owned and 295 terminals, including the other four hub facilities, are leased, generally for terms of three years or less. Twelve of the terminals, including three hub facilities, are operated by Roadway Package System, Ltd., RPS's Canadian subsidiary. RPS's 22 hub facilities average 78,000 square feet in size and range in size from 22,000 to 143,000 square feet.

     RPS's corporate offices and information and data centers are located in an approximately 350,000 square foot building owned by a subsidiary of RSI in the Pittsburgh, Pennsylvania area.

  ROLS

     ROLS' general offices are located in Hudson, Ohio in leased facilities.

  RRG

     Viking operates 51 terminals located in twelve western states. Approximately thirty of the terminals, with approximately 1,470 loading spaces, are owned and the remaining terminals, with approximately 500 loading spaces, are leased. The largest terminal facility, located in Fontana, California, has 136 loading spaces and is leased by Viking. Viking's general offices are located in leased facilities in San Jose, California.

     Central operates 74 terminals located primarily in ten southwestern and midwestern states. Approximately forty-five of the terminals, with approximately 2,225 loading spaces, are owned and the remaining terminals, with approximately 400 loading spaces, are leased. The largest terminal, located in Dallas, Texas, has 525 loading spaces and is owned by Central. Central's general offices are located in Waco, Texas in owned facilities.

     Spartan operates 77 terminals located in 17 central and southern states. Fifteen of the terminals, with 575 loading spaces, are owned and the remaining 62, with 1,418 loading spaces, are leased. The largest terminal, a leased facility located in the Chicago, Illinois area, has 136 loading spaces. The general offices of Spartan are located in Greer, South Carolina.

     Coles operates 26 terminals located in 11 New England and Middle Atlantic states. Five of the terminals, with 127 loading spaces, are owned and the remaining 21, with 455 loading spaces, are leased. The largest terminals have 39 loading spaces each, and are located in leased facilities in Elizabeth, New Jersey and in facilities owned by Coles in Portland, Maine. Coles' general offices are located in Bangor, Maine.

  Roberts

     Roberts' general offices are located in Akron, Ohio. Roberts does not use any terminal facilities in its business.

LEGAL PROCEEDINGS

     RSI is involved in various lawsuits arising in the ordinary course of its business. In the opinion of the management of RSI, the outcome of these matters will not have a material adverse effect on RSI's financial condition or results of operations.

BUSINESS OF REX

BUSINESS


     REX, a Delaware corporation founded in 1930, provides primarily nationwide, long-haul, LTL freight services in the United States. It provides similar LTL service in Canada through its wholly-owned subsidiary, Roadway Express (Canada), Inc. ("Roadway Canada"). Service in Mexico is provided through TNL-Roadway S.A. de C.V. ("Roadway Mexico"), a company in which REX owns 70% of the outstanding capital stock and which functions as a logistics company for customers by coordinating the handling and flow of their shipments. REX serves over a half million customers in North America and offers service to 62 countries worldwide. Based on revenues for the year ended December 31, 1994, REX is one of the top three LTL motor carriers in the United States. REX is, and after the Distribution will continue to be, headquartered at 1077 Gorge Boulevard, Akron, Ohio, 44310.


     REX operations consist of an extensive transportation network that transports primarily LTL shipments of general commodity freight. General commodity freight includes apparel, appliances, automotive parts, chemicals, food, furniture, glass, machinery, metal and metal products, non-bulk petroleum products, rubber, textiles, wood, and miscellaneous manufactured products. During the 36 weeks ended September 9, 1995, no single customer accounted for more than 2% of REX's total revenues, and the ten largest customers accounted for less than 8% of REX's total revenues.

BUSINESS STRATEGY

     REX's business strategy emphasizes differentiation of the company's services from those of its competitors, localized sales and service efforts, increased use of technology and information systems, and rigorous cost reduction. REX believes that its services can be differentiated on the basis of product offerings, transit speed and reliability. REX emphasizes the maintenance of close, local relationships with customers.

     An important component of the REX strategy is to put in place employee compensation arrangements for both hourly and salaried employees, especially equity incentive compensation arrangements. In this way, REX anticipates gaining greater control over its cost structure. REX also intends to reduce fixed costs by closing or consolidating over 200 of its smaller terminal facilities by early 1997. See "REX Management's Discussion and Analysis of Financial Condition and Results of Operations". Reducing the number of facilities while maintaining market coverage will allow for significant improvement in handling frequency as well as reduce associated labor expense and exposure to cargo damage.

OPERATIONS

     LTL carriers differ substantially from truckload carriers by offering service that is tailored to the efficient transport of a wide variety of small to medium sized shipments to geographically dispersed locations. Truckload carriers typically operate point-to-point, from the shipper's dock to the receiver's dock, requiring less fixed investment than that required of LTL carriers.

     REX moves freight through a distribution network comprised of local or "satellite" terminals, "hub" facilities, and driver relay stations. Freight is collected by local trucks and transported to regional hubs or satellite terminals. Shipments are sorted by destination and transported by intercity truck to the delivering satellite terminal, or if necessary, to a regional hub and then to the delivering satellite terminal. Final delivery is accomplished by local trucks dispatched daily to multiple customers throughout the vicinity of the delivery satellite terminal.

     By concentrating consolidation activities for a given region at major facilities, virtually all of which are located in major metropolitan areas and which also serve as local terminals for pickup-and-delivery, REX reduces freight handling by providing more direct city-to-city service and reduces linehaul (terminal-to-terminal) trips by consolidating more shipments onto each outgoing trailer. Shipments destined to small or remote communities are consolidated into full truckloads to be delivered to the hub facility serving that community. The result of this system is that REX's average LTL shipment is transferred at a hub only 1.4 times.

     Shipments requiring transportation by sea are delivered by REX to ports where they are transported by ocean carriers to various relevant ports-of-entry and delivered by overseas agents. REX acts as a neutral Non-Vessel Operating Common Carrier ("NVOCC"), which facilitates REX's movement of international cargo. Freight is containerized at REX facilities and is then tendered to steamship lines for overseas transport. Upon arrival at the destination, the freight is given to an overseas agent for ultimate delivery. The distribution of freight shipments to Canada is provided by Roadway Canada, which provides service between the United States and Alberta, British Columbia, Manitoba, Ontario, Quebec and Saskatchewan. Canada's Atlantic Maritime Provinces are served by REX through a shipment interchange with Midland Transport, Ltd. a Canadian LTL carrier, in Portland, Maine. In Mexico, the movement of freight is managed by Roadway Mexico. Roadway Mexico functions as a logistics company for its customers by coordinating the handling and flow of their shipments. Roadway Mexico contracts with Transportes de Nuevo Laredo ("TNL"), a Mexican transportation company, to complete linehaul service. Single-system freight services are offered to and from Mexico City, Monterey, Nuevo Laredo, San Luis Potosi, Guadalajara, and surrounding metropolitan areas are offered through the Laredo, Texas gateway. Other points in Mexico are reached through interline service with Mexican carriers.

INFORMATION AND DATA PROCESSING SYSTEMS

     REX operations are supported by data processing and management information systems that enable management to track equipment, drivers, and freight; review critical service action times for each dispatch, arrival, unload, and load activity (at both the trailer and shipment level of detail); and develop projections for manpower and equipment.

     REX offers to customers a wide range of Electronic Data Interchange ("EDI") and Customer Information Services. REX's customers can access shipment information, including shipment tracking, status manifests, and on-line freight bills through PC and mainframe connections. Shipment information and updates, freight rates, and REX News (an electronic newsletter providing highlights of industry and REX events) can also be obtained through REX's automated telephone voice response system. Freight rates are available by using E*Z-Rate, a PC-based rating system that eliminates the need for paper tariffs. Shipment and logistics management information (including shipment tracing information and the preparation of bills) is available through another PC-based program marketed as E*Z-Bill. REX may provide personal computers and a license of the software in connection with the provision of these services.

EQUIPMENT

     As of September 9, 1995, REX owned or leased a total of 9,871 tractors and 33,203 trailers, described in the following table:


---------------------------------------------------------------------------------------------------------
                                                                                P&D (LOCAL PICKUP AND
                                               INTERCITY TRAILERS                     DELIVERY)
                          INTERCITY       -----------------------------     -----------------------------
     MODEL YEAR            TRACTORS         28' LONG         45' LONG         TRACTORS         TRAILERS
---------------------------------------------------------------------------------------------------------
1995.................          260                0                0                0                0
1994.................           52                0                0                4                0
1993.................          887            3,315                0                0                0
1992.................            1            1,831                0                0                0
1991.................          352              997                0                3                0
1990 and earlier.....        2,349           21,112            3,334            5,963            2,614
                         ------------     ------------     ------------     ------------     ------------
     Total...........        3,901           27,255            3,334            5,970            2,614

COMPETITION

     The LTL business is extremely competitive. High levels of competition and persistent industry overcapacity continue to result in aggressive discounting and narrow margins. REX's primary competitors in the national LTL market are Yellow Freight System and Consolidated Freightways. REX also competes for LTL freight with other national LTL carriers and, to a lesser extent, with regional LTL motor carriers, small package carriers, private carriage, freight forwarders, railroads and airlines. Competition for freight is based primarily upon price and service (transit time).

     Deregulation in the trucking industry has resulted in ease of entry and increased competition. New entrants (some of which have grown rapidly in regional markets) include some non-union carriers that have lower labor costs than REX. To both maintain and improve market share, REX offers and negotiates various discounts. REX's policy is to limit necessary price increases to once a year effective January 1. REX works directly with customers on an account-by-account basis to find ways to improve efficiencies and contain costs to improve both customer and carrier profitability.

GOVERNMENT REGULATION

     REX's operations in interstate commerce are currently regulated by the ICC, which retains limited oversight authority over motor carriers. Recently enacted Federal legislation has preempted regulation by the states of price, routes, and service in intrastate freight transportation.

     REX, like other interstate motor carriers, is subject to certain safety requirements governing interstate operations prescribed by the DOT. REX has earned a "satisfactory" rating (the highest of three grading categories) from the DOT. In addition, vehicle weight and dimensions remain subject to both Federal and state regulation. More restrictive limitations on vehicle weight and size, or on trailer length or configuration, could adversely affect the operating results of REX.

     REX is subject to Federal, state and local environmental laws and regulations relating to, among other things, contingency planning for spills of petroleum products, and its disposal of waste oil. Additionally, REX is subject to significant regulations dealing with underground fuel storage tanks. REX stores some of its fuel for its trucks and tractors in approximately 372 underground tanks located in 40 states. REX has in place policies and methods to conform with these regulations. REX estimates that capital expenditures for upgrading underground tank systems and costs associated with cleaning activities for 1995 and 1996 will not be material.

INSURANCE AND SAFETY

     REX assumes certain risks under a combined single limit self-insured retention and has sufficient excess/umbrella liability limits to adequately cover all exposures. Included in the combined single limit are Automobile/Truckers Liability, Cargo Legal Liability, General Liability, Comprehensive/Collision to Owned and Leased Equipment, Workers' Compensation where a Qualified Self-Insurer, and Employer's Liability.

     Employee safety and safe cargo handling are integral parts of Roadway's work processes. REX is recognized as having one of the best safety records in the trucking industry. For the past 12 years, REX's P&D (local pickup and delivery) drivers earned first place honors in the annual American Trucking Associations' Safety Contest for having the lowest vehicle accident frequency in its industry class. For the year ended December 31, 1994, REX achieved the lowest DOT recordable accident frequency in its history.

     Of shipments transported during 1994, more than 99% were delivered without a damage claim. More than 94% of such cargo damage claims were settled within 30 days of the claim filing date.

     The table below summarizes vehicle accident and claim loss results for each of the last five years:



---------------------------------------------------------------------------------------------------------------

      YEAR ENDING DECEMBER 31,              1994           1993           1992           1991           1990
---------------------------------------------------------------------------------------------------------------
Linehaul miles (in thousands) per DOT
  Recordable Accident*                      2,856          2,556          2,499          2,501          2,339
Claim losses by category (expense as
  a percentage of total revenue)
     Cargo Claims                            1.59%          1.49%          1.34%          1.41%          1.51%
     Public Liability                        0.55%          0.67%          0.61%          0.48%          0.80%
     Workers' Compensation                   3.02%          2.10%          1.89%          2.11%          2.18%
                                         ----------     ----------     ----------     ----------     ----------
TOTAL                                        5.16%          4.26%          3.84%          4.00%          4.49%
                                         ==========     ==========     ==========     ==========     ==========


---------------

* A DOT Recordable Accident is a vehicle accident that involves personal injury requiring immediate treatment away from the scene of the accident or damage that requires one or more vehicles to be towed from the scene of an accident.

CYCLICALITY

     The trucking industry, including REX, is affected directly by the state of the overall economy, but no single segment of the economy (e.g., general retail merchandise, automotive, chemical) accounts for more than 10% of REX's revenues. Seasonal fluctuations affect tonnage, revenues and operating results. Normally, the fall of each year is REX's busiest shipping period; the months of December and January of each year are the slowest. Shipment levels, operating costs, and operating results can also be adversely affected by inclement weather.

EMPLOYEES

     As of September 9, 1995, REX employed 25,292 persons, of whom 6,686 were operations, sales, management and administrative personnel; 5,585 were freight handlers; 5,512 were local drivers; and 5,365 were intercity drivers.

     Approximately 75% of REX's employees are represented by various labor unions, primarily the International Brotherhood of Teamsters ("IBT"). In 1994, REX experienced a 24-day strike by the IBT following expiration of the National Master Freight Agreement. The current agreement with IBT expires on March 31, 1998. REX believes that its current relations with the IBT are satisfactory.

PARTICIPATION IN MULTI-EMPLOYER PENSION PLANS

     REX, as a signatory to the NMFA, is required to make contributions to various multi-employer pension plans maintained for the benefit of its IBT-represented employees. The benefit levels of such plans are established by the trustees thereof, who are selected by various management organizations and the IBT. REX has no control over the funding or solvency of such plans. Under ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980, an employer who makes contributions to a multi-employer pension plan and the members of such employer's controlled group are jointly and severally liable for their proportionate share of the plan's unfunded liabilities in the event the employer ceases to have an obligation to contribute to the plan or substantially reduces its contributions to the plan (in the event of the plan termination or withdrawal by the employer from the multi-employer plans). Although REX has no current information regarding its potential liability under ERISA in the event it wholly or partially ceases to have an obligation to contribute or substantially reduces its contributions to the multi-employer plans to which it currently contributes, management believes that such liability would be material. REX has no intention of ceasing to contribute or substantially reducing its contributions to such multi-employer plans.

PROPERTIES

     REX owns its main headquarters offices of approximately 259,000 square feet, of which 185,000 square feet are leased to RSI and its subsidiaries. The building is situated on 39.7 acres, of which 14.7 are owned, and 25 leased under a long-term contract expiring in 2009, but renewable to 2084. Approximately 128,000 square feet of office space for certain headquarters department functions, are leased at other locations in and surrounding Akron, Ohio.

     REX also owns or leases the facilities of its operating terminals, relays, and garages. As of September 9, 1995, REX operated 549 terminals, and 3 relay-only, operating facilities in the United States, Mexico, Canada, and Puerto Rico. District and division offices and certain other operations are located in various major hub facilities.

     In 1992, REX commenced the consolidation of small, neighboring terminals in many major metropolitan areas and business centers. This trend has continued through the present, as the following table indicates:



--------------------------------------------------------------------------------

                                                     NUMBER OF TERMINALS
                      YEAR ENDED DECEMBER 31,        AND LOADING POINTS
--------------------------------------------------------------------------------
                    1991
                                              ..             686
                    1992
                                              ..             684
                    1993
                                              ..             632
                    1994
                                              ..             586
                    1995 (through September 9)..             558


     As of September 9, 1995, total operating property owned by REX consists of 345 facilities on 2,977 acres, comprising 5.1 million square feet of dock space and 865,477 square feet of office space. REX leaseholds include 204 facilities with 228 acres, 869,000 square feet of loading docks and 200,465 square feet of office space.

LEGAL PROCEEDINGS

     REX is involved in various lawsuits arising in the ordinary course of its business. In the opinion of the management of REX, the outcome of these matters will not have a material adverse effect on REX's financial condition or results of operations.

HOLDERS OF COMPANY COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of October 2, 1995 by (i) each person known by the Company to beneficially own more than 5% of the Company Common Stock; (ii) each of the Company's present Directors; (iii) each of the Executive Officers listed on the RSI Summary Compensation Table; and (iv) all of the Company's present Directors and Executive Officers as a group.





----------------------------------------------------------------------------------------------------------------
                                                                    SHARES
                                          SHARES IN       % OF      OUTSIDE     % OF                    TOTAL %
                                         VOTING TRUST    VOTING     VOTING      VOTING     TOTAL       OF VOTING
  NAME AND ADDRESS OF BENEFICIAL OWNER       (A)         STOCK       TRUST      STOCK     SHARES         STOCK
----------------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P.O. Box 611
  Marysville, Washington 98270             2,620,711(b)   6.70     1,052,372(c)  2.69    3,673,083        9.40
The GAR Foundation
  Robert W. Briggs and
  National City Bank, Akron, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                        1,883,218      4.82       735,588     1.88    2,618,806        6.70
G. James Roush
  P.O. Box 3123
  Bellevue, Washington 98009               2,000,000      5.12        97,345(g)  0.25    2,097,345        5.37
Other Shareholders                           257,037      0.66       731,156     1.87      988,193        2.53
                                         ------------    ------    ---------    -----    ---------     ---------
Total                                      6,760,966     17.30     2,616,461     6.69    9,377,427       24.00
Roadway Services, Inc. Stock
  Bonus Plan
  National City Bank, Trustee
  P.O. Box 5756
  Cleveland, Ohio 44101                                                                  6,010,207(d)    15.38
Roadway Services, Inc. Stock Savings and
  Retirement Income Plan
  National City Bank, Trustee
  P.O. Box 5756
  Cleveland, Ohio 44101                                                                  2,669,783(d)     6.83
Invesco PLC
  11 Devonshire Square
  London, England EC2M 4YR                                                               4,107,141(f)    10.51
FMR Corp.
  82 Devonshire St.
  Boston, Massachusetts 02109                                                            4,042,655(e)    10.35
George B. Beitzel
  29 King Street
  Chappaqua, New York 10514-3432                                                             7,329(g)     0.02
Richard A. Chenoweth
  P.O. Box 1500
  50 S. Main Street
  Akron, Ohio 44309                                                                          4,003(g)     0.01
Norman C. Harbert
  920 Lake Road
  Medina, Ohio 44256                                                                         4,336        0.01
Charles R. Longsworth
  P.O. Box 8
  Williamsburg, Virginia 23187                                                               1,987        0.01
Robert E. Mercer
  P.O. Box 3019
  Nantucket, Massachusetts 02584                                                             3,619        0.01

----------------------------------------------------------------------------------------------------------------
                                                                    SHARES
                                          SHARES IN       % OF      OUTSIDE     % OF                    TOTAL %
                                         VOTING TRUST    VOTING     VOTING      VOTING     TOTAL       OF VOTING
  NAME AND ADDRESS OF BENEFICIAL OWNER       (A)         STOCK       TRUST      STOCK     SHARES         STOCK
----------------------------------------------------------------------------------------------------------------
William Sword
  34 Chambers Street
  Princeton, New Jersey 08542                                                                1,987          0.01
H. Mitchell Watson, Jr.
  191 Post Road W.
  Westport, Connecticut 06880                                                                2,897          0.01
Daniel J. Sullivan
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                         44,144(h)(i)    0.11
Donald C. Brown
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                            822(h)(i)    0.00
John P. Chandler
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                          5,900(h)(i)    0.02
Rodger G. Marticke
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                            311(i)(j)    0.00
Douglas A. Wilson
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                         51,047(h)(i)    0.13
17 Directors and Executive Officers as a
  group                                                                                  5,925,737(c)(g)   15.17
                                                                                                  (i)(j)


---------------

(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees, R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions. Except as set forth in the Voting Trust Agreement, the beneficiaries of the Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P.O. Box 1500, 50 South Main Street, Akron, Ohio 44309.

(b) Includes 12,827 shares in the Voting Trust as to which Mrs. Werner may be deemed in law to have investment power but as to which she disclaims beneficial ownership.

(c) Includes 177,680 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(d) Pursuant to the terms of the Roadway Services, Inc. Stock Bonus Plan and the Roadway Services, Inc. Stock Savings and Retirement Income Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s). The trustee must vote the shares as directed. The trustee, however, possesses the power to vote all other shares held in trust by the Plans (including shares for which it does not receive instructions from participants) in accordance with its discretion absent the express direction of the respective Plan Administrative Committee. The Administrative Committee of the Stock Bonus Plan consists of D. C. Brown, D.
    J. Sullivan and D. A.

    Wilson, and the Administrative Committee of the Stock Savings and Retirement Income Plan consists of D. C. Brown, T. R. Warren and D. A. Wilson.

(e) Based on information received from FMR Corp., includes 3,998,990 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, and 39,665 shares beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp. and a bank. Beneficial ownership with respect to 4,000 shares is disclaimed. Sole investment power with respect to all shares is reported to be held by Edward C. Johnson 3d., Chairman of FMR Corp.; Fidelity and its various Funds; and FMTC. FMR Corp. reports that it has sole voting power over 26,065 shares and that the shares held in the Fidelity Funds are voted pursuant to guidelines established by the Funds.

(f) Invesco PLC disclaims beneficial ownership of all shares since they are held pursuant to investment advisory contracts through which voting and investment powers may be shared with clients. No single client owns more than 5% of the outstanding common stock of the Company, and ownership is solely for investment purposes.

(g) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,227 shares; Mr. Chenoweth, 416 shares; and Mr. Roush, 47,908 shares.

(h) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1994, as follows: Mr. Sullivan, 10,931 shares; Mr. Brown, 658 shares; Mr. Chandler, 3,498 shares; Mr. Marticke, 311 shares; Mr. Wilson, 9,421 shares; and all executive officers as a group, 43,307 shares.


(i) Includes Restricted Book Value Shares ("RBV Shares") held pursuant to the Restricted Book Value Shares Plan for Roadway Services, Inc. and Certain Operating Companies ("RBVS Plan") as of December 31, 1994, as follows: Mr. Sullivan, 32,169 shares; Mr. Brown, 164 shares; Mr. Chandler, 2,402 shares; Mr. Wilson, 41,541 shares; and all executive officers as a group, 84,715 shares.


(j) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wilson, 5 shares; and all directors and executive officers as a group, 1,648 shares.

HOLDERS OF REX STOCK

     REX is presently a wholly-owned subsidiary of the Company. The following table sets forth certain information regarding the beneficial ownership of REX Common Stock as of the Distribution Date (and following the Distribution) as if the Distribution took place on October 2, 1995 by (i) each person known by the Company who would beneficially own more than 5% of the outstanding REX Common Stock; (ii) each of the persons who are expected to serve as a Director of REX;
(iii) each of the Executive Officers listed on the REX Compensation Table; and
(iv) all REX Directors and Executive Officers as a group who are expected to serve as such after the Distribution.


----------------------------------------------------------------------------------------------
                                                                                      %
                                                          TOTAL                   OF VOTING
      NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES                     STOCK
----------------------------------------------------------------------------------------------
Sarah Roush Werner
  P.O. Box 611
  Marysville, Washington 98270                          1,836,541(a)                 8.93
The GAR Foundation
  Robert W. Briggs and
  National City Bank, Akron, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                                     1,309,403(a)                 6.37
G. James Roush
  P.O. Box 3123
  Bellevue, Washington 98009                            1,048,672(a)                 5.10
Roadway Express, Inc. 401(k) Stock
  Savings Plan (b)
  Key Trust Company of Ohio, National
  Association, Trustee                                  2,954,873(b)                14.37
Invesco PLC
  11 Devonshire Square
  London, England EC2M 4YR                              2,053,570(d)                 9.99
FMR Corp.
  82 Devonshire St.
  Boston, Massachusetts 02109                           2,021,327(c)                 9.83
Roadway Services, Inc.
     1077 Gorge Blvd.
     Akron, Ohio 44310                                  1,028,140                    5.00
J. Dawson Cunningham
  P.O. Box 471
  1077 Gorge Boulevard
  Akron, Ohio 44309                                         6,958(e)(f)              0.03
Frank P. Doyle
  260 Long Ridge Road
  Stamford, Connecticut 06927                                   0                    0.00
L.J. Esposito
  P.O. Box 471
  1077 Gorge Boulevard
  Akron, Ohio 44309                                         7,643(e)(f)              0.04
J.M. Glenn
  P.O. Box 471
  1077 Gorge Boulevard
  Akron, Ohio 44309                                         8,269(e)(f)(g)           0.04

----------------------------------------------------------------------------------------------
                                                                                      %
                                                          TOTAL                   OF VOTING
      NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES                     STOCK
----------------------------------------------------------------------------------------------
Phillip J. Meek
  77 W. 66th Street
  New York, New York 10023                                      0                    0.00
Robert E. Mercer
  P.O. Box 3019
  Nantucket, Massachusetts 02584                            1,809                    0.01
Carl Schafer
  16 Farber Road
  Princeton, New Jersey 08540                                   0                    0.00
James D. Staley
  P.O. Box 471
  1077 Gorge Boulevard
  Akron, Ohio 44309                                         7,457(e)(f)              0.04
William Sword
  34 Chambers Street
  Princeton, New Jersey 08542                                 993                    0.00
Michael W. Wickham
  P.O. Box 471
  1077 Gorge Boulevard
  Akron, Ohio 44309                                        20,463(e)(g)              0.10
11 Directors and Executive Officers as a group          1,890,113(e)(f)(g)           9.19


---------------

(a) The shares of REX Common Stock distributed to such holder in the Distribution will not be subject to the Voting Trust described in note (a) to the table under "Holders of Company Common Stock."

(b) Assumes the accounts of REX active employees in the RSI SSRIP and Stock Bonus Plan have been transferred to the REX 401(k) Stock Savings Plan, and the REX Common Stock received in the Distribution is retained. Pursuant to the terms of the Roadway Express, Inc. 401(k) Stock Savings Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s), and shares for which no direction is received by the trustee. The trustee must vote the shares as directed.

(c) See Note (e) to "Holders of Company Common Stock".

(d) See Note (f) to "Holders of Company Common Stock".

(e) Includes shares held pursuant to the Roadway Services, Inc. Stock Savings and Retirement Income Plan, Stock Bonus Plan and Employee Stock Ownership Plan as of December 31, 1994, as follows: Mr. Cunningham, 2,476 shares; Mr. Esposito, 5,181 shares; Mr. Glenn, 1,778 shares; Mr. Staley, 4,690 shares; Mr. Wickham, 10,112 shares; and all executive officers as a group, 24,558 shares.


(f) Includes REX Common Stock to be issued in the Distribution with respect to RBV Shares held pursuant to the RBVS Plan as of December 31, 1994, as follows: Mr. Cunningham, 4,482 shares; Mr. Esposito, 2,462 shares; Mr. Glenn, 5,440 shares; Mr. Staley, 2,767 shares; and all executive officers as a group, 15,310 shares.


(g) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Glenn, 500 shares; Mr. Wickham, 10,350 shares; and all directors and executive officers as a group, 10,850 shares.

HOLDERS OF RSI STOCK

     The following table sets forth certain information regarding the beneficial ownership of RSI Common Stock as of the date of Distribution (and following the Distribution) as if the Distribution took place on October 2, 1995 by (i) each person known to the Company who would beneficially own more than 5% of the outstanding RSI Common Stock; (ii) each of the persons who are expected to serve as a Director of RSI immediately after the Distribution; (iii) each of the Executive Officers listed on the RSI Summary Compensation Table; and (iv) all RSI Directors and Executive Officers as a group who are expected to serve as such after the Distribution.


------------------------------------------------------------------------------------------------------------------
                                                                    SHARES
                                          SHARES IN       % OF      OUTSIDE       % OF                    TOTAL %
                                         VOTING TRUST    VOTING     VOTING        VOTING     TOTAL       OF VOTING
  NAME AND ADDRESS OF BENEFICIAL OWNER       (A)         STOCK       TRUST        STOCK     SHARES         STOCK
------------------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P.O. Box 611
  Marysville, Washington 98270             2,620,711(b)   6.70     1,052,372(c)    2.69    3,673,083        9.40
The GAR Foundation
  Robert W. Briggs and
  National City Bank, Akron, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                        1,883,218      4.82       735,588       1.88    2,618,806        6.70
G. James Roush
  P.O. Box 3123
  Bellevue, Washington 98009               2,000,000      5.12        97,345(f)    0.25    2,097,345        5.37
Other Shareholders                           257,037      0.66       731,156       1.87      988,193        2.53
                                         ------------    ------    ---------      -----    ---------     ---------
Total                                      6,760,966     17.30     2,616,461       6.69    9,377,427       24.00
Roadway Express, Inc.
401(k) Stock Savings Plan (k)
  Key Trust Company of Ohio, National
  Association, Trustee                                                                     5,912,403       15.13
Invesco PLC
  11 Devonshire Square
  London, England EC2M 4YR                                                                 4,107,141(e)    10.51
FMR Corp.
  82 Devonshire St.
  Boston, Massachusetts 02109                                                              4,042,655(d)    10.35
George B. Beitzel
  29 King Street
  Chappaqua, New York 10514-3432                                                               7,329(f)     0.02
Richard A. Chenoweth
  P.O. Box 1500
  50 S. Main Street
  Akron, Ohio 44309                                                                            4,003(f)     0.01
Norman C. Harbert
  920 Lake Road
  Medina, Ohio 44256                                                                           4,336        0.01
Charles R. Longsworth
  P.O. Box 8
  Williamsburg, Virginia 23187                                                                 1,987        0.01
H. Mitchell Watson, Jr.
  191 Post Road W.
  Westport, Connecticut 06880                                                                  2,897        0.01
Daniel J. Sullivan
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                           44,144(h)(i)  0.11

------------------------------------------------------------------------------------------------------------------
                                                                    SHARES
                                          SHARES IN       % OF      OUTSIDE       % OF                    TOTAL %
                                         VOTING TRUST    VOTING     VOTING        VOTING     TOTAL       OF VOTING
  NAME AND ADDRESS OF BENEFICIAL OWNER       (A)         STOCK       TRUST        STOCK     SHARES         STOCK
------------------------------------------------------------------------------------------------------------------
Donald C. Brown
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                              822(g)(h)    0.00
John P. Chandler
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                            5,900(g)(h)    0.02
Rodger G. Marticke
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                              311(g)       0.00
Douglas A. Wilson
  P.O. Box 88
  1077 Gorge Boulevard
  Akron, Ohio 44309                                                                           51,047(h)(i)    0.13
  17 Directors and Executive Officers as
    a group                                                                                5,925,737(c)(f)   15.17
                                                                                                    (h)(i)

------------------------------------------------------------------------------------------------------------------


(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees, R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions. Except as set forth in the Voting Trust Agreement, the beneficiaries of the Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P.O. Box 1500, 50 South Main Street, Akron, Ohio 44309.

(b) Includes 12,827 shares in the Voting Trust as to which Mrs. Werner may be deemed in law to have investment power but as to which she disclaims beneficial ownership.

(c) Includes 177,680 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(d) See Note (e) to "Holders of Company Common Stock".

(e) See Note (f) to "Holders of Company Common Stock".

(f) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,227 shares; Mr. Chenoweth, 416 shares; and Mr. Roush, 47,908 shares.

(g) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1994, as follows: Mr. Sullivan, 10,931 shares; Mr. Brown, 658 shares; Mr. Chandler, 3,498 shares; Mr. Marticke, 311 shares; Mr. Wilson, 9,421 shares; and all executive officers as a group, 43,307 shares.


(h) Includes RBV Shares held pursuant to the RBVS Plan as of December 31, 1994, as follows: Mr. Brown, 164 shares; Mr. Chandler, 2,402 shares; Mr. Sullivan, 32,169 shares; Mr. Wilson, 41,541 shares; and all executive officers as a group, 84,715 shares.


(i) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wilson, 5 shares; and all directors and executive officers as a group, 1,648 shares.

(j) See Note (b) to "Holders of REX Stock".

RSI MANAGEMENT AND EXECUTIVE COMPENSATION

RSI BOARD OF DIRECTORS

     The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of RSI immediately after The Distribution. There will be four vacancies on the RSI Board of Directors after the Distribution and the resignation of the three current Company Directors who will serve as Directors of REX after the Distribution. The Board of Directors of RSI may fill one or more of such vacancies and such persons will serve until next annual meeting of RSI shareholders.

---------------------------------------------------------------------------------------------
                                                        PRINCIPAL OCCUPATION
                NAME                                OTHER DIRECTORSHIPS AND AGE
---------------------------------------------------------------------------------------------
George B. Beitzel                      Retired. Senior Vice President and Director of
  Director since 1986                  International Business Machines Corporation, a
                                       manufacturer of computers and office equipment, from
                                       1972 to 1987. Director, Bankers Trust New York
                                       Corporation, Computer Task Group, FlightSafety
                                       International, Inc., Phillips Petroleum Company, Rohm
                                       and Haas Company, TIG Holdings, Chairman, The Colonial
                                       Williamsburg Foundation, and Chairman Emeritus,
                                       Amherst College. Age 67.
Richard A. Chenoweth                   Principal of Buckingham, Doolittle & Burroughs, a
  Director since 1980                  Legal Professional Association, Akron, Ohio. Director:
                                       First Merit Corporation and First National Bank of
                                       Ohio. Age 70.
Norman C. Harbert                      Chairman and Chief Executive Officer of The Hawk
  Director since 1981                  Group, a venture capital company investing in
                                       industrial firms, since 1988. Director: Second
                                       Bancorp, New West Eyeworks. Age 61.
Charles R. Longsworth                  Chairman Emeritus of The Colonial Williamsburg
  Director since 1989                  Foundation, a colonial restoration museum and hotel
                                       complex, since 1994, Chairman in 1992 and 1993 and
                                       President and Chief Executive Officer from 1979 to
                                       1992. Director: Crestar Financial Corporation,
                                       FlightSafety International, Inc., Houghton Mifflin
                                       Co., Saul Centers, Inc., Virginia Eastern Shore
                                       Corporation. Chairman of the Board of Trustees,
                                       Amherst College. Age 66.
G. James Roush                         Private investor. Bellevue, Washington. Age 67.
  Director since 1969
Daniel J. Sullivan                     Chairman since October 1995; and Director since August
  Director since 1990                  1990, President and Chief Executive Officer since
                                       August 1995; previously he served as President and
                                       Chief Operating Officer from January 1994 to August
                                       1995; Senior Vice President and President-National
                                       Carrier Group during 1993; Vice President and
                                       President-National Carrier Group during 1992; Vice
                                       President and Group Executive from July 1990 through
                                       1991 and President of Roadway Package System, Inc.
                                       through June 1990. Age 49.
H. Mitchell Watson, Jr.                President, Sigma Group of America, a consulting
  Director since 1995                  company, Westport, Connecticut, since December 1992;
                                       President and Chief Executive Officer, ROLM Company, a
                                       communications and electronics company, Norwalk,
                                       Connecticut, from 1989 to 1992. Director: Praxair,
                                       Inc. and PlastiLine, Inc.; Director and President of
                                       Helen Keller International. Member of the Board of
                                       Trustees of the Interdenominational Theology Center at
                                       Atlanta University. Age 58.

DIRECTOR COMPENSATION

     After the Distribution, compensation for nonemployee directors of RSI will consist of an annual retainer of $18,000 plus 100 shares of RSI Common Stock plus (a) an annual retainer of $4,000 for each committee membership and (b) an additional sum of $1,500 for each meeting of the Company Board or a committee, except when held the same day as a meeting of the Company Board or another committee, in which case an additional sum is $850. Additionally, the chairmen of the Audit Committee and the Compensation Committee will each be paid an annual retainer of $4,000 and all other committee chairmen (except officers of RSI) will each be paid an annual retainer of $3,000.


     The directors of RSI who are currently non-employee directors of the Company have been participants in the Roadway Services, Inc. 1989 Nonemployee Directors' Stock Plan (the "1989 Stock Plan"); its successor, the Roadway Services, Inc. 1994 Nonemployee Directors' Stock Plan (the "1994 Stock Plan"); the Roadway Services, Inc. Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"); and the Roadway Services, Inc. Retirement Plan for Nonemployee Directors (the "Retirement Plan"). These Plans will be continued following the Distribution. Their characteristics are described below.


     THE 1989 STOCK PLAN: During 1995, the restrictions on 222 shares of Company Common Stock awarded under the 1989 Stock Plan to Mr. Mercer were removed, and options to purchase 888 shares at $36 per share were cancelled. The 1989 Stock Plan was approved by the shareholders at the Annual Meeting held in May, 1989.

     THE 1994 STOCK PLAN: The 1994 Stock Plan was approved by the shareholders of the Company at the Annual Meeting held May 11, 1994, and was effective that date. In 1994, Mrs. Werner, and Messrs. Beitzel, Chenoweth, Harbert, Longsworth, Roush and Sword were each awarded 1,887 shares of the Company Common Stock having an aggregate fair market value at the time of $125,014, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 7,548 shares of Company Common Stock at a price of $66.25 per share. In 1995 Mr. Mercer and Mr. Watson were each awarded 2,797 shares of Company Common Stock having a fair market value of $124,991, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 11,188 shares of Company Common Stock at a price of $44.6875 per share.

     The shares and option rights are subject to forfeiture and cancellation according to a formula. Two years after the grant, depending on the fair market value of a share, either 40% of the shares awarded will vest free of restrictions and the related option rights will be cancelled, or such option rights will become exercisable and the related shares will be forfeited. Thereafter, 20% of such shares or related option rights will become nonforfeitable or exercisable annually, on the same basis.


     The 1994 Stock Plan is administered by a committee consisting of the Chairman of RSI's Board of Directors, (provided he is not a nonemployee director) and two RSI officers who are not nonemployee directors. The committee currently consists of Messrs. Sullivan, Wilson and Brown. The committee has before it a proposal to adjust the number of RSI shares and option rights following the Distribution to prevent dilution or enlargement of nonemployee directors' rights under the Plan.

     THE DEFERRED COMPENSATION PLAN: Under the Deferred Compensation Plan, any nonemployee director of RSI may elect to defer receipt of all or a portion of the compensation payable to him or her for services as a member of the RSI Board or any committee thereof. Amounts deferred may earn interest at a formula rate or be credited in units equal in value to the average price of shares of the RSI Common Stock acquired by the Roadway Services, Inc. Stock Bonus Plan during the year in which such amounts are payable. Each credited unit is payable in cash based on the fair market value of the RSI Common Stock at the time of payment. Deferred amounts will be payable upon termination of service as a director, or on certain earlier dates, as requested by the director. The Deferred Compensation Plan was amended in 1995 to accommodate the deferral of the dollar equivalent of the shares of RSI Common Stock that is part of the director's annual retainer. This portion of deferred compensation will be credited as units while in the Plan and will be paid in shares of RSI Common Stock at the time of payment. The units on December 31, 1995 will be adjusted to reflect the Distribution, and units will be expressed in RSI Common Stock.


     THE RETIREMENT PLAN: Under the Retirement Plan, a nonemployee director is entitled to receive a retirement benefit in annual amounts equal to the annual retainer in effect during the year of his retirement. Payment of such benefits will commence upon termination of service as a director. Payments will be made in quarterly installments for the joint lives of the retired director and his surviving spouse until the number of such payments equals the total number of quarters of his service as a director. The Retirement Plan also provides an additional annual retirement benefit payable in cash equal to the market value of 200 shares of RSI Common Stock as of December 31 of the year prior to the year in which the additional benefit is paid. The number of shares of RSI Common Stock used to measure the value of future additional payments will be adjusted to reflect the Distribution. A director must have served a minimum of five years on the RSI Board in order to receive the additional benefit. If a director has served at least five years but less than eight years at the time of his retirement, the additional benefit will be paid annually thereafter for a period of eight years, limited to the joint lives of the retired director and his spouse. If a director has served for at least eight years at the time of his retirement, the additional benefit will be paid annually thereafter until the number of such payments equals the total number of years of his service as a director, limited by the joint lives of the retired director and his spouse. Retirement distributions will not commence prior to the date any Director who becomes a director of REX retires from the REX board.


     NONEMPLOYEE DIRECTOR CHARITABLE AWARD PROGRAM: As part of its overall program to promote the mutual interest of RSI and its nonemployee directors in charitable giving, RSI established a Nonemployee Director Charitable Award Program (the "Charitable Award Program") which is funded by life insurance policies on the lives of nonemployee directors. Upon the death of a nonemployee director (or certain other qualifying events), RSI will donate up to $1 million (or its actuarial equivalent) to one or more qualifying charitable organizations recommended by the individual director funded entirely by insurance proceeds. Individual directors derive no financial benefit from this program since all available deductions for tax purposes accrue solely to RSI. The Charitable Award Program may be continued, as determined by the Board of Directors of REX after the Distribution, for nonemployee directors of the Company who may become directors of REX following the Distribution.

RSI EXECUTIVE OFFICERS

     Listed below is certain information as to the persons who are expected to be the executive officers of RSI immediately after the Distribution and the capacity in which they are expected to serve.


---------------------------------------------------------------------------------------------
                NAME                          POSITIONS AND RECENT BUSINESS EXPERIENCE
---------------------------------------------------------------------------------------------
Donald C. Brown                        Vice President-Human Resources effective January 1,
                                       1996; he has served as Vice President-Corporate
                                       Support Services since January 1995; previously he
                                       served as Assistant Controller from January 1992
                                       through 1994; Assistant to Vice President and
                                       Controller from December 1990 through 1991; previous
                                       to employment with the Company, he was an audit senior
                                       manager with Ernst & Young LLP since 1984. Age 40.
John P. Chandler                       Vice President and Treasurer effective January 1,
                                       1996; he has served as Vice President-Administration
                                       and Treasurer since January 1994; previously he had
                                       served as Vice President-Administration during 1993;
                                       President of Roadway Package System, Inc. from July
                                       1990 to December 1992 and Vice President-Finance and
                                       Administration of Roadway Package System, Inc. through
                                       June 1990. Age 52.
Kathryn W. Dindo                       Vice President and Controller effective January 1,
                                       1996; she has served as Assistant Controller since
                                       August 1994; previous to employment with the Company,
                                       she was a partner with Ernst & Young LLP since 1985.
                                       Age 46.
Douglas G. Duncan                      Vice President-Corporate Marketing effective January
                                       1, 1996; he has served as Vice President-Special
                                       Assignment since September 1995; previously he served
                                       as Vice President-Sales for Roadway Express, Inc. from
                                       January 1991 through September 1995. Age 44.
Rodger G. Marticke                     President-Roadway Logistics Group since September
                                       1995; previously he served as Vice President and Group
                                       Executive from August 1994 through September 1995;
                                       Assistant to the President from January 1993 to August
                                       1994; previous to employment with the Company, he was
                                       a principal with Temple, Barker and Sloan/Mercer
                                       Management, a management consulting firm since 1988.
                                       Age 47.
Jonathan T. Pavloff                    Vice President-Corporate Planning since February 1991;
                                       previously he served as President of Roadway
                                       Information Technology, Inc. (formerly Summit
                                       Information Systems, Inc.) a Company owned management
                                       information subsidiary, from 1989 to February 1991.
                                       Age 46.
Daniel J. Sullivan                     Director since August 1990, President and Chief
                                       Executive Officer since August 1995; and Chairman
                                       since October 1995; previously he served as President
                                       and Chief Operating Officer from January 1994 to
                                       August 1995; Senior Vice President and
                                       President-National Carrier Group during 1993; Vice
                                       President and President-National Carrier Group during
                                       1992; Vice President and Group Executive from July
                                       1990 through 1991 and President of Roadway Package
                                       System, Inc. through June 1990. Age 49.


---------------------------------------------------------------------------------------------
                NAME                          POSITIONS AND RECENT BUSINESS EXPERIENCE
---------------------------------------------------------------------------------------------
D. A. Wilson                           Senior Vice President-Finance and Planning, Secretary
                                       and Chief Financial Officer since January 1994;
                                       previously he served as Senior Vice President-Finance
                                       and Planning and Secretary during 1993 and as Vice
                                       President-Finance and Secretary from 1989 through
                                       1992. Age 50.
---------------------------------------------------------------------------------------------




     Officers are elected to serve on a calendar year basis except for the Chairman, President, Treasurer and Secretary, who are elected for an annual term following the annual meeting of shareholders. No family relationships exist between any of the executive officers named above or between any executive officer and any director of RSI.

EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

     RSI Summary Compensation Table: The following table sets forth with respect to RSI information concerning annual and long-term compensation for services rendered to the Company for 1994, 1993 and 1992 by those persons who are expected to be the Chief Executive Officer and the other four most highly-compensated Executive Officers of RSI immediately following the Distribution (collectively, the "Named RSI Officers").


-----------------------------------------------------------------------------------------------------------------
                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                              ---------------
                                                                                RESTRICTED
                                                                                   STOCK
                                                                                  AWARDS
 NAME AND PRINCIPAL POSITION                     ANNUAL COMPENSATION            (BOOK VALUE        ALL OTHER
              HELD                 YEAR        SALARY          BONUS(A)         SHARES)(B)        COMPENSATION(C)
-----------------------------------------------------------------------------------------------------------------
Daniel J. Sullivan                 1994       $322,500         $254,866          $ 132,196          $ 37,317
  Director, Chairman,              1993        300,000          323,276            177,087            40,436
  President and CEO                1992        270,000          443,587            305,182            37,715
Donald C. Brown                    1994        107,000           47,714                  0             7,939
  Vice President-                  1993        100,000           30,485              3,387             9,770
  Human Resources                  1992         90,000           38,984              4,332             8,959
John P. Chandler (d)               1994        215,000          187,387             31,265            17,654
  Vice President                   1993        210,000          159,157             17,689            23,010
  and Treasurer                    1992
R. G. Marticke (e)                 1994        151,923           80,422                  0             5,929
  President-Roadway                1993
  Logistics Group                  1992
D. A. Wilson                       1994        233,192          134,291             94,933            19,093
  Senior Vice President-           1993        225,000          137,368            100,830            24,222
  Finance and Planning,            1992        205,000          192,693            133,797            24,004
  Secretary and CFO


---------------

(a) Reflects incentive compensation earned, less amounts used to purchase RBV Shares under the RBVS Plan. Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.

(b) The amounts set forth in this column do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he elected to use for the purchase of RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above and (ii) the value of certain stock credits awarded under the Roadway Services, Inc. Long-Term Stock Award Incentive Plan ("LTS Plan"). RBV Shares are purchased from RSI at book value. Owners of RBV Shares have the same rights as other holders of Company Common Stock or RSI Common Stock, as the case may be, including voting and dividend rights. However, RBV Shares cannot be resold except to RSI and then only at a price equal to book value as of the year-end preceding. Repurchase book value was $25.76 as of December 31, 1994, $26.60 as of December 31, 1993, and $25.71 as of December 31, 1992.
    RBV Shares owned by the Named RSI Officers, including purchases with 1994 compensation, and the aggregate value based upon the book value as of December 31, 1994, are as follows: Mr. Sullivan, 32,169 ($828,673); Mr. Brown, 164 ($4,225); Mr. Chandler, 2,402 ($61,876); and Mr. Wilson, 41,541
    ($1,070,096).

(c) Reflects (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Sullivan, $28,961; Mr. Brown, $742; Mr. Chandler, $9,298; and Mr. Wilson $10,737); (ii) Company matching contributions under the Roadway Services, Inc. Stock Savings and Retirement Income Plan, a voluntary contributory defined contribution employee benefit plan ($5,250 for Mr. Sullivan, Mr. Chandler and Mr. Wilson; $4,091 for Mr. Brown and $2,823 for Mr. Marticke) and (iii) allocations under the Roadway Services, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan ($3,106 for each of the Named RSI Officers).

(d) During 1992 Mr. Chandler was the president of RPS and was not an executive officer of the Company.

(e) Mr. Marticke joined the Company in 1993 as Assistant to the Senior Vice President.

     LONG-TERM INCENTIVE PLANS TABLE: The following table sets forth information concerning long-term incentive plans pursuant to which the Named RSI Officers received awards for 1994. It reflects stock credits awarded under the LTS Plan, less supplemental stock credits used to purchase RBV Shares. Supplemental stock credits are designed to make up for contributions to participants' accounts in the Company's qualified defined contribution plans that are not allocated to a participant because of limitations imposed by the Code. The value of supplemental stock credits that were used to purchase RBV Shares is included in the Long-Term Compensation column of the Summary Compensation Table.

     Until distribution, dividend equivalents will be accumulated in additional supplemental stock credit. Stock credits are distributed as shares in five annual installments after retirement. Stock credits are fully vested at age 55.

-----------------------------------------------------------------------------------------------
                                                              NUMBER OF
                                                            SHARES, UNITS
                                                           OR OTHER RIGHTS      MINIMUM PERIOD
                                                            (STOCK CREDIT           UNTIL
         NAME AND PRINCIPAL POSITION              YEAR         AWARDS)          MATURATION(A)
-----------------------------------------------------------------------------------------------
Daniel J. Sullivan
  Director, Chairman, President and CEO           1994          2,668                 1
Donald C. Brown
  Vice President-
  Human Resources                                 1994            284                 1
John P. Chandler
  Vice President-Administration
  and Treasurer                                   1994          1,231                 1
R. G. Marticke
  Vice President and
  Group Executive                                 1994            239                 1
D. A. Wilson
  Senior Vice President-Finance
  and Planning, Secretary and CFO                 1994          1,590                 1

---------------


(a) After December 31, 1995, 50% of an executive officer's basic stock credits awarded under the LTS Plan may be used to purchase RBV Shares in a number equivalent to the number which could be purchased at book value.

     Roadway Services, Inc. Pension Plan: The Company Pension Plan is a non-contributory qualified employee defined benefit plan. The Company Pension Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final five year average compensation or (b) 1 3/4% of final 20 year average compensation up to $45,000 and 1 1/2% of final 20 year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the Company Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1994 in the Salary and Bonus columns of the Summary Compensation Table, plus that portion of the amount shown in the Long-term Compensation column that represents incentive compensation used to purchase RBV Shares.

--------------------------------------------------------------------------------
  AVERAGE
    ANNUAL
COMPENSATION      ESTIMATED ANNUAL PENSION BENEFIT UPON RETIREMENT FOR YEARS OF
FOR LAST 20                             SERVICE INDICATED
  YEARS OF       ---------------------------------------------------------------
  SERVICE          15 YEARS         20 YEARS         25 YEARS         30 YEARS
--------------------------------------------------------------------------------
 $  200,000        $ 46,688         $ 62,250         $ 77,813         $ 93,375
    400,000          91,688          122,250          152,813          183,375
    600,000         136,688          182,250          227,813          273,375
    800,000         181,688          242,250          302,813          363,375
  1,000,000         226,688          302,250          377,813          453,375

     At normal retirement, the credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are:
Mr. Brown, 29 7/12 years and $116,872; Mr. Chandler, 24 1/3 years and $304,408; Mr. Marticke, 20 2/3 years and $210,769; Mr. Sullivan, 30 years and $507,461; and Mr. Wilson, 30 years and $331,225. The current estimated annual compensation for the Named Officers if incentive compensation goals are met would be: Mr. Brown, $116,872, Mr. Chandler, $267,886; Mr. Marticke, $211,619; Mr. Sullivan, $451,649; and Mr. Wilson, $299,241.

REX MANAGEMENT AND EXECUTIVE COMPENSATION

REX BOARD OF DIRECTORS


     The following table sets forth the names, in alphabetical order, and information of the persons who are expected to serve as Directors of REX immediately after the Distribution. Robert E. Mercer is expected to serve as Chairman of the Board of Directors of REX immediately after the Distribution.




---------------------------------------------------------------------------------------------
                NAME                      PRESENT POSITIONS AND RECENT BUSINESS EXPERIENCE
---------------------------------------------------------------------------------------------
Frank P. Doyle                         Executive Vice President of General Electric Company,
                                       a manufacturing, services and technology company,
                                       since 1992, and Senior Vice President from 1981
                                       through 1992. Age 64.
Phillip J. Meek                        Senior Vice President, Capital Cities/ABC Inc. and
                                       President of its publishing group since 1986. Age 58.
Robert E. Mercer                       Retired. Director of the Company from 1989 to the
                                       Distribution Date. Chairman and Chief Executive
                                       Officer of The Goodyear Tire & Rubber Company, a
                                       manufacturer of tires and related products, from 1983
                                       through 1988 and Chairman to March 1989. Director:
                                       General Electric Company. Age 71.
Carl Schafer                           President of the Atlantic Foundation, supporting
                                       oceanographic research, since 1990. Director: Wainco
                                       Oil Corporation, Evans Systems, Inc., Electronic
                                       Clearing House, Inc., Nutracentix, Inc., and The Paine
                                       Webber Group of Mutual Funds. Financial Vice President
                                       and Treasurer of Princeton University from 1976
                                       through 1987. Age 59.
William Sword                          Director of the Company from 1977 to the Distribution
                                       Date. Chairman of the Board of Wm. Sword & Co.
                                       Incorporated, investment bankers, since 1976. General
                                       Partner, Morgan Stanley and Co. from 1962 through
                                       1975. Trustee, The Center of Theological Inquiry,
                                       Princeton, N.J. Age 71.
Sarah Roush Werner                     Director of the Company from 1970 to the Distribution
                                       Date. Private investor, Marysville, Washington. Age
                                       65.
Michael W. Wickham                     President since July 1990; Executive Vice President-
                                       Administration and Finance from January 1990 through
                                       June 1990. Age 49.


DIRECTOR COMPENSATION

     The Board of Directors of REX will determine the compensation to be paid to nonemployee directors at its organizational meeting following the Distribution. No decisions have been made with respect to any cash or equity components of such compensation, however, it is not anticipated that such compensation will exceed compensation presently paid to RSI directors. The Board will consider the nature and scope of REX's operation and design the components of compensation to be offered to nonemployee directors with a view towards encouraging ownership of REX Common Stock by such directors so that the interests of shareholders and directors in the success of REX are aligned.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The REX Certificate of Incorporation provides that no directors of REX shall be personally liable to REX or its stockholders for or with respect to any acts or omissions in the performance of his duties as a director to the full extent permitted by the DGCL.

     REX's Certificate of Incorporation contains provisions for indemnification of directors, officers, employees and agents which are substantially the same as
Section 145 and also permit REX to enter into agreements with any person which provide for indemnification greater or different than that provided in the Certificate of Incorporation. After the Distribution it is anticipated that REX will enter into indemnity agreements with its directors and officers substantially similar to those currently in effect between the Company and its directors.

COMMITTEES OF THE REX BOARD OF DIRECTORS

     REX will have four standing committees: Audit, Compensation, Executive and Finance and Nominating.

Audit Committee

     The Audit Committee will recommend the selection of independent auditors for REX, confirm the scope of audits to be performed by such auditors, review audit results and internal accounting and control procedures and policies and review the fees paid to the independent auditors. The Audit Committee also will review and recommend approval of the audited financial statements of REX and the annual reports to shareholders. Members will be selected by the Board of Directors of REX once constituted.

Compensation Committee

     The Compensation Committee will consist of directors who are not employees of REX or any of its subsidiaries and will oversee the compensation and benefits of the executive officers of REX. Members will be selected by the Board of Directors of REX once constituted.

Executive and Finance Committee

     The Executive and Finance Committee will make recommendations for capital expenditures and other financial matters. Members will be selected by the Board of Directors of REX once constituted.

Nominating Committee

     The Nominating Committee will comprise certain directors who are not employees of REX or any of its subsidiaries. The Nominating Committee will consider candidates for election as directors and will be responsible for keeping abreast of and making recommendations with regard to corporate governance in general. The Nominating Committee will make recommendations with respect to qualifications of director candidates, compensation of directors, the selection of committee chairmen, committee assignments and related matters affecting the function of the board. Members will be selected by the Board of Directors of REX once constituted.

REX EXECUTIVE OFFICERS

     Listed below is certain information as to the persons who have been selected to serve as Executive Officers of REX after the Distribution and the capacity in which they are expected to serve.


---------------------------------------------------------------------------------------------
                NAME                      PRESENT POSITIONS AND RECENT BUSINESS EXPERIENCE
---------------------------------------------------------------------------------------------
J. Dawson Cunningham                   Vice President-Finance and Administration and
                                       Treasurer since August 1990; previously he served as
                                       Vice President and Controller of the Company from
                                       January 1987 through August 1990. Age 48.
Louis J. Esposito                      Vice President-Sales since September 1995; previously
                                       he served as Vice President-Midwest Division from
                                       December 1990 through September 1995. Age 53.
John M. Glenn                          Vice President-General Counsel and Secretary.
                                       Currently Vice President and General Counsel of the
                                       Company since 1987. Age 64.
Kenneth B. Olsen                       Vice President-Marketing since January 1994;
                                       previously he served as Assistant to the Vice
                                       President-Marketing during 1993 and Assistant to the
                                       Vice President-Marketing from February 1991 through
                                       1992; previous to employment with the company he was
                                       Senior Vice President-Marketing with R. Biederman &
                                       Associates. Age 48.
James D. Staley                        Vice President-Operations since 1993; previously he
                                       served as Vice President-Northeast Division from May
                                       1989 through 1992. Age 46.
Michael W. Wickham                     President and Chief Executive Officer. Currently
                                       President since July 1990; previously he served as
                                       Executive Vice President-Administration and Finance
                                       from January 1990 through June 1990. Age 49.


     No family relationships exist between any of the executive officers named above or between any executive officer and any director of REX.

EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

     REX Summary Compensation Table: The following table sets forth with respect to REX information concerning annual and long-term compensation for services rendered to REX or RSI, as the case may be, for 1994, 1993 and 1992 by those persons who are expected to be the Chief Executive Officer and the other four most highly-compensated Executive Officers of REX following the Distribution (collectively, the "Named REX Officers").
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                      LONG-TERM COMPENSATION
                                                                      ----------------------
                                                                         RESTRICTED STOCK
NAME AND PRINCIPAL POSITION AS               ANNUAL COMPENSATION              AWARDS                ALL OTHER
      OF THE DISTRIBUTION         YEAR       SALARY      BONUS(A)     (BOOK VALUE SHARES)(B)     COMPENSATION(C)
----------------------------------------------------------------------------------------------------------------
M. W. Wickham                      1994     $253,038     $328,031            $ 53,490                $29,928
  Director, President and CEO      1993      245,000      161,055              32,293                 33,302
                                   1992      230,000      221,484              49,093                 32,459
J. Dawson Cunningham               1994      178,615      145,791              43,695                 20,073
  Vice President-Finance           1993      174,000       69,080              25,679                 26,070
  and Administration,
     Treasurer                     1992      165,000       78,442              59,846                 26,522
L. J. Esposito                     1994      156,785      117,645              50,420                 12,465
  Vice President-Sales             1993      153,000       58,415              25,035                 18,992
                                   1992      135,000       79,400              34,028                 20,241
J. M. Glenn (d)                    1994      170,000       77,850              62,076                 15,910
  Vice President-                  1993      165,000       64,382              52,160                 22,333
  General Counsel and              1992      157,500      100,837              72,748                 23,286
  Secretary
J. D. Staley                       1994      178,615      186,795              28,688                 15,520
  Vice President-Operations        1993      170,000       90,002              10,000                 21,601
                                   1992      145,000       83,856              35,938                 22,492


---------------

(a) Reflects incentive compensation earned, less amounts used to purchase RBV Shares under the RBVS Plan. Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.


(b) The amounts set forth in this column do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he elected to use for the purchase of RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above and (ii) the value of certain stock credits awarded under the LTS Plan. RBV Shares are purchased from RSI at book value. Owners of RBV Shares have the same rights as other holders of RSI Common Stock, including voting and dividend rights. However, RBV Shares cannot be resold except to RSI and then only at a price equal to book value as of the year-end preceding. Repurchase book value was $25.76 as of December 31, 1994, $26.60 as of December 31, 1993, and $25.71
    as of December 31, 1992. RBV Shares owned by the Named REX Officers, including purchases with 1994 compensation, and the aggregate value based upon the book value as of December 31, 1994, are as follows: Mr. Cunningham, 8,964 ($230,913); Mr. Esposito, 4,924 ($126,842); Mr. Glenn, 10,881
    ($280,295); and Mr. Staley, 5,534 ($142,556).


(c) Reflects (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Cunningham, $11,717; Mr. Esposito, $4,109; Mr. Glenn, $7,554; Mr. Staley, $7,164; and Mr. Wickham, $21,572);
    (ii) Employer matching contributions under the Roadway Services, Inc. Stock Savings and Retirement Income Plan, a voluntary contributory defined contribution employee benefit plan ($5,250 for each of the Named REX Officers); and (iii) allocations under the Roadway Services, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan ($3,106 for each of the Named REX Officers).

(d) Mr. Glenn served as Vice President and General Counsel of the Company during the years listed.

     Long-Term Incentive Plans Table: The following table sets forth information concerning long-term incentive plans pursuant to which the Named REX Officers received awards for 1994. It reflects stock credits awarded under the LTS Plan, less supplemental stock credits used to purchase RBV Shares. Supplemental stock credits are designed to make up for contributions to participants' accounts in the company's qualified defined contribution plans that are not allocated to a participant because of limitations imposed by the Code. The value of supplemental stock credits that were used to purchase RBV Shares is included in the Long-Term Compensation column of the REX Summary Compensation Table.


     REX will assume RSI's obligations with respect to stock credits earned by REX employees. Until distribution, stock and dividend equivalents will be accumulated as book entries of share equivalents of RSI Common Stock and REX Common Stock. Stock credits are distributed as REX shares in five annual installments after retirement. Stock credits are fully vested at age 55.




---------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SHARES,       MINIMUM PERIOD
      NAME AND PRINCIPAL POSITION AS OF THE                    UNITS OR OTHER RIGHTS          UNTIL
                   DISTRIBUTION                      YEAR      (STOCK CREDIT AWARDS)      MATURATION(A)
---------------------------------------------------------------------------------------------------------
J. Dawson Cunningham
  Vice President-Finance
  and Administration, Treasurer..................     1994                923                1 Year
L. J. Esposito
  Vice President-Sales...........................     1994                938                1 Year
John M. Glenn
  Vice President-General Counsel
  and Secretary..................................     1994                795                1 Year
J. D. Staley
  Vice President-Operations......................     1994              1,052                1 Year
M. W. Wickham
  Director, President and CEO....................     1994              1,847                1 Year
---------------------------------------------------------------------------------------------------------





(a) After December 31, 1995, 50% of an executive officer's basic stock credits awarded under the LTS Plan may be used to purchase RBV Shares in a number equivalent to the number which could be purchased at book value.


     After the Distribution, it is contemplated that all RBV Shares held by the Named Officers will be repurchased by RSI pursuant to the provisions of the RBVS Plan.

     ROADWAY EXPRESS, INC. PENSION PLAN: The REX Pension Plan to become effective as of January 1, 1996 is a non-contributory qualified employee defined benefit plan. The Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final five year average compensation or (b) 1 3/4% of final 20 year average compensation up to $45,000 and 1 1/2% of final 20 year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the REX Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. Effective January 1, 1996, RSI and REX contemplate that the trustee of the Company Pension Plan will transfer to the trustee of the REX Pension Plan Trust the assets of the Company Pension Plan attributable to the service of the active employees of REX with the RSI controlled group through December 31, 1995, and that the REX Pension Plan will assume the liabilities attributable to such service. The transfer of assets will be effected by the trustees of such Plans pursuant to the Agreement on Employee Matters.

     The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the REX Named Officers, annual compensation represents the sum of the amounts shown for 1994 in the Salary and Bonus columns of the Summary Compensation Table, plus that portion of the amount shown in the Long-Term Compensation column that represents incentive compensation used to purchase RBV Shares.


--------------------------------------------------------------------------------
  AVERAGE
    ANNUAL
COMPENSATION      ESTIMATED ANNUAL PENSION BENEFIT UPON RETIREMENT FOR YEARS OF
FOR LAST 20                             SERVICE INDICATED
  YEARS OF       ---------------------------------------------------------------
  SERVICE          15 YEARS         20 YEARS         25 YEARS         30 YEARS
--------------------------------------------------------------------------------
 $  200,000        $ 46,688         $ 62,250         $ 77,813         $ 93,375
    400,000          91,688          122,250          152,813          183,375
    600,000         136,688          182,250          227,813          273,375
    800,000         181,688          242,250          302,813          363,375
  1,000,000         226,688          302,250          377,813          453,375


--------------------------------------------------------------------------------

     At normal retirement, the credited years of service and the estimated final 20 year average compensation under the REX Pension Plan for the Named REX Officers are: Mr. Cunningham, 26 1/6 years and $227,579; Mr. Esposito, 30 years and $182,974; Mr. Glenn, 8 7/12 years and $237,341; Mr. Staley, 30 years and $220,617; and Mr. Wickham, 30 years and $346,117. The current estimated annual compensation for the Named REX Officers if incentive compensation goals are met would be: Mr. Cunningham, $217,722; Mr. Esposito, $192,235; Mr. Glenn, $203,906; Mr. Staley, $220,617; and Mr. Wickham, $327,988.

REX MANAGEMENT INCENTIVE STOCK PLAN

     The REX Management Incentive Stock Plan authorizes grants to officers and other key employees of REX and its subsidiaries of shares of REX Common Stock which remain subject to a risk of forfeiture and restrictions on transfer for a predetermined period of time (the "REX Incentive Stock"). The REX Management Incentive Stock Plan authorizes the granting of stock awards to participants (the "Grantees") for up to an aggregate of 1,200,000 shares of REX Incentive Stock.

     The restrictions placed upon the REX Common Stock granted under the REX Management Incentive Stock Plan will lapse after the occurrence of all of the following: (i) the attainment of such management objectives as the Compensation Committee of the REX Board of Directors (the "Compensation Committee") determines; (ii) the Grantee's attainment of the age of 55 provided the Grantee has remained in the continuous employ of REX or one of its subsidiaries; and
(iii) such other terms and conditions as the Compensation Committee may determine. The number of shares of REX Incentive Stock granted under the REX Management Incentive Stock Plan is subject to adjustment upon the occurrence of a stock dividend, stock split or other changes in the capital structure of REX, or upon the occurrence of any other transaction or event having a similar effect to prevent any dilution or expansion of the rights of Grantees that would otherwise result from the occurrence thereof.

     The REX Board of Directors adopted the REX Management Incentive Stock Plan on October 20, 1995, subject to the approval of the holders of the Company's Common Stock as described in "Approval of the Adoption of the REX Management Incentive Stock Plan" below. The purpose of the REX Management Incentive Stock Plan is to enable REX to attract, compensate and retain officers and other key employees and provide them with appropriate incentives and rewards for superior performance.

     The REX Management Incentive Stock Plan authorizes the granting of shares of REX Incentive Stock and provides the Compensation Committee, which has been authorized by the REX Board of Directors to administer the REX Management Incentive Stock Plan, with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing REX's current and future ability to attract and retain officers and other key employees.

     In furtherance of the purpose of the REX Management Incentive Stock Plan, the Compensation Committee of the Company has approved grants of an aggregate of 320,000 shares of REX Incentive

Stock to a group of six executive officers and 57 other key employees (the "Grantees") of REX (the "Initial Awards"). In addition to the recipients of the Initial Awards, REX estimates that a number of additional employees may be considered key employees and therefore eligible to receive awards under the REX Management Incentive Stock Plan in the future.

     All actions taken to date by the REX Board of Directors and the Compensation Committee under and with respect to the REX Management Incentive Stock Plan, including the Initial Awards, were conditioned upon approval by the holders of the Company's Common Stock, of the REX Management Incentive Stock Plan. If such approval is not obtained, the REX Management Incentive Stock Plan will not become effective and any grants previously approved will be void. The full text of the REX Management Incentive Stock Plan is attached hereto as Annex
C. Set forth below is a general description of the REX Management Incentive Stock Plan and the Initial Awards. The following description of the REX Management Incentive Stock Plan is qualified in its entirety by reference to Annex C.

Description of the REX Management Incentive Stock Plan and the Initial Awards

     SHARES AVAILABLE. Subject to adjustment as described below under "Adjustments," the aggregate number of shares of REX Common Stock that may be issued or transferred and covered by outstanding awards granted under the REX Management Incentive Stock Plan (and released from a substantial risk of forfeiture) shall not exceed 1,200,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. The maximum number of shares of REX Common Stock covered by the REX Management Incentive Stock Plan which may be granted to any Grantee for any year shall not exceed 75,000 shares.

     ELIGIBILITY. Officers including officers who are members of the REX Board of Directors, and other key employees of REX and its subsidiaries may be selected by the Compensation Committee to receive benefits under the REX Management Incentive Stock Plan. Members of the REX Board of Directors who are not employees of REX or any of its subsidiaries will not receive REX Incentive Stock under the REX Management Incentive Stock Plan.

     INITIAL AWARDS. The restrictions on the Initial Awards will lapse after all of the following conditions have been satisfied: (i) the attainment of certain performance objectives specified by the Compensation Committee and based on the appreciation of REX Common Stock (the "Management Objectives"); (ii) Grantee's attainment of the age of 55 provided the Grantee has remained in the continuous employ of REX or one of its subsidiaries; and (iii) such other terms and conditions as the Compensation Committee may determine, including in the event certain change in control events occur.

     The Initial Awards will be forfeited: (i) if the Grantee ceases to be employed by REX or one of its subsidiaries for any reason other than death or permanent disability, before attaining the age of 55; or (ii) if any shares of REX Management Incentive Stock eligible to become vested at the end of a vesting period as defined in the Initial Award agreement (the "Vesting Period") that fail to become vested (because the Management Objectives have not been fully achieved).

     ADDITIONAL AWARDS. Though a Grantee may forfeit shares of REX Incentive Stock when the Management Objectives are not achieved, the Grantee may re-earn an equal number of shares of REX Incentive Stock by attaining certain Management Objectives at a later time. Specifically, if in a prior Vesting Period the Grantee has forfeited REX Incentive Stock previously granted by REX and in a later Vesting Period certain Management Objectives are attained, REX will issue to the Grantee shares of REX Common Stock equal in number (taking into account any adjustments deemed by the Compensation Committee to be equitable) to the number of shares of REX Incentive Stock the Grantee has previously forfeited in a prior Vesting Period. Such shares will remain forfeitable if the Grantee ceases to be employed by REX or any one of its subsidiaries for any reason before attaining the age of 55.

     INCENTIVE STOCK. An award of REX Incentive Stock involves the immediate transfer by REX to a participant of ownership of a specific number of shares of REX Common Stock in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Compensation Committee may determine.

     The Compensation Committee may condition an award of REX Incentive Stock on the achievement of the Management Objectives. To the extent that any award so specifies one or more Management Objectives, it (i) will also specify a minimum level of acceptable achievement, below which all of the shares of REX Incentive Stock covered by the award will be forfeited, and (ii) will set forth a formula for determining the number of shares of REX Incentive Stock to be retained by the participant if performance is at or above the minimum level of acceptable achievement but falls short of full achievement of the specified Management Objectives. The Compensation Committee may adjust the specified Management Objectives and the related minimum level of acceptable achievement if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts it business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

     REX Incentive Stock will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the REX Incentive Stock would be forfeited if the participant ceased to serve REX as an officer or other key employee before attaining the age of 55. In order to enforce these forfeiture provisions, the transferability of REX Incentive Stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of REX or other similar transaction or event.

     REX MANAGEMENT INCENTIVE STOCK PLAN BENEFITS. It is not possible to determine the specific amounts that may be awarded to various individuals following the Distribution under the REX Management Incentive Stock Plan. The following table sets forth the Initial Awards allocated under such Plan to (i) each of the REX Named Executive Officers, (ii) all the REX executive officers as a group, (iii) all directors who are not executive officers as a group, and (iv) all other employees, including all the REX officers who are not executive officers, as a group. All of the Initial Awards are subject to adoption of Proposal Three, and are subject to forfeiture if specified management objectives based on the appreciation of the REX Common Stock are not met after the Distribution. See "-- Initial Awards".

                              PLAN BENEFITS TABLE

                      REX MANAGEMENT INCENTIVE STOCK PLAN

-------------------------------------------------------------------------------------------
                                                                                   NUMBER
                                                                                     OF
           NAME AND PRINCIPAL POSITION AS OF THE DISTRIBUTION                     SHARES(A)
-------------------------------------------------------------------------------------------
J. Dawson Cunningham
  Vice President-Finance and Administration, Treasurer...................           16,800
L. J. Esposito
  Vice President-Sales...................................................           12,000
John M. Glenn
  Vice President-General Counsel and Secretary...........................            9,200
J. D. Staley
  Vice President-Operations..............................................           16,800
M. W. Wickham
  Director, President and CEO............................................           23,600
Executive Group..........................................................           87,600
Non-Executive Director Group.............................................               --
Non-Executive Officer Employee Group.....................................          232,400


---------------

(a) The dollar value of the Initial Awards is not determinable due to the lack of a public trading market for the REX Common Stock.

     ADJUSTMENTS. The number of shares covered by outstanding grants of REX Management Incentive Stock are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. The Compensation Committee may also make or provide for such adjustments in the aggregate number of shares that may be issued or transferred and covered by outstanding awards granted under the REX Management Incentive Stock Plan, as it may in good faith determine to be appropriate in order to reflect any transaction or event described in the first sentence of this paragraph.

     ADMINISTRATION AND AMENDMENTS. The REX Management Incentive Stock Plan is to be administered by a committee consisting of not fewer than three non-employee Directors of REX who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. It is expected that the Compensation Committee of REX will serve as such committee. In connection with its administration of the REX Management Incentive Stock Plan, the Compensation Committee is authorized to interpret the REX Management Incentive Stock Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the REX Management Incentive Stock Plan and may provide for special terms for awards to participants who either are foreign nationals or are employed by or provide consulting services to REX or any of its subsidiaries outside of the United States of America, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     The Compensation Committee may amend the REX Management Incentive Stock Plan from time to time but no such amendment may increase the aggregate number of shares that may be issued or transferred and covered by outstanding awards under the REX Management Incentive Stock Plan, or otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the REX Management Incentive Stock Plan, without further approval by the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the REX Management Incentive Stock Plan based on Federal income tax laws in effect on October 1, 1995. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Incentive Stock

     A recipient of shares of REX Incentive Stock generally will be subject to tax at ordinary income rates on the fair market value of the shares, reduced by any amount paid by the recipient, at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of
Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to shares of REX Incentive Stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

     Special Rules Applicable to Directors and Officers

     In limited circumstances where the sale of stock that is received as the result of a grant could subject a Director or an officer to suit under Section 16b of the Exchange Act, the tax consequences to the Director or officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the Director or officer to suit under Section 16b of the Exchange Act, but not longer than six months.

     Tax Consequences to REX or Subsidiary

     To the extent that a participant recognizes ordinary income in the circumstances described above, REX or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed under Section 162(m) of the Code.

     Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its chief executive officer or any of its other four most highly-compensated executive officers in any fiscal year. All cash and non-cash compensation paid to an executive must be taken into account, unless the compensation qualifies for a specific exemption, including an exemption for performance based compensation meeting certain tests under the Code and approved by the Company's shareholders or by REX's shareholders after the Distribution. The Initial Awards are subject to the approval of the Company's shareholders at the Special Meeting. Upon receipt of such approval, the Company will not be subject to disallowance of the tax deduction under Section 162(m) of the Code. Accordingly, at the time the fair market value of the REX Incentive Stock is included in a Grantee's income, the Company will be entitled to a deduction equal to the fair market value of the shares of REX Incentive Stock.

OTHER STOCK PLANS

     Following the Distribution, REX will implement other stock plans (in addition to the REX Management Incentive Stock Plan) intended to facilitate the acquisition and ownership of REX Common Stock by REX employees. REX will propose a special stock incentive plan for REX's organized work force, and has reserved 800,000 shares of REX Common Stock for issuance based on terms and objectives that REX plans to develop in coordination with representatives of such work force.

     The Company (as sole shareholder of REX) and the Board of Directors of REX have each approved the REX Stock Purchase Plan, which is intended to comply with
Section 423 of the Code. Under such Plan, REX employees (other than executive officers who are subject to reporting and liability under Section 16 of the Exchange Act) will be offered rights to purchase REX Common Stock at a discount of up to fifteen percent from the market price of REX Common Stock at the time of purchase. REX will reserve 400,000 shares of REX Common Stock for issuance under such Plan.

DESCRIPTION OF RSI CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     After the Distribution, RSI's authorized capital stock will be the same as the Company's authorized capital stock prior to the Distribution. Accordingly, RSI's authorized capital stock will consist of 200,000,000 shares of Common Stock, without par value, and 40,000,000 shares of Preferred Stock, without par value. As of November 14, 1995, there were outstanding 39,069,312 shares of Company Common Stock. There are currently no shares of the Preferred Stock outstanding.

RSI COMMON STOCK


     Each outstanding share of RSI Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of RSI. See "Dividend Policies -- RSI Dividend Policy". Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. Pursuant to the RSI Amended Articles of Incorporation, holders of RSI Common Stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of the Board of Directors of RSI can elect all the directors up for election, if they so choose. In the event of liquidation, dissolution or winding up of RSI, holders of RSI Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors.


NO PREEMPTIVE RIGHTS

     Under the RSI Articles, no holder of RSI Common Stock will have any preemptive right to subscribe to any additional stock of RSI.

DESCRIPTION OF REX CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     After the Distribution, REX's authorized capital stock will consist of 100,000,000 shares of Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock, $.01 par value per share.

REX COMMON STOCK

     Each outstanding share of REX Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of REX. See "Dividend Policies -- REX Dividend Policy". Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. The REX Certificate of Incorporation (the "REX Certificate") does not provide for cumulative voting rights; therefore, the holders of a majority of the shares voting for the election of the Board of Directors of REX can elect all the directors up for election, if they so choose. In the event of liquidation, dissolution or winding up of REX, holders of REX Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and any holders of REX Preferred Stock.

NO PREEMPTIVE RIGHTS

     No holder of any class of stock of REX authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of REX of any kind.

CERTAIN CHANGE IN CONTROL EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF REX

     The REX Certificate and the REX By-Laws (collectively, the "REX charter documents") contain certain provisions that could make more difficult the acquisition of REX by means of a tender offer, a proxy contest or otherwise. Some of them replicate or are comparable to existing provisions of the RSI Amended Articles of Incorporation (the "RSI Articles") and the RSI Regulations (collectively, the "RSI charter documents"), but others take advantage of Delaware law and go beyond what is provided in the

RSI charter documents in terms of possibly impacting such a control transaction. See "Certain Significant Differences between the Law and Charter Documents Governing REX and the Law and Charter Documents Governing RSI." The description of such provisions set forth below is intended as a summary only.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The REX Certificate provides that, subject to any rights of holders of Preferred Stock of REX to elect additional directors under specified circumstances (the "Preferred Rights"), the number of directors will be fixed as provided in the REX By-Laws. The REX By-Laws provide that, subject to the Preferred Rights, the number of directors will be fixed by the REX directors, but must consist of not less than three directors. The REX charter documents provide that, subject to the Preferred Rights, vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director. Thus, the REX Board could prevent any stockholder from enlarging the REX Board and filling the new directorships with such stockholder's own nominees. The REX charter documents provide that directors may be removed only upon the affirmative vote of holders of at least 80% of the voting power of all then outstanding shares entitled to vote generally in the election of directors ("Voting Stock").

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     The REX charter documents provide that, subject to the Preferred Rights, stockholder action can be taken only at an annual or special meeting. They prohibit stockholder action by written consent in lieu of a meeting. The REX charter documents provide that, subject to the Preferred Rights, special meetings of stockholders can be called only by the Chairman of the Board or by the REX Board pursuant to a resolution adopted by a majority of the total number of directors that REX would have if there were no vacancies (the "Whole Board"). Stockholders are not permitted to call a special meeting or to require that the REX Board call a special meeting. The business permitted to be conducted at any special meeting is limited to the business brought before the meeting pursuant to the notice of meeting given by REX.

     By prohibiting stockholder action by written consent, the REX charter documents may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. They would also prevent the holders of a majority of the voting power of the Voting Stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the REX Board by calling a special meeting.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

     The REX By-Laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before an annual meeting (the "Stockholder Notice Procedure").

     Under the Stockholder Notice Procedure, only persons who are nominated by the REX Board, or by a stockholder who has given timely written notice to the Secretary of REX, will be eligible for election as directors. At an annual meeting only such business may be conducted as has been specified in the written notice for such meeting or has been brought before the meeting by the REX Chairman or the REX Board or by a stockholder who has given timely written notice to the Secretary of REX of such stockholder's intention to bring such business before such meeting.


     Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by REX at least 70 days prior to the annual meeting or, if REX does not make a public announcement of the date of the annual meeting at least 80 days prior to such meeting, then such notice of stockholder nomination must be received by REX not later than the tenth day after the actual public announcement of the annual meeting.

     Under the Stockholder Notice Procedure, a stockholder's notice to REX proposing to nominate a person for election as a director must contain certain information, including the name and address of the nominating stockholder, a representation that the stockholder is a holder of record entitled to vote for the election of directors, a description of all arrangements or understandings between the stockholder and the nominee, such other information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee and the consent of the nominee to serve. A stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information, including a full description of the business the stockholder proposes to bring before the meeting, the name and address of such stockholder, the class and number of shares of stock of REX beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the chairman of the meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting.

     By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure will afford the REX Board an opportunity to consider the qualifications of the proposed nominees and to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure will provide an orderly means for conducting annual meetings of stockholders and will provide the REX Board with an opportunity to inform stockholders of any business proposed to be conducted at such meetings, together with any recommendations as to the REX Board's position.

     The Stockholder Notice Procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

PREFERRED STOCK

     The REX Certificate authorizes the REX Board to establish one or more series of REX Preferred Stock and to determine, with respect to any series, the terms and rights of such series, including voting, dividend and liquidation rights.

     The provisions authorizing the REX Board to issue REX Preferred Stock in series with such terms as it may designate will provide REX with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of REX Preferred Stock, as well as shares of REX Common Stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of the Nasdaq-NMS. Those rules require stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding of at least 20%.

     Although the REX Board has no present intention of doing so, it could issue a series of REX Preferred Stock that could, depending on its terms, impede the completion of a takeover attempt, including one in which stockholders might receive a premium for their stock over the then current market price.

AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS


     Under Delaware law, the stockholders may adopt, amend or repeal the by-laws and, with the approval of the board of directors, the certificate. If the certificate so provides, the by-laws may be adopted, amended or repealed by the board of directors. The REX Certificate does provide for such actions to be taken by the REX Board, except as provided below. The REX Certificate provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock is required to amend provisions of the REX Certificate relating to the prohibition of stockholder action without a meeting; the calling of special meetings and the business to be conducted thereat; the number, election and term of directors; the removal of directors; and amendment of the REX By-Laws. The vote of the holders of a majority of the voting power of the outstanding shares entitled to vote on the amendment is required to amend all other provisions of the REX Certificate. The REX Certificate further provides that certain provisions of the REX By-Laws (including those relating to the calling of special meetings and the business to be conducted at such special meetings; the business to be conducted at an annual meeting; the nomination of director candidates; the number, term and election of directors; the removal of directors; and the provision regarding amendment of the REX By-Laws) may be amended only by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock. These 80% voting requirements will have the effect of making more difficult any amendment by stockholders of the REX By-Laws or any of the provisions of the REX Certificate described above.


LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Generally, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In general, a director is liable for monetary damages for any action or omission as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

     Under Ohio law, a corporation must indemnify its directors, as well as its officers, employees and agents, against expenses where any such person is successful on the merits or otherwise in defense of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful. Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders. In order to obtain reimbursement for expenses in advance of the final disposition of any action, the individual must provide an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified.

     In general, Ohio law requires that all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding be paid by the corporation as they are incurred in advance of final disposition if the director agrees to repay such amounts if it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and if the director reasonably cooperates with the corporation concerning the action, suit or proceeding.

     RSI's Regulations provide for indemnification which is coextensive with that permitted under Ohio law. The RSI Regulations authorize RSI to enter into indemnification agreements with each present and future director and such officers as may be designated from time to time by the RSI Board. RSI has entered into agreements that indemnify such persons to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of RSI which cannot be altered unilaterally.

     Under Delaware law, a corporation may include in its certificate a provision which eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of his duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with illegal redemptions and stock repurchases) or (iv) for any transaction from which the director derived an improper personal benefit. The REX Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

     The REX Certificate authorizes REX to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. It is anticipated that prior to or after the Distribution, REX will enter into indemnification agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law.

     Delaware law provides that a corporation (a) must indemnify its directors, officers, employees and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the shareholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them. The REX Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law and it authorizes REX to provide by agreement for indemnification greater or different than that set forth in the REX Certificate.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE LAW AND CHARTER DOCUMENTS GOVERNING REX AND THE LAW AND CHARTER DOCUMENTS GOVERNING RSI

     RSI is incorporated in Ohio. REX is incorporated in Delaware. Consequently, RSI is subject to Ohio law, while REX is subject to Delaware law. Ohio law and Delaware law, and the RSI charter documents and the REX charter documents, differ in a number of respects. The following discussion is intended to highlight the principal significant differences.

CERTAIN VOTING RIGHTS

     Delaware law generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation by vote of the holders of a majority of all outstanding shares entitled to vote thereon, although the certificate may provide for a greater vote.

     Under Ohio law, unless otherwise provided in the articles, such matters require the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power. The articles may provide for a greater or lesser vote, so long as the vote required is not less than a majority of the voting power. The RSI Articles require the affirmative vote of the holders of at least two-thirds of the voting power to approve certain mergers, consolidations and other extraordinary transactions, unless approved by the RSI Board by an 87.5% vote at a meeting or by unanimous written consent, in which case the affirmative vote of not less than a majority of the voting power is required.

     Both Ohio law and Delaware law permit mergers without approval by shareholders of the surviving corporation if, among other things, no charter amendment is involved and no more than a specified maximum increase in outstanding voting stock will result. Under Delaware law, the maximum permitted increase is 20% of the corporation's common stock outstanding immediately prior to the merger. Under Ohio law, the maximum permitted increase is any amount less than one-sixth of a corporation's resulting shares possessing voting power in the election of directors.

SPECIAL MEETINGS OF STOCKHOLDERS; STOCKHOLDER ACTION BY WRITTEN CONSENT

     Under Delaware law, special stockholder meetings may be called by the board of directors and by any person(s) authorized by the certificate or the by-laws. The REX charter documents provide that, in general, special meetings of stockholders can be called only by the Chairman of the Board or at the request of a majority of the Whole Board.

     Under Ohio law, a special meeting of shareholders may be called by the chairman, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, persons owning 25% of the outstanding shares entitled to vote at such meeting (or a lesser or greater proportion as specified in the articles or regulations but not greater than 50%) or the person(s) authorized to do so by the articles of incorporation or the regulations. The RSI Regulations authorize shareholders to call a special meeting only if such holders have at least 50% of the voting power.

     The REX By-Laws provide that the business transacted at an annual meeting of stockholders shall be confined to matters which have been (a) specified in the written notice of the meeting given to stockholders by REX, (b) brought before the meeting at the direction of the REX Board or the chairman of the meeting, or (c) specified in a written notice given by or on behalf of a stockholder sufficiently in advance of the meeting to enable the REX Board to consider such a matter and, if necessary, to inform all stockholders of its position thereon. The REX By-Laws provide that business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The RSI Regulations provide that business transacted at either an annual meeting or a special meeting of shareholders shall be confined to the matters (i) specified in the written notice of the meeting given to shareholders of RSI, (ii) brought before the meeting at the direction of the RSI Board or the chairman of the meeting, or (iii) specified in a written notice given by or on behalf of the shareholders sufficiently in advance of the meeting to enable the RSI Board to consider such matter and, if necessary, to inform all shareholders of its position thereon.

     Under Delaware law, unless the certificate provides otherwise, any action by stockholders must be taken at a meeting of stockholders, unless a consent in writing setting forth the action so taken is signed by stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The REX Certificate prohibits stockholder action by written consent in lieu of a meeting.

     Under Ohio law, unless prohibited by the articles or the regulations, any action by shareholders generally must be taken at a meeting, unless a consent in writing setting forth the action so taken is signed by all the shareholders who would be entitled to notice of the meeting held to consider the subject matter thereof. The RSI Regulations permit written actions by shareholders which are signed by all of the shareholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

     Delaware law allows amendments of the certificate if the board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for that purpose, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The REX Certificate provides that certain provisions may only be amended by an affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, including provisions relating to the prohibition of stockholder action without a meeting; the calling of special meetings and the business to be conducted thereat; the number, election and term of directors; the removal of directors; and amendment of the REX By-Laws.

     Ohio law permits the adoption of amendments to the articles if such amendments are approved at a meeting held for such purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or such lesser, but not less than a majority, or greater vote as specified in the articles. The RSI Articles provide that, except in the case of
Article XI, they may be amended by the holders of shares entitling them to exercise a majority of the voting power. Article XI, which requires the approval of two-thirds of the voting power for certain mergers, consolidations and other extraordinary transactions (unless the directors approve the transaction by an 87.5% majority, in which case the majority of the voting power is required), may be amended only by holders of shares entitling them to exercise two-thirds of the voting power.

     Under Delaware law, the power to adopt, amend or repeal the by-laws resides with the stockholders entitled to vote thereon. Such power may be conferred upon the board of directors by the certificate, but this grant does not divest the stockholders of their power to adopt, amend or appeal the by-laws. The REX Certificate provides that the directors may adopt, amend or repeal the By-Laws, but also requires that certain provisions of the By-Laws may only be amended by an affirmative vote of the holders of at least 80 percent of the voting power of the outstanding shares of Voting Stock. These provisions relate to the calling of special meetings and the business conducted thereat; the business to be conducted at an annual meeting; the nomination of director candidates; the number, term and election of directors; the removal of directors; and amendment of the REX By-Laws.

     Under Ohio law, regulations may be adopted, amended or repealed only by approval of the shareholders either at a meeting of shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or by written consent signed by holders of shares entitling them to exercise two-thirds of the voting power on such proposal. The articles or regulations may provide for amendment by a greater or lesser proportion of the voting power, but not less than a majority. The RSI Regulations state that provisions contained therein regarding the calling of special meetings of shareholders, indemnification, nomination of directors and introduction of business at shareholders' meetings, as well as the provision regarding the amendment of the RSI Regulations, may be amended only by the affirmative vote of holders of shares entitling them to exercise two-thirds of the voting power. All other provisions may be amended by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power.

BOARD-APPROVED PREFERRED STOCK

     Both Delaware law and Ohio law permit a corporation's certificate or articles, respectively, to allow the board of directors to issue, without shareholder approval, a series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. Ohio law, however, does not permit the board of directors to fix the voting rights of any such series of preferred or preference stock. The REX Certificate grants such power, including the power to fix the voting rights, to the REX Board. The RSI Articles grant such power (other than the power to fix voting rights) to the RSI Board.

CUMULATIVE VOTING OF SHARES

     Under Delaware law, stockholders of a corporation cannot elect directors by cumulative voting unless its certificate so provides. The REX Certificate does not provide for cumulative voting. As a result, the holders of shares having a majority of the voting power in the election of directors are able to elect all of the directors then being elected.

     Under Ohio law, cumulative voting (unless eliminated by an amendment of the articles) is required to be available for the election of directors if notice to such effect is given by a shareholder prior to a shareholders' meeting and an announcement to such effect is made at the meeting. The RSI Articles provide for the elimination of cumulative voting rights. Hence, the holders of a majority of the voting power of RSI in the election of directors can elect all of the directors then being elected.

NUMBER OF DIRECTORS

     Under Delaware law, unless the certificate specifies the number of directors, a board of directors may change the authorized number of directors by an amendment to the by-laws if fixed therein, or in such manner as may be provided therein. If the certificate specifies the number of directors, then that number can be changed only by amending the certificate. The REX Certificate states that the number of directors shall be fixed by the REX By-Laws and may be increased or decreased as prescribed by the REX By-Laws, but in no case shall the number of directors be less than three. The REX By-Laws provide that, subject to the Preferred Rights, the number of directors shall be not less than three, with the exact number to be determined by a vote of the majority of directors then in office.

     Under Ohio law, the number of directors may be fixed or changed by the shareholders or by the board of directors if so authorized by the articles or regulations. The RSI Regulations provide that the number of directors which shall constitute the whole board shall be limited to a maximum of ten, unless changed by the directors or by a vote of the holders of a majority of shares entitled to vote thereon.

REMOVAL OF DIRECTORS

     In general, under both Delaware law and Ohio law, any or all of the directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. Delaware law permits a certificate to specify a greater majority. Ohio law permits a greater majority to be specified in either the articles or the regulations. The REX charter documents authorize removal only by the affirmative vote of the holders of 80 percent of the voting power of the Voting Stock. The RSI charter documents do not contain such a provision.

DISSENTERS' RIGHTS

     Under Ohio law, shareholders are entitled to dissenters' appraisal rights in the following situations: (a) to shareholders of an Ohio corporation which is merged into or consolidated with another corporation; (b) to shareholders of an Ohio corporation surviving a merger in cases where such shareholders were entitled to vote on the merger; (c) to shareholders of an Ohio subsidiary corporation being merged into its parent in a short-form merger; (d) to shareholders of the acquiring corporation in a combination or majority share acquisition where such shareholders are entitled to vote on the transaction; (e) to affected shareholders in the case of certain amendments to the articles; and (f) to shareholders of an Ohio corporation that sells or otherwise disposes of all or substantially all of its assets. However, in mergers and consolidations in which, after giving effect to the transaction, the original shareholders of the acquiring corporation retain more than five-sixths of the voting power in the election of directors, such shareholders are denied dissenters' appraisal rights if they have no right to vote on the transaction.

     Delaware law provides for dissenters' rights only in merger and consolidation transactions. Even then, unless the corporation's certificate provides otherwise, Delaware law denies dissenters' rights to (i) stockholders of a corporation whose shares are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or held by more than two thousand stockholders, if the stockholders of such corporation receive only shares of the surviving corporation or of such a listed or widely held corporation in the transaction or (ii) those stockholders who are stockholders of a corporation surviving a merger if no vote by such stockholders is required. The REX Certificate contains no provisions granting dissenters' rights.

PAYMENT OF DIVIDENDS

     Both Delaware law and Ohio law permit the payment of dividends and the redemption of shares out of paid-in, earned or other surplus. However, under Ohio law, if a dividend is paid out of capital surplus, shareholders must be so notified. Under Delaware law, no such notice is required and dividends may also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year, even if the corporation has no surplus.

REPURCHASE OF SHARES

     Under Ohio law, a corporation may repurchase shares only in certain specified instances or when the articles provide that the corporation shall have the right to repurchase. The RSI Articles authorize RSI to redeem or repurchase any of its shares to such extent, at such time, in such manner and on such terms as the Board determines, but no such action shall cause RSI's assets to be less than its liabilities plus stated capital nor may such action be effected if RSI is insolvent or would be rendered insolvent thereby.

     Delaware law permits the board of directors to authorize the repurchase of a corporation's shares, so long as capital is not impaired and, in the case of redeemable shares, so long as the purchase price is not greater than the redemption price.

CONTROL SHARE ACQUISITION STATUTE

     The Ohio control share acquisition statute requires any person making a tender offer for an Ohio corporation to comply with certain filing, disclosure and procedural requirements. Delaware has no similar statute.

     Under the Ohio control share acquisition statute, any person who proposes to make a control share acquisition must obtain prior shareholder approval. A control share acquisition is the acquisition of shares of an issuing public corporation resulting in the person being able to exercise voting power in the election of directors of the issuing public corporation within three ranges: (a) one-fifth to one-third, (b) one-third to one-half and (c) more than one-half of such voting power. RSI is an issuing public corporation.

     In order to obtain shareholder approval, the person seeking to make a control share acquisition must deliver a statement to the issuing public corporation containing (a) the identity of the acquiring person, (b) the number of shares of the issuing public corporation owned by the acquiring person, (c) the range of voting power under which the proposed control share acquisition would fall, (d) a description of the terms of the proposed acquisition and (e) representations that the acquisition is legal and that the acquiring person has the financial capability to make the acquisition.

     The issuing public corporation must call a special shareholders' meeting to vote on the proposed acquisition within 10 days of receiving the statement, and the meeting must take place within 50 days of receipt of the statement. The issuing public corporation must send to all shareholders a copy of the statement and a summary of the issuing public corporation's position or recommendation on the transaction.

     The quorum requirement for the special meeting is a majority of the voting power of the issuing public corporation in the election of directors and a majority of the portion of such voting power which excludes shares owned by the acquiring person and other interested shares. The acquiring person may proceed with the control share acquisition if (a) it is approved by both the affirmative vote of shares representing a majority of the quorum and by a majority of such quorum (after excluding the voting power of any interested shares); and (b) the acquisition is consummated within 360 days following the shareholders' authorization. Dissenters' rights are not available to shareholders who vote against authorization of a control share acquisition. Once an acquiring person obtains more than 50% of the corporation's voting power, no further shareholder approval is required under the control share acquisition act for his acquisition of additional shares.

     An issuing public corporation may elect to be excluded from the Ohio control share acquisition statute by so providing in its articles or regulations. The RSI charter documents do not provide for any such exclusion.

MERGER MORATORIUM STATUTES

     Both Ohio and Delaware have "merger moratorium" statutes which are designed to encourage potential acquirors of publicly traded corporations to obtain the approval of the proposed target's board of directors prior to commencing a tender offer.

     The Ohio statute does so by focusing on the second step in a two-step acquisition of an issuing public corporation and regulating the circumstances under which a person may accomplish a second step once he has become an interested shareholder in the first step of an acquisition. An interested shareholder is defined generally as a person that is entitled to exercise 10% of the voting power of an issuing public corporation. The basic restriction that the statute imposes is an absolute moratorium on an issuing public corporation engaging in any of a number of specified transactions for three years after the date upon which an interested shareholder becomes such, unless prior to that share acquisition date, the directors of the issuing public corporation have approved either the transaction which the issuing public corporation proposes to engage in or the interested shareholder's purchase of shares on the share acquisition date. The transactions covered include, among other things, certain mergers, consolidations and other extraordinary transactions, as well as certain transactions in which the interested shareholder receives a particular benefit. After the three-year period, the 10% shareholder can complete the transaction only if, among other things, (a) approval is received from the holders of at least two-thirds of the voting power of the issuing public corporation and by holders of a majority of the voting power of the corporation, excluding shares held by the interested shareholder; or (b) the transaction meets certain criteria to ensure fairness to all shareholders. RSI is an issuing public corporation under this statute.

     The Delaware statute is also directed at the second step of a two-step acquisition and provides that a corporation shall not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder, unless (a) prior to such time the board of directors of the corporation approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or
(c) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An interested stockholder includes any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years prior to the relevant date. A business combination is a merger or consolidation, a sale or other disposition of more than 10% of the corporation's assets, a security issuance that increases the interested stockholder's proportionate share of the corporation's stock or any other transaction that confers a potential benefit on the interested stockholder.

     Both the Ohio and the Delaware statutes permit a corporation to opt out of the operation of the merger moratorium provisions. Neither RSI nor REX have done so.

PROFIT DISGORGEMENT STATUTE

     Ohio has enacted a profit disgorgement statute which permits a publicly held corporation, subject to certain exceptions, to recover profits realized from the disposition of its shares by a person who proposed to acquire the corporation within 18 months of the disposition. This right of recovery does not apply to a person who proves in court that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and that there were reasonable grounds to believe that such person would acquire control. Further, the aggregate amount of profit realized must exceed $250,000 before the corporation may recover. If the corporation refuses to bring an action to recover these profits, any shareholder may sue on behalf of the corporation. If a judgment is rendered ordering recovery of any profits, the party bringing the action is entitled to recovery of its attorney fees. Ohio law permits a corporation to opt out of the statute, but RSI has not done so. Delaware has no comparable statute.


       AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY


     Approval of Proposal Two will constitute approval of the amendment to the Amended Articles of Incorporation of the Company discussed under this heading. Approval of Proposal Two is being sought because the Ohio General Corporation Law requires such approval. Accordingly, if Proposal Two is not approved by the shareholders, the proposed amendment could not occur.

NAME CHANGE


     Shareholders will be asked to vote to amend the Company's Amended Articles of Incorporation to change the name of Roadway Services, Inc. to "Caliber System, Inc.", effective only if the Distribution occurs. Shareholders are being asked to vote so to amend the Company's Amended Articles of Incorporation so that RSI will be able to conduct its business under that name.

     Additionally, the Chairman of the Company Board may determine to withdraw the Name Change Proposal from consideration at the Special Meeting, or if adopted by the shareholders, may determine not to file with the Ohio Secretary of State, if further investigation reveals that "Caliber System, Inc." may not be reasonably available for use by the Company. In such case, the Company intends to propose an alternative name change for a vote by the shareholders of the Company at the next annual meeting of shareholders.


RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED AMENDED ARTICLES OF INCORPORATION.

      APPROVAL OF THE ADOPTION OF THE REX MANAGEMENT INCENTIVE STOCK PLAN


     Approval of Proposal Three will constitute approval by shareholders of the adoption by REX of the REX Management Incentive Stock Plan discussed in the section entitled "REX Management and Executive Compensation -- REX Management Incentive Stock Plan." Approval of such plan is sought to comply with Section 162(m) of the Code, and to preserve the deductibility to the Company under the Code of compensation paid under such plan. See "Rex Management and Executive Compensation --

Federal Income Tax Consequences". No further approval by REX stockholders will be required. If such approval is not obtained, the REX Management Incentive Stock Plan will not become effective and any grants previously approved will be void. For a complete description of the REX Management Incentive Stock Plan and the Initial Awards, see "REX Management and Executive Compensation -- REX Management Incentive Stock Plan."


     The Company's Board of Directors believes that the approval of the REX Management Incentive Stock Plan is in the best interests of the Company and the stockholders of REX because the REX Management Incentive Stock Plan and the Initial Awards will enable REX to provide competitive equity incentives to officers and other key employees to enhance the profitability of REX and increase the value of the REX Common Stock received in the Distribution and is consistent with the purposes of the Distribution.


RECOMMENDATION


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REX MANAGEMENT INCENTIVE STOCK PLAN.

                                 OTHER MATTERS

EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of REX at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     It is anticipated that representatives of Ernst & Young LLP will attend the Special Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

     As described in the Company's proxy statement for the 1995 annual meeting of shareholders, proposals which shareholders intend to present at the 1996 annual meeting of shareholders must be received by the Company at its principal offices no later than December 11, 1995 in order to be included in the proxy material for the 1996 annual meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          2. Quarterly Report on Form 10-Q for the quarterly period ended March 25, 1995.

          3. Quarterly Report on Form 10-Q for the quarterly period ended June 17, 1995.

          4. Quarterly Report on Form 10-Q for the quarterly period ended September 9, 1995.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the telephonic or written request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to:


                                Roadway Services, Inc.
                                1077 Gorge Boulevard
                                Akron, Ohio 44310
                                P.O. Box 88
                                Akron, Ohio 44309-0088
                                Telephone No.: (216) 384-8184
                                Attention: Corporate Secretary.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting or any adjournment thereof shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder and in accordance therewith files, reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such information may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


     REX will file with the Commission a Registration Statement on Form 10 with respect to the shares of REX Common Stock to be received by the shareholders of the Company in the Distribution and will request effectiveness of such Registration Statement prior to the Distribution Date. After its filing, the Registration Statement on Form 10 and the exhibits thereto may be inspected and copied at the public reference facilities of the Commission listed above.


REPORTS OF REX

     After the Distribution, REX will be required to comply with the reporting requirements of the Exchange Act and, in accordance therewith, to file reports, proxy statements and other information with the Commission.

     After the Distribution, such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission listed above under "Available Information" and obtained by mail from the Commission as described above under "Available Information".

     Additionally, REX intends to provide annual reports, containing audited financial statements, to its shareholders in connection with its annual meetings of shareholders.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

Financial Statements
Report of Independent Auditors.........................................................   F-2
Consolidated Balance Sheets............................................................   F-3
Statements of Consolidated Income......................................................   F-4
Statements of Consolidated Earnings Reinvested in the Business.........................   F-4
Statements of Consolidated Cash Flows..................................................   F-5
Notes to Consolidated Financial Statements.............................................   F-6
Financial Statement Schedule
Valuation and Qualifying Accounts......................................................  F-12

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Roadway Services, Inc.

     We have audited the accompanying consolidated balance sheets of Roadway Express, Inc. ("REX") and subsidiaries as of December 31, 1994 and 1993, and the related statements of consolidated income, earnings reinvested in the business, and cash flows for each of the three years in the period ended December 31, 1994. Our audits also included the financial statement schedule listed in the accompanying index to financial statements and schedule. These financial statements and schedule are the responsibility of REX's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roadway Express, Inc. and subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Notes D and E to the consolidated financial statements, in 1993 REX changed its methods of accounting for income taxes and postretirement benefits other than pensions.

                                                               Ernst & Young LLP

Akron, Ohio
September 29, 1995

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                     SEPTEMBER 9,           DECEMBER 31,
                                                         1995         -------------------------
                                                     (UNAUDITED)         1994           1993
                                                     ------------     ----------     ----------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.......................    $   22,006      $   24,028     $   17,086
  Accounts receivable, net of allowance for
     uncollectible accounts (1994--$4,400,000,
     1993--$5,230,000)............................       236,156         229,488        201,374
  Prepaid expenses and supplies...................        14,316          12,702         15,563
  Deferred income taxes--Note D...................         4,670           5,456          1,061
                                                     ------------     ----------     ----------
Total current assets..............................       277,148         271,674        235,084
Carrier operating property--at cost:
  Land............................................        81,542          78,895         77,780
  Structures......................................       356,824         354,960        340,199
  Revenue equipment...............................       823,930         832,184        821,515
  Other operating equipment.......................       173,260         173,997        222,231
                                                     ------------     ----------     ----------
                                                       1,435,556       1,440,036      1,461,725
  Less allowances for depreciation................       995,325         965,870        956,407
                                                     ------------     ----------     ----------
Total carrier operating property..................       440,231         474,166        505,318
Deferred income taxes--Note D.....................         2,720              --             --
                                                     ------------     ----------     ----------
Total assets......................................    $  720,099      $  745,840     $  740,402
                                                     =============    ==========     ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable--Note C........................    $  110,667      $  118,525     $  112,196
  Salaries and wages..............................       111,334         133,976        114,248
  Short-term borrowings from affiliate--Note B....        29,000          10,000             --
  Freight and casualty claims payable within one
     year.........................................        71,087          67,113         62,576
  Due to affiliates--Note B.......................            --              --          9,612
                                                     ------------     ----------     ----------
Total current liabilities.........................       322,088         329,614        298,632
Long-term liabilities:
  Casualty claims payable after one year..........        90,454          87,028         74,215
  Future equipment repairs........................        28,373          25,546         22,433
  Retiree medical--Note E.........................        43,930          40,780         37,732
  Deferred income taxes--Note D...................            --           6,922          6,969
                                                     ------------     ----------     ----------
Total long-term liabilities.......................       162,757         160,276        141,349
Shareholder's equity:
  Common stock-without par value:
     Authorized and issued 1,000 shares...........        39,898          39,898         39,898
  Additional capital..............................         3,408           3,408          3,408
  Earnings reinvested in the business.............       191,948         212,644        257,115
                                                     ------------     ----------     ----------
Total shareholder's equity........................       235,254         255,950        300,421
                                                     ------------     ----------     ----------
Total liabilities and shareholder's equity........    $  720,099      $  745,840     $  740,402
                                                     =============    ==========     ==========

See notes to consolidated financial statements.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                       STATEMENTS OF CONSOLIDATED INCOME

                               THIRTY-SIX WEEKS ENDED
                            ----------------------------
                            SEPTEMBER 9,   SEPTEMBER 10,          YEAR ENDED DECEMBER 31,
                                1995           1994        --------------------------------------
                            (UNAUDITED)     (UNAUDITED)       1994          1993          1992
                            ------------   -------------   ----------    ----------    ----------
                                                   (DOLLARS IN THOUSANDS)
Revenue.....................  $1,569,991    $ 1,443,002    $2,171,117    $2,323,696    $2,185,703
Operating expenses:
  Salaries, wages and
     benefits...............   1,067,515      1,024,289     1,512,235     1,559,462     1,434,714
  Operating supplies and
     expenses...............     272,095        272,466       388,268       384,079       373,549
  Purchased
     transportation.........     102,965         59,443       105,486        82,693        67,367
  Operating taxes and
     licenses...............      52,565         52,062        74,031        78,769        72,936
  Insurance and claims......      39,978         30,888        46,913        50,306        42,713
  Provision for
     depreciation...........      50,470         53,450        75,750        96,126        95,688
  Net (gain) loss on sale of
     carrier operating
     property...............        (550)        (1,363)       (2,628)         (552)          286
                            ------------   -------------   ----------    ----------    ----------
Total operating expenses....   1,585,038      1,491,235     2,200,055     2,250,883     2,087,253
                            ------------   -------------   ----------    ----------    ----------
Operating income (loss).....     (15,047)       (48,233)      (28,938)       72,813        98,450
Other (expense) income:
  Interest expense..........      (2,615)        (2,306)       (3,218)       (1,137)         (585)
  Other, net................        (139)         1,328         1,443         1,033         2,384
                            ------------   -------------   ----------    ----------    ----------
                                 (2,754)           (978)       (1,775)         (104)        1,799
                            ------------   -------------   ----------    ----------    ----------
Income (loss) before income
  taxes and cumulative
  effect of accounting
  changes...................     (17,801)       (49,211)      (30,713)       72,709       100,249
Provision (benefit) for
  income taxes..............      (4,605)       (22,209)       (9,268)       31,890        39,337
                            ------------   -------------   ----------    ----------    ----------
Income (loss) before
  cumulative effect of
  accounting changes........     (13,196)       (27,002)      (21,445)       40,819        60,912
Cumulative effect of
  accounting changes--Notes
  D and E...................          --             --            --       (14,691)           --
                            =============  ==============  ==========    ==========    ==========
Net income (loss)...........  $  (13,196)   $   (27,002)   $  (21,445)   $   26,128    $   60,912
                            =============  ==============  ==========    ==========    ==========

                      STATEMENTS OF CONSOLIDATED EARNINGS

                           REINVESTED IN THE BUSINESS

                                            THIRTY-SIX
                                           WEEKS ENDED
                                           SEPTEMBER 9,            YEAR ENDED DECEMBER 31
                                               1995        --------------------------------------
                                           (UNAUDITED)        1994          1993          1992
                                           ------------    ----------    ----------    ----------
                                                           (DOLLARS IN THOUSANDS)
Balance at beginning of year.............   $  212,644     $  257,115    $  257,987    $  255,075
Net (loss) income for the period.........      (13,196)       (21,445)       26,128        60,912
                                           ------------    ----------    ----------    ----------
                                               199,448        235,670       284,115       315,987
Less dividends declared..................       (7,500)       (23,026)      (27,000)      (58,000)
                                           ------------    ----------    ----------    ----------
Balance at end of period.................   $  191,948     $  212,644    $  257,115    $  257,987
                                           =============   ==========    ==========    ==========

See notes to consolidated financial statements.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                               THIRTY-SIX WEEKS ENDED
                            ----------------------------
                            SEPTEMBER 9,   SEPTEMBER 10,          YEAR ENDED DECEMBER 31,
                                1995           1994        --------------------------------------
                            (UNAUDITED)     (UNAUDITED)       1994          1993          1992
                            ------------   -------------   ----------    ----------    ----------
                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING
 ACTIVITIES
Net income (loss)...........  $  (13,196)   $   (27,002)   $  (21,445)   $   26,128    $   60,912
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
  Cumulative effect of
   accounting changes.......          --             --            --        14,691            --
  Depreciation..............      50,440         53,616        76,893        96,220        95,723
  (Gain) loss on sale of
   carrier operating
   property.................        (550)        (1,363)       (2,628)         (552)          286
  Changes in assets and
   liabilities:
     Accounts receivable....     (13,879)       (30,730)      (28,114)      (36,067)      (19,503)
     Other current assets...        (798)        (1,382)       (2,945)        5,919         2,450
     Accounts payable and
      accrued items.........     (19,316)        30,091        22,872        14,975          (470)
     Long-term
      liabilities...........        (238)         9,998        17,060        16,778           577
                            ------------   -------------   ----------    ----------    ----------
Net cash provided by
 operating activities.......       2,463         33,228        61,693       138,092       139,975
CASH FLOWS FROM INVESTING
 ACTIVITIES
Purchases of carrier
 operating property.........     (19,303)       (17,815)      (60,556)     (131,957)      (93,482)
Sales of carrier operating
 property...................       3,318          4,088         7,805         3,148         4,020
                            ------------   -------------   ----------    ----------    ----------
Net cash used in investing
 activities.................     (15,985)       (13,727)      (52,751)     (128,809)      (89,462)
CASH FLOWS FROM FINANCING
 ACTIVITIES
Dividends paid..............      (7,500)            --       (12,000)      (27,000)      (58,000)
Net borrowings from
 affiliate..................      19,000             --        10,000            --            --
                            ------------   -------------   ----------    ----------    ----------
Net cash provided by (used)
 in financing activities....      11,500             --        (2,000)      (27,000)      (58,000)
                            ------------   -------------   ----------    ----------    ----------
Net (decrease) increase in
 cash and cash
 equivalents................      (2,022)        19,501         6,942       (17,717)       (7,487)
Cash and cash equivalents at
 beginning of period........      24,028         17,086        17,086        34,803        42,290
                            ------------   -------------   ----------    ----------    ----------
Cash and cash equivalents at
 end of period..............  $   22,006    $    36,587    $   24,028    $   17,086    $   34,803
                            =============  ==============  ==========    ==========    ==========


See notes to consolidated financial statements.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

                  INFORMATION AS OF AND FOR THE PERIODS ENDED
             SEPTEMBER 9, 1995 AND SEPTEMBER 10, 1994 IS UNAUDITED

NOTE A -- BASIS OF PRESENTATION AND ACCOUNTING POLICIES

     Basis of Presentation -- Roadway Express, Inc. ("REX") is a wholly-owned subsidiary of Roadway Services, Inc. ("RSI"). The consolidated financial statements of REX and its subsidiaries included herein are presented in connection with a proposed distribution of at least 95% of the common shares of Roadway Express, Inc. to the common shareholders of RSI (the "Distribution").

     The assets, liabilities, revenues and expenses included in the accompanying financial statements are based on historical amounts included in the consolidated financial statements of RSI.

     Principles of Consolidation -- The consolidated financial statements include the accounts and operations of REX and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Operations are exclusively within the transportation industry, primarily serving the national, less-than-truck load ("LTL") market.

     Depreciation -- Depreciation of carrier operating property is computed by the straight-line method based on the useful lives of the assets: structures 15 to 33 years, equipment 3 to 10 years.

     Casualty Claims Payable -- These accruals represent claims for property damage and public liability, and workers' compensation, including estimated amounts for incurred but not reported claims. Expenses resulting from workers' compensation claims are included in salaries, wages and benefits in the accompanying statement of consolidated income.

     Future Equipment Repairs -- This accrual represents the estimated costs of anticipated major future repairs on intercity tractors.

     Revenue -- REX recognizes revenue as earned on the date of freight delivery to consignee. Related expenses are recognized as incurred.

     Cash Equivalents -- REX considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NOTE B -- ALLOCATIONS AND RELATED PARTY TRANSACTIONS

     REX receives various corporate support services from RSI and other affiliated companies including cash management and short-term financing, legal, risk management and data processing. Charges for such services generally are based on actual costs incurred. Management believes amounts charged by RSI and other affiliated companies are reasonable and approximate amounts which would have been incurred had REX operated on a stand-alone basis. Charges from affiliated companies, (principally corporate support services) amounted to $13,395,000 in 1994, $14,744,000 in 1993 and $16,036,000 in 1992. Such
allocations amounted to $7,332,000 and $9,428,000 for the thirty-six weeks ended September 9, 1995 and September 10, 1994, respectively.

     During 1994, REX entered into a short-term borrowing arrangement through a line-of-credit agreement with RSI. The agreement allows borrowings up to $50,000,000. To date, the maximum amount outstanding under this agreement has been $44,000,000. Interest is payable each accounting period and is determined based on the prime lending rate of a commercial lending institution less 1%. Interest expense under the agreement was $22,000 in 1994 and $1,465,000 for the thirty-six weeks ended September 9, 1995. Interest payments to RSI were $7,309,000 for the thirty six-weeks ended September

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

NOTE B -- ALLOCATIONS AND RELATED PARTY TRANSACTIONS -- CONTINUED
9, 1995, $420,000 in 1994, $737,000 in 1993 and $585,000 in 1992. Interest paid included amounts to settle tax examinations.

     Effective January 1, 1994, REX transferred most of the assets and certain employees of its data processing subsidiary to RSI in the form of a dividend. The net book value of the assets transferred was $11,026,000. REX incurred charges of approximately $28,000,000 in 1994, $19,790,000 for the thirty-six weeks ended September 9, 1995 and $19,063,000 for the thirty-six weeks ended September 10, 1994 for the data processing services provided by this affiliated company. These charges, which are included in operating supplies and expenses, approximated the costs incurred when REX owned the data processing affiliate.

NOTE C -- ACCOUNTS PAYABLE

     Items classified as accounts payable consist of the following:

                                                       1995
                                                    (UNAUDITED)        1994            1993
                                                    -----------     -----------     -----------
                                                              (DOLLARS IN THOUSANDS)
     Trade and other payables....................    $  36,639       $   46,833      $   47,463
     Drafts outstanding..........................       22,052           25,437          21,478
     Taxes, other than income....................       25,761           25,255          23,108
     Union health, welfare and pension...........       26,215           21,000          20,147
                                                    -----------     -----------     -----------
     Total accounts payable......................    $ 110,667       $  118,525      $  112,196
                                                    ============      =========       =========

NOTE D -- INCOME TAXES

     The domestic operations of REX are included in the consolidated Federal income tax return of RSI. The provision for income taxes reflects an allocation of Federal income taxes computed on a separate return basis.

     Effective January 1, 1993, REX adopted the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." The cumulative effect of adopting SFAS 109 resulted in an increase in 1993 earnings of $5,732,000.

     In accordance with SFAS 109, REX uses the liability method of accounting for income taxes. Deferred income taxes are provided for temporary differences between financial statement and income tax reporting, using tax rates scheduled to be in effect at the time the items giving rise to the deferred taxes reverse.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

NOTE D -- INCOME TAXES -- CONTINUED
     Significant components of REX's deferred tax liabilities and assets are as follows:

                                                                            1994          1993
                                                                          --------      --------
                                                                          (DOLLARS IN THOUSANDS)
     Deferred tax liabilities:
       Depreciation....................................................   $ 66,729      $ 59,378
       Pensions........................................................     17,745        19,371
                                                                          --------      --------
     Total deferred tax liabilities....................................     84,474        78,749
     Deferred tax assets:
       Freight and casualty claims.....................................     51,981        44,472
       Retiree medical.................................................     15,904        14,716
       Other...........................................................     15,123        13,653
                                                                          --------      --------
     Total deferred tax assets.........................................     83,008        72,841
                                                                          --------      --------
     Net deferred tax liabilities......................................   $  1,466      $  5,908
                                                                          ========      ========

     Income (loss) before income taxes and the cumulative effect of accounting changes consists of the following:

                                            1995
                                         (UNAUDITED)        1994            1993            1992
                                         -----------     -----------     -----------     -----------
     Domestic.........................    $ (24,793)      $  (40,968)     $   63,278      $   95,339
     Foreign..........................        6,992           10,255           9,431           4,910
                                         -----------     -----------     -----------     -----------
                                          $ (17,801)      $  (30,713)     $   72,709      $  100,249
                                         ============      =========       =========       =========

     The provision (benefit) for income taxes consists of the following:

                                                             1994         1993         1992
                                                           --------     --------     --------
                                                                 (DOLLARS IN THOUSANDS)
     Taxes currently payable:
       Federal..........................................   $ (4,974)    $ 26,904     $ 35,382
       State and local..................................     (1,745)       6,082        7,212
       Foreign..........................................      4,705        4,181        2,706
                                                           --------     --------     --------
                                                             (2,014)      37,167       45,300
     Deferred taxes (credits):
       Federal..........................................     (6,312)      (4,737)      (5,257)
       State and local..................................       (721)        (541)        (618)
       Foreign..........................................       (221)           1          (88)
                                                           --------     --------     --------
                                                             (7,254)      (5,277)      (5,963)
                                                           --------     --------     --------
     Provision (benefit) for income taxes...............   $ (9,268)    $ 31,890     $ 39,337
                                                           ========     ========     ========

     Income tax payments amounted to $1,268,000 in 1994, $36,052,000 in 1993 and $32,026,000 in 1992 including payments of $27,552,000 and $27,171,000 during
1993 and 1992, respectively, made to RSI for REX's allocated share of federal and certain state income taxes.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

NOTE D -- INCOME TAXES -- CONTINUED
     Deferred income taxes (benefits) include the following:

                                                             1994         1993         1992
                                                           --------     --------     --------
                                                                 (DOLLARS IN THOUSANDS)
     Depreciation.......................................   $  5,115     $    (13)    $ (3,549)
     Freight and casualty claims........................     (7,509)      (6,294)        (721)
     Pensions...........................................     (1,627)       2,100           --
     Retiree medical....................................     (1,755)      (2,199)          --
     Other, net.........................................     (1,478)       1,129       (1,693)
                                                           --------     --------     --------
                                                           $ (7,254)    $ (5,277)    $ (5,963)
                                                           ========     ========     ========

     The effective tax rate (benefit) differs from the federal statutory rate as set forth in the following reconciliation:

                                                             1994         1993         1992
                                                            -------      -------      -------
     Federal statutory tax rate..........................     (35.0%)       35.0%        34.0%
     State income taxes, net of Federal tax benefit......      (5.2)         5.0          4.3
     Non-deductible operating costs......................       7.6          1.7          1.2
     Impact of foreign operations........................       2.3          1.2           .8
     Other, net..........................................        .1          1.0         (1.1)
                                                            -------      -------      -------
                                                              (30.2%)       43.9%        39.2%
                                                             ======       ======       ======

NOTE E -- EMPLOYEE BENEFIT PLANS

     REX charged to operations $94,245,000 in 1994, $97,682,000 in 1993 and
$90,229,000 in 1992 for contributions to multi-employer pension plans for employees subject to labor contracts. REX also charged to operations $112,947,000 in 1994, $114,167,000 in 1993 and $102,127,000 in 1992 for
contributions to multi-employer plans that provide health and welfare benefits to employees and retirees who are or were subject to labor contracts. These amounts were determined in accordance with provisions of industry labor contracts.

     REX participates in RSI sponsored defined benefit pension plans covering employees not subject to labor contracts. The benefits are based on, among other things, years of service and average compensation during employment with REX. Pension expense for these plans was allocated to REX based on amounts that would approximate net pension cost on a stand-alone basis. Allocated pension expense was $13,000,000 in 1994 and 1993 and $1,200,000 in 1992. The increase in pension cost subsequent to 1992 reflects a plan amendment that significantly increased benefits to participants effective January 1, 1993.

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

NOTE E -- EMPLOYEE BENEFIT PLANS -- CONTINUED
     The following table sets forth the RSI plans' (including REX) funded status and related accrued pension cost.

                                                                      1994          1993
                                                                    ---------     ---------
                                                                    (DOLLARS IN THOUSANDS)
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation, including vested benefits
          of $275,611 in 1994 and $264,908 in 1993...............   $ 313,130     $ 302,638
                                                                    =========     =========
       Projected benefit obligation for service rendered to
          date...................................................   $ 384,016     $ 380,034
     Plan assets at fair value, primarily listed stocks, bonds
       and U. S. government securities...........................     391,319       364,792
                                                                    ---------     ---------
     Plan assets greater (less) than projected benefit
       obligation................................................       7,303       (15,242)
     Unrecognized net gain.......................................     (35,010)      (25,812)
     Unrecognized prior service cost.............................      75,959        81,216
     Unrecognized net asset at transition........................     (39,209)      (42,009)
                                                                    ---------     ---------
     Prepaid (accrued) pension cost..............................   $   9,043     $  (1,847)
                                                                    =========     =========

     The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7% and 4% in 1994, and 6.5% and 4% in 1993. The expected long-term rate of return on assets was 7.75%. If the assumed discount rate had remained unchanged during 1994, RSI's projected benefit obligation would have been $36 million higher.

     REX also participates in an RSI sponsored plan that provides health care benefits to certain retirees who were not subject to labor contracts. RSI's policy is to allocate all costs associated with this plan on a stand-alone basis. During 1993, eligible new retirees began contributing to the cost of these benefits. Prior to 1993, the cost of these benefits was recognized when incurred. Effective January 1, 1993, REX adopted the provisions of SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Under SFAS 106, the costs of these benefits is recognized during eligible employment. REX recorded the entire transition obligation of $32,491,000 ($20,423,000 after tax) as a cumulative effect of an accounting change against 1993 earnings.

     The following table sets forth the amounts recognized in the balance sheet for REX's allocated portion of the plan's obligation:

                                                                     1994           1993
                                                                   ---------      ---------
                                                                    (DOLLARS IN THOUSANDS)
     Accumulated postretirement benefit obligation:
       Retirees.................................................   $  (4,746)     $  (4,843)
       Fully eligible active plan participants..................      (3,796)        (4,392)
       Other active plan participants...........................     (30,089)       (35,148)
                                                                   ---------      ---------
                                                                     (38,631)       (44,383)
     Unrecognized net (gain) loss...............................      (2,149)         6,651
                                                                   ---------      ---------
     Accrued postretirement benefit cost........................   $ (40,780)     $ (37,732)
                                                                   =========      =========

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

NOTE E -- EMPLOYEE BENEFIT PLANS -- CONTINUED
     Net periodic postretirement benefit cost includes the following components:

                                                                     1994           1993
                                                                   ---------      ---------
                                                                    (DOLLARS IN THOUSANDS)
     Service cost of benefits earned during the year............   $   2,496      $   2,674
     Interest cost on accumulated postretirement benefit
       obligation...............................................       2,574          2,785
     Net amortization and deferral..............................          --             75
                                                                   ---------      ---------
     Net postretirement benefit cost............................   $   5,070      $   5,534
                                                                   =========      =========

     Postretirement benefit payments amounted to $1,086,000 in 1994, $940,000 in 1993 and $797,000 in 1992.

     At December 31, 1994, the assumed health care cost trend rate is 12% for 1995 and is assumed to decrease gradually to 6.25% by 2006 and remain at that level thereafter. At December 31, 1993, the assumed rate was 12.75% for 1994, decreasing gradually to 6.25% by 2006. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 and 1993 by $6.5 million and $7.5 million, respectively, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1994 by $1 million.

     The weighted-average discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation was 7% and 6.5% at December 31, 1994 and 1993, respectively.

     REX contributed $10,472,000 in 1994, $14,779,000 in 1993 and $18,207,000 in
1992 to various employee defined contribution plans sponsored by RSI which invest primarily in RSI common stock. These plans generally cover employees not subject to labor contracts. Annual contributions are related to profitability and employees' salaries and wages.

NOTE F -- OPERATING LEASES

     REX leases certain terminals under noncancellable operating leases requiring minimum future rentals aggregating $32,500,000 payable as follows:
1995-$6,500,000, 1996-$6,300,000, 1997-$4,300,000, 1998-$2,800,000,
1999-$2,400,000 and thereafter $10,200,000. Rental expense for operating leases was $5,500,000, $6,200,000 and $5,400,000 for 1994, 1993 and 1992, respectively.

NOTE G -- CONTINGENCIES AND COMMITMENTS

     Various legal proceedings arising from the normal conduct of business are pending but, in the opinion of management, the ultimate disposition of these matters is not expected to have a material effect on the results of operations or financial condition of REX.

                       VALUATION AND QUALIFYING ACCOUNTS

                     ROADWAY EXPRESS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                             (DOLLARS IN THOUSANDS)

------------------------------------------------------------------------------------------------
             COL. A                COL. B             COL. C              COL. D       COL. E
------------------------------------------------------------------------------------------------
                                                     ADDITIONS
                                             -------------------------
                                                              (2)
                                                 (1)       CHARGED TO
                                  BALANCE     CHARGED TO     OTHER                    BALANCE
                                AT BEGINNING     COST      ACCOUNTS-   DEDUCTIONS-     AT END
          DESCRIPTION            OF PERIOD   AND EXPENSES   DESCRIBE     DESCRIBE    OF PERIOD
------------------------------------------------------------------------------------------------
                                                                           (A)
1994
     Allowance for uncollectible
       accounts                    $5,230       $5,845                    $6,675       $4,400
1993
     Allowance for uncollectible
       accounts                    $5,740       $5,992                    $6,502       $5,230
1992
     Allowance for uncollectible
       accounts                    $4,300       $7,225                    $5,785       $5,740

(A) Uncollectible accounts written off, net of recoveries.

                                    ANNEX A

                               DISSENTER'S RIGHTS

                          OHIO GENERAL CORPORATION LAW

     SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                         ANNEX B

November 24, 1995

Roadway Services, Inc.
1077 Gorge Boulevard
Akron, Ohio 44309-0088

Attention: Board of Directors

Ladies and Gentlemen:

     You have requested our opinion as to the fairness to the holders of the common stock of Roadway Services, Inc. ("Services" or the "Company") of the proposed distribution of at least 95% of the Roadway Express, Inc. ("Express") common stock currently held by Services ("Express Common Stock") to the holders of Services common stock ("Services Common Stock"), on a pro rata basis, as more fully described in the Services Proxy Statement dated November 24, 1995 (the "Distribution").

     Goldman Sachs, as part of its investment banking business, is continually engaged in the evaluation of businesses and their financial structures in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with the Company and the market for its securities having acted as financial advisor to the Company in connection with the Distribution.

     In arriving at our opinion, we have, among other things: (i) conducted discussions with members of the current senior managements of Services and Express with regard to the operations and prospects of each business; (ii) analyzed certain historical business and financial information related to Services and Express and business line information related thereto provided to us by Services management; (iii) reviewed certain projections for Services and Express and business line information related thereto provided to us by Services and Express management; (iv) reviewed public information relating to Services and its subsidiaries, including the Services Annual Reports on Form 10-K for the five years ended December 31, 1994 and Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 1995; (v) reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to certain of the businesses conducted by Services and Express and (vi) conducted such other studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the historical and forecasted financial and other information regarding Services and Express and their business lines and subsidiaries provided to us, and have not undertaken any independent verification of any such information. We have assumed and have not independently verified the reasonableness of the projections provided by management in connection with our analysis of Services and Express. We have not made any appraisals nor have we been furnished with independent appraisals of any of the assets of Services or Express. At your instruction we have assumed projections will be realized in amounts shown and at times stated. Further, our opinion is based on economic, monetary and market conditions existing on the date of this opinion, and we have not undertaken to reaffirm or revise or supplement this opinion based upon any events occurring after the date hereof.

Roadway Services, Inc.
November 24, 1995
Page Two


     After the completion of the Distribution, Services will own no more than 5% of Express Common Stock. We have assumed with your consent that receipt of the Express Common Stock will be tax-free for Federal income tax purposes to the stockholders of Services and that Services will not recognize income, gain or loss as a result of the Distribution.


     Based upon and subject to the foregoing and in light of the fact that the Distribution will be on a pro rata basis to each of the holders of Services Common Stock, it is our opinion that the Distribution is fair to such holders.


Very truly yours,

Goldman, Sachs & Co.

                                    ANNEX C


             ROADWAY EXPRESS, INC. MANAGEMENT INCENTIVE STOCK PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1996)

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
  1.   Purpose........................................................................    C-2
  2.   Definitions....................................................................    C-2
  3.   Shares Available under the Plan................................................    C-3
  4.   Incentive Shares...............................................................    C-3
  5.   Transferability................................................................    C-4
  6.   Adjustments....................................................................    C-4
  7.   Fractional Shares..............................................................    C-5
  8.   Withholding Taxes..............................................................    C-5
  9.   Participation by Employees of a Less-Than-80-Percent Subsidiary................    C-5
 10.   Certain Terminations of Employment, Hardship and Approved Leaves of Absence....    C-5
 11.   Foreign Employees..............................................................    C-5
 12.   Administration of the Plan.....................................................    C-6
 13.   Amendments and Other Matters...................................................    C-6

     1. PURPOSE. The purpose of this Plan is to attract and retain officers and key employees for Roadway Express, Inc., a Delaware corporation (the "Company"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance. The Company will be spun off from Roadway Services, Inc., an Ohio corporation ("RSI"), on or about January 1, 1996 (the "Spin-off"). Prior to the Spin-off RSI is the sole shareholder of the Company.

     2. DEFINITIONS. As used in this Plan,

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee described in Section 12(a) of this Plan.

          "COMMON SHARES" or "COMMON STOCK" means (i) shares of the common stock of the Company without par value and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

          "COVERED EMPLOYEE" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          "DATE OF GRANT" means the date specified by the Committee on which a grant or sale of Incentive Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

          "EFFECTIVE DATE" means January 1, 1996; provided, however, that the effectiveness of the Plan is conditioned on its approval (i) by an affirmative vote of the holders of the Common Stock of RSI prior to the Spin-off, at a meeting duly held in accordance with Ohio law, or (ii) by an affirmative vote of the holders of Common Stock of the Company after the Spin-off, at a meeting duly held in accordance with Delaware law, in each case in compliance with the provisions of Section 162(m) of the Code and the regulations, if any, thereunder. All grants under the Plan to Covered Employees shall be null and void if the Plan is not approved by such RSI or Company holders in accordance with Section 162(m) of the Code.

          "INCENTIVE SHARES" or "INCENTIVE STOCK" means Common Shares granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 4 hereof has expired.

          "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Company directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

          "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Incentive Shares when so determined. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Covered Employee shall be limited to specified levels of or growth in:

             (i) return on invested capital;
            (ii) earnings per share;
           (iii) return on assets;
            (iv) return on equity;
             (v) shareholder return (including price increases);
            (vi) sales growth; and/or
           (vii) productivity improvement.

          Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

          "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

          "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Company or any Subsidiary or who has agreed to commence serving in any such capacity.

          "PLAN" means the Roadway Express, Inc. Management Incentive Stock Plan effective January 1, 1996.

          "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

          "SUBSIDIARY" means a corporation, partnership, limited liability company, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

     3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 6 of this Plan, the number of Common Shares issued or transferred as Incentive Shares and released from all substantial risks of forfeiture shall not in the aggregate exceed 1,200,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. The maximum number of Common Shares covered by the Plan which may be granted to any Participant for any year shall not exceed seventy-five thousand (75,000).

     4. INCENTIVE SHARES. The Committee may authorize grants or sales to Participants of Incentive Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

     (c) Each grant or sale shall provide that the Incentive Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Incentive Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Incentive Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

     (e) Any grant of Incentive Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Incentive Shares on which restrictions will terminate if performance is at or above a specified minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Incentive Shares will specify that the Committee must certify that the Management Objectives have been satisfied before the restrictions on the Incentive Shares shall terminate.

      (f) Any grant of Incentive Shares may provide that upon the attainment of certain Management Objectives, the Company can issue that number of Common Shares equal to the number of Incentive Shares previously forfeited by the Participant pursuant to the Plan.

     (g) Any grant or sale may require that any or all dividends or other distributions paid on the Incentive Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

     (h) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Incentive Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.

     5. TRANSFERABILITY. (a) No Incentive Shares awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

     (b) Any award made under this Plan may provide that all or any part of the Common Shares that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan, shall be subject to further restrictions upon transfer.

     6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Incentive Shares granted hereunder, (b) the vesting formula applicable to such Incentive Shares, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 6. Notwithstanding any provision set forth in this Section 6, the Committee shall not make any adjustment or substitution with respect to the number of Incentive Shares or kind of shares issued to a Covered Employee if such adjustment or substitution would constitute a "discretionary" grant of compensation within the meaning of section 162(m) of the Code or regulations promulgated thereunder.

     7. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     8. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include mandatory or voluntary relinquishment of a portion of such benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     9. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Company upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Company. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     10. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision in any other Section of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment to enter public service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds any Incentive Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan. Notwithstanding the foregoing, the Committee may not take any action with respect to a Covered Employee's award if such action would constitute a "discretionary" grant of compensation within the meaning of section 162(m) of the Code or regulations promulgated thereunder.

     11. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     12. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Compensation Committee of the Board, as it shall be constituted from time to time. The Committee shall be composed of not less than three members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Incentive Shares and any determination or any exercise of discretion by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     13. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee, but except as expressly authorized by this Plan no such amendment shall increase the maximum number of shares specified in Section 3 of this Plan or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Company. The Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

     (b) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

     (c) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Company shall be null and void if it is subsequently determined that such approval was required in order for Rule 16b-3 to remain applicable to this Plan.

     (d) This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect after May 1, 1991.

                               ROADWAY SERVICES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
P             THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 14, 1995

R           The undersigned hereby appoints R.A. Chenoweth, D.J. Sullivan and D.A. Wilson, or any of them or their substitutes, as Proxies, each
O with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common
X stock of Roadway Services, Inc. held of record by the undersigned at the close of business on November 14, 1995, at the Special Meeting of
Y Shareholders to be held Thursday, December 14, 1995, or any adjournment therof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

             This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all three of the proposals.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                             / SEE REVERSE /
                                                             /    SIDE     /

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

 / X /  PLEASE MARK YOUR               SHARES IN YOUR NAME  REINVESTMENT SHARES   |
        VOTES AS IN THIS                                                          |
        EXAMPLE.                                                                  |______


                                                             FOR       AGAINST     ABSTAIN
1. Approval of the distribution of at least ninety-five      /  /       /  /        /  /
   percent (95%) of the outstanding REX Common Stock on
   the basis of one share of REX Common Stock for each
   two shares of Company Common Stock.

2. Approval of an amendment to the Amended Articles of       /  /       /  /        /  /
   Incorporation with respect to the Company's name
   change.

3. Approval of the adoption by REX of the REX Management     /  /       /  /        /  /
   Incentive Stock Plan.

                                          Confidential
                                              Vote
                                           Requested

                                             /  /


SIGNATURE(S) _______________________________________________      DATE _______________________

SIGNATURE(S) _______________________________________________      DATE _______________________
NOTE: Please sign exactly as name appears hereon. Joint
      owners should each sign. When signing as attorney,
      executor, administrator, trustee or guardian, please
      give full title as such. Please mark, sign, date and
      return the proxy promptly in the enclosed postage
      paid envelope.

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